Exhibit 4(a)

Allstate Life
Insurance Company
A Stock Company

Home Office: 3100 Sanders Road, Northbrook, Illinois  60062-7154
.................................................................................

Flexible Premium Deferred Variable Annuity Contract

This Contract is issued to the Owner in consideration of the initial purchase payment. Allstate Life Insurance Company ("Allstate Life") will pay the benefits of this Contract, subject to its terms and conditions.

Throughout this Contract, "you" and "your" refer to the Owner(s) of this Contract. "We", "us" and "our" refer to Allstate Life Insurance Company.

Contract Summary
This flexible premium deferred variable annuity provides a cash withdrawal benefit, a death benefit, and a settlement value during the Accumulation Phase and periodic income payments beginning on the Payout Start Date during the Payout Phase.

The dollar amount of income payments or other values provided by this Contract, when based on the investment experience of the Variable Account, will vary to reflect the performance of the Variable Account. For amounts in the Market Value Adjusted Fixed Account, the withdrawal benefit, the settlement value, transfers to other Investment Alternatives and any amount applied to an Income Plan may be subject to a Market Value Adjustment which may result in an upward or downward adjustment of the amount distributed.

This Contract does not pay dividends.

The tax status of this Contract as it applies to the Owner should be reviewed each year.

PLEASE READ YOUR CONTRACT CAREFULLY.

This is a legal Contract between the Owner(s) of this Contract and Allstate Life Insurance Company.

Trial Examination Period
Upon written request we will provide you with factual information regarding the benefits and provisions contained in this Contract. If you are not satisfied with this Contract for any reason, you may cancel it by written notification within 20 days after you receive it. We will refund purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation through the date of cancellation, plus any purchase payments allocated to the Fixed Account Options. (Where required by state law, we will refund purchase payments.) If this Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

If you have any questions about your Allstate Life Insurance Company variable annuity, please contact Allstate Life at (800) 390-1277.

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[GRAPHIC OMITTED][GRAPHIC OMITTED]
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Secretary                                  Chairman and Chief Executive Officer

                   Flexible Premium Deferred Variable Annuity


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TABLE OF CONTENTS
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ANNUITY DATA PAGE..............................................................3

THE PERSONS INVOLVED...........................................................5

ACCUMULATION PHASE.............................................................6

PAYOUT PHASE..................................................................16

INCOME PAYMENT TABLES.........................................................20

GENERAL PROVISIONS............................................................22


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ANNUITY DATA PAGE
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Contract Number:.......................................................444444444

Owner:..................................................................John Doe

Annuitant:..............................................................John Doe
         Age at Issue:........................................................35
         Sex:...............................................................Male

Issue Date:..........................................................May 1, 2002

Initial Purchase Payment:.............................................$10,000.00
Tax Qualification:...........................................................IRA

Variable Account:.............Allstate Life Insurance Company Separate Account A


Allocation of Initial Purchase Payment:
                                                           Allocated
                                                           Amount (%)
Variable Sub-account
Fund Manager Sub-account A                                    10%
Fund Manager Sub-account B                                    10%
Fund Manager Sub-account C                                    10%
Fund Manager Sub-account D                                    10%

                                                                                                  Rate
                                                 Allocated             Current Annual          Guaranteed
                                                 Amount (%)            Interest Rate             Through

Dollar Cost Averaging Fixed Account
6  Month Transfer Period Account                     5%                      4.50%               11/01/2002
12 Month Transfer Period Account                     5%                      5.00%               05/01/2003


Standard Fixed Account
1 Year Guarantee Period Account                      10%                     4.50%               05/01/2003


Market Value Adjusted Fixed Account
3 Year Guarantee Period Account                      10%                     4.75%               05/01/2005
5 Year Guarantee Period Account                      10%                     5.25%               05/01/2007
7 Year Guarantee Period Account                      10%                     5.50%               05/01/2009
10 Year Guarantee Period Account                     10%                     5.75%               05/01/2012


Minimum Guaranteed Annual Rate
Dollar Cost Averaging Fixed Account:.......................................3.00%
Standard Fixed Account:....................................................3.00%

Payout Start Date:...................................................May 1, 2066

Charges for the Contract on the Issue Date:

Annualized Charges
Administrative Expense Charge:.............................................0.35%
Mortality and Expense Risk Charges:
        Base Contract:.....................................................1.10%
        Spousal Protection Rider:..........................................0.15%
        Enhanced Beneficiary Protection Rider A:...........................0.30%
        Enhanced Beneficiary Protection Rider B:...........................0.30%
        Earnings Protection Death Benefit Rider:...........................0.35%

Annual Charges
Contract Maintenance Charge...............................................$30.00
                           (Charge may be waived. See your Contract for details)
Retirement Income Guarantee Rider 2 Fee................0.75% of the Income Base*
                                                     *See your rider for details

Additional charges will apply if you add any Contract riders after the Issue Date. Additional charges may apply if you make a transfer or withdrawal. See your Contract for details.


Co - Annuitant                              Age                                Sex
--------------                         ---------------                    --------------
Jane Doe                                    40                                 F

Primary Beneficiary                    Relationship to Owner                Percentage
-------------------                    ---------------------              --------------
Jane Doe                                    Wife                              100%

Contingent Beneficiary                 Relationship to Owner               Percentage
----------------------                 ---------------------              --------------
Susan Doe                                  Daughter                           100%

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THE PERSONS INVOLVED
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OWNER  The person named at the time of application is the Owner of this Contract unless subsequently changed. As Owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else. The Contract cannot be jointly owned by both a non-living person and a living person, unless the Owner(s) took ownership of the Contract as the Beneficiary. If the Owner is a trust, the Owner will be considered a non-living person.

You may exercise all rights stated in this Contract, subject to the rights of any irrevocable Beneficiary.

You may change the Owner or Beneficiary at any time by written notice in a form satisfactory to us. Once we accept a change, the change will take effect as of the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.

You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. We are bound by an assignment only if it is signed by the assignor and filed with us. We are not responsible for the validity of an assignment.

If more than one person is designated as Owner:

- Owner as used in this Contract refers to all people named as Owners, unless otherwise indicated;

-    any request to exercise ownership rights must be signed by all Owners; and

- on the death of any person who is an Owner, the surviving person(s) named as Owner(s) will continue as Owner(s), as described in the Death of Owner provision.


ANNUITANT   The Annuitant is the person named on the Annuity Data Page. The
Annuitant must be a living person. You cannot change the Annuitant at any time.


BENEFICIARY The two classes of Beneficiaries are Primary Beneficiaries and Contingent Beneficiaries. Primary Beneficiaries and Contingent Beneficiaries are individually and collectively referred to herein as "Beneficiaries".

The Primary Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under this Contract upon the death of the sole surviving Owner.

The Contingent Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Contingent Beneficiary is entitled to receive benefits under the Contract upon the death of the sole surviving Owner, when all Primary Beneficiary(ies) predecease the sole surviving Owner.

You may change or add Beneficiaries at any time by written request in a form satisfactory to us, unless you have designated an irrevocable Beneficiary. You may restrict income payments to Beneficiaries by written request in a form satisfactory to us. Once we accept a request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

If no named Beneficiary is living when the sole surviving Owner dies, or if a Beneficiary has not been named, the new Beneficiary will be:

1.       your spouse, or if he or she is no longer living,
         ii. your surviving children equally, or if you have no surviving children,
         iii.     your estate.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation, trust or other non-living person, all Beneficiaries will be considered to be non-living persons.

Unless you have provided directions, in writing in a form satisfactory to us, to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Owner, the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original share of the remaining Beneficiaries.

SURVIVOR CLAUSE
For purposes of this Contract, in determining whether a living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.



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ACCUMULATION PHASE
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ACCUMULATION PHASE DEFINED The "Accumulation Phase" is the first of two phases during your Contract. The Accumulation Phase begins on the Issue Date stated on the Annuity Data Page. This phase will continue until the Payout Start Date unless this Contract is terminated before that date.


CONTRACT YEAR A "Contract Year" is the 365 day period (366 days for a leap year) beginning on the Issue Date and on each anniversary of the Issue Date.


VALUATION DATE AND VALUATION PERIOD A "Valuation Date" is each date Monday through Friday on which the New York Stock Exchange is open for regular trading. A "Valuation Period" is the time interval beginning at the closing of the New York Stock Exchange on a Valuation Date and ending at the closing of the New York Stock Exchange on the following Valuation Date.


PURCHASE PAYMENTS The initial purchase payment is shown on the Annuity Data Page. You may make subsequent purchase payments during the Accumulation Phase. We reserve the right to impose a minimum amount on each subsequent purchase payment. This minimum amount will not exceed $1,000. We also reserve the right to limit cumulative purchase payments to a maximum amount of $1,000,000. We may limit your ability to make subsequent purchase payments in order to comply with the laws of the state where this Contract is delivered.

We will invest the purchase payments in the Investment Alternatives you select. You may allocate any portion of your purchase payment in whole percents from 0% to 100% or in exact dollar amounts to any of the Investment Alternatives. The total allocation of your purchase payment to the Investment Alternatives you select must equal 100%.

The allocation of the initial purchase payment is shown on the Annuity Data Page. Allocation of each subsequent purchase payment will be the same as the allocation for the most recent purchase payment unless you change the allocation. You may change the allocation of subsequent purchase payments at any time, without charge, by notice in a form satisfactory to us. Any change will take effect as of the day we receive the notice.

INITIAL PURCHASE PAYMENT ALLOCATION If the Trial Examination Period provision requires us to refund purchase payments, then during the Trial Examination Period, we reserve the right to invest the purchase payments you allocated to the Variable Account to a money market Variable Sub-account available under this Contract. We will notify you if we do so. At the end of the Trial Examination Period, the amount in the money market Variable Sub-account will be allocated to the Variable Sub-accounts as originally designated by you. This allocation will not be considered a transfer.


INVESTMENT ALTERNATIVES   Investment Alternatives are the Sub-accounts of the
Variable Account and the Fixed Account Options under this Contract.

We reserve the right in our sole discretion to:

-    make additional Investment Alternatives available;

-    modify,   substitute  or  eliminate   any  current  or  future   Investment
     Alternatives we make available; and

- establish and modify the terms and conditions for making purchase payments to, withdrawals from, and transfers to or from any of the Investment Alternatives we make available.

Without limiting the foregoing:

We reserve the right to impose limitations on the Investment Alternatives in which you may invest. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-accounts, and/or the required use of automatic portfolio rebalancing. A current explanation and list of investment limitations is set forth in the prospectus that pertains to your Contract.


VARIABLE ACCOUNT The "Variable Account" for this Contract is shown on the Annuity Data Page. This account is a separate investment account to which we allocate assets contributed under this and certain other contracts. The income, gains and losses, realized or unrealized, from assets allocated to the Variable Account are credited to or charged against the account without regard to our other income, gains or losses.

If we deem it to be in the best interests of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940, as amended, or it may be deregistered under such Act in the event such registration is no longer required.


VARIABLE SUB-ACCOUNTS The Variable Account is divided into Sub-accounts. Each Sub-account represents an investment in the shares of the mutual fund underlying that Sub-account. We may offer additional Sub-accounts of the Variable Account at our discretion. We reserve the right to limit the number of Sub-accounts of the Variable Account that may be invested in at any one time.

We reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions for the shares of the underlying mutual fund of the Sub-accounts of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-account of the Variable Account without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940, as amended.

We reserve the right to establish additional Sub-accounts of the Variable Account, each of which would invest in shares of a mutual fund. You may then instruct us to allocate purchase payments or transfers to such Sub-accounts, subject to any terms set by us or the mutual fund. We reserve the right to limit the availability of Sub-accounts and/or funds for this Contract.

In the event of any such substitution or change, we may by endorsement, make such changes as may be necessary or appropriate to reflect such substitution or change.

FIXED ACCOUNT OPTIONS There are 3 Fixed Account Options under this Contract. The Fixed Account Options are the Dollar Cost Averaging Fixed Account Option, the Standard Fixed Account Option and the Market Value Adjusted Fixed Account Option.


DOLLAR COST AVERAGING FIXED ACCOUNT OPTION The Dollar Cost Averaging Fixed Account is divided into individual Transfer Period Accounts. A new Transfer Period Account is established each time you allocate a purchase payment to the Dollar Cost Averaging Fixed Account and you choose the term length of the new Transfer Period Account. Purchase payments may not be allocated to any existing Transfer Period Account. No amount may be transferred into the Dollar Cost Averaging Fixed Account. Each Transfer Period Account is identified by the date the Transfer Period Account begins and the term length of the Transfer Period Account. Each purchase payment allocated to a Transfer Period Account must be at least $500. We will offer term lengths from which you may select for your Transfer Period Account(s), which may range from three to eighteen months; however, we may modify or eliminate the term lengths we offer at our discretion.

Amounts in a Transfer Period Account will earn interest at the rate declared for the Transfer Period Account at the time it is established. This interest rate will be in effect for the term of the Transfer Period Account. Each purchase payment and all associated interest in a Transfer Period Account must be transferred to the other Investment Alternatives according to your allocation instructions in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the Investment Alternatives available for transfers from any Transfer Period Account. We may offer weekly, quarterly, semi-annual or other installment transfer period alternatives, at our discretion. For each purchase payment, the first transfer from a Transfer Period Account will begin on the first Valuation Date after the payment is received by us. If we do not receive an allocation instruction from you when payment is received by us, the purchase payment and all associated interest will be transferred to the money market Variable Sub-account in equal installments until we have received a different allocation instruction.

At the expiration of a Transfer Period Account, any residual amount will be automatically transferred to the money market Variable Sub-account. If you discontinue the Dollar Cost Averaging Option before the expiration of a Transfer Period Account, the remaining balance will be transferred on the day we receive notification to the money market Variable Sub-account unless you request a different Investment Alternative.


GUARANTEE PERIOD ACCOUNT The Standard Fixed Account and Market Value Adjusted Fixed Account are divided into individual Guarantee Period Accounts. A new Guarantee Period Account is established each time you allocate a purchase payment or transfer to the Standard Fixed Account or Market Value Adjusted Fixed Account. Each Guarantee Period Account is identified by the date the Guarantee Period Account was established and the term length of the Guarantee Period Account. You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer into a Guarantee Period Account must be at least $500. We will offer the following term lengths you may choose from for your Guarantee Period Accounts:

-        one year for the Standard Fixed Account
-        from one to ten years for the Market Value Adjusted Fixed Account

We may add to, modify or eliminate the term lengths we offer at our discretion.

You must choose the term length for a new Guarantee Period Account from the term lengths we offer for the Standard Fixed Account and the Market Value Adjusted Fixed Account at the time you create the new Guarantee Period Account. If you allocate a purchase payment or transfer to the Standard Fixed Account or the Market Value Adjusted Fixed Account, but you do not select a term length for the new Guarantee Period Account, we will allocate the purchase payment or the transfer to a new Guarantee Period Account with the same term length as the Guarantee Period Account of your most recent purchase payment or transfer to the same Fixed Account Option. If we no longer offer that term length, then we will allocate the purchase payment or the transfer to a new Guarantee Period Account with the next shortest term currently offered for that Fixed Account Option. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or the transfer to a new Guarantee Period Account of the shortest term we are offering at that time.

STANDARD FIXED ACCOUNT OPTION The following provisions apply to Guarantee Period Accounts of the Standard Fixed Account Option. Amounts in a Guarantee Period Account will earn interest at the rate declared for the term length at the time it is established. This interest rate will be in effect for one year. On the first anniversary of a Guarantee Period Account, we will declare a renewal interest rate, which will remain in effect for one year. Subsequent renewal dates will be on the anniversaries of the first renewal date.

The total amount of transfers and withdrawals from any individual Guarantee Period Account during a Contract Year cannot exceed 30% of the amount used to establish that Guarantee Period Account. Any portion of the total allowable transfer and withdrawal amount that is not transferred or withdrawn in a Contract Year will not increase the allowable transfer and withdrawal amount for any subsequent Contract Year. This limit will be waived if you elect to withdraw your entire Contract Value.

Prior to the renewal date of each Guarantee Period Account we will mail you a renewal notice outlining the options available to you. During the 30 day period after a renewal date, the 30% limit described above will be waived and you may transfer or withdraw all or a portion of the amount in the renewing Guarantee Period Account. If you make a withdrawal, a Withdrawal Charge and any applicable taxes may apply. If we receive notification of your election to make a transfer or withdrawal from a renewing Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date. If we receive notification of your election to make a transfer or withdrawal from the renewing Guarantee Period Account after the renewal date, but before expiration of the 30 day period, (i) the transfer or withdrawal will be deemed to have occurred on the day we receive such notice, and (ii) the amount transferred or withdrawn will earn interest for the period beginning on the renewal date and ending on the day we receive notification of your election at the renewal interest rate declared. Any remaining balance not withdrawn or transferred from the renewing Guarantee Period Account will continue to earn interest until the next renewal date at the renewal interest rate declared. If we do not receive notification from you within the 30 day period, you will be deemed to have elected to renew the Guarantee Period Account and the amount in the renewing Guarantee Period Account will continue to earn interest at the renewal interest rate declared until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account.


MARKET VALUE ADJUSTED FIXED ACCOUNT OPTION The following provisions apply to Guarantee Period Accounts of the Market Value Adjusted Fixed Account Option. Amounts in a Guarantee Period Account will earn interest at the rate declared for the term length at the time it is established. This interest rate will be in effect for the term of the Guarantee Period Account. Upon the expiration of the term of the Guarantee Period Account, unless you specify otherwise, we will transfer the amount in the expiring Guarantee Period Account to establish a new Guarantee Period Account with the same term length and at an interest rate declared by us. The new Guarantee Period Account will be established as of the day immediately following the expiration date of the expiring Guarantee Period Account ("New Account Start Date").

Prior to the expiration of each Guarantee Period Account, we will mail you a notice outlining the options available to you. During the 30 day period after the expiration of a Guarantee Period Account, you may transfer or withdraw all or a portion of the amount in the expiring Guarantee Period Account without a Market Value Adjustment. If you make a withdrawal, a Withdrawal Charge and any applicable taxes may apply. If we receive notification of your election to make a transfer or withdrawal from an expiring Guarantee Period Account on or before the New Account Start Date, the transfer or withdrawal will be deemed to have occurred on the New Account Start Date. If we receive notification of your election to make a transfer or withdrawal from an expiring Guarantee Period Account after the New Account Start Date, but before expiration of the 30 day period, (i) the transfer or withdrawal will be deemed to have occurred on the day we receive such notice; and (ii) the amount transferred or withdrawn will earn interest for the period beginning on the New Account Start Date and ending on the day we receive notification of your election. Any remaining balance not withdrawn or transferred will earn interest for the term of the new Guarantee Period Account, at the interest rate declared for such Account. If we do not receive notification from you within the 30 day period, you will be deemed to have elected to transfer the amount in the expiring Guarantee Period Account to establish a new Guarantee Period Account with the same term length, and the amount in the new Guarantee Period Account will continue to earn interest at the interest rate declared for the new Guarantee Period Account, and will be subject to all restrictions of the Market Value Adjusted Fixed Account. If we no longer offer the term length of the expiring Guarantee Period Account, the term length of the new Guarantee Period Account will be the next shortest term length we offer for the Market Value Adjusted Fixed Account at that time, and the interest rate will be the rate declared by us at that time for such term.

MARKET VALUE ADJUSTMENT A Market Value Adjustment will apply to any withdrawal or transfer from a Guarantee Period Account of the Market Value Adjusted Fixed Account other than during the 30 day period after such Guarantee Period Account expires. A Market Value Adjustment also may apply to amounts in the Market Value Adjusted Fixed Account if we pay Death Proceeds or if the Payout Start Date begins on a day other than during the 30 day period after such Guarantee Period Account expires.

A Market Value Adjustment is an increase or decrease in the amount reflecting changes in the level of interest rates since the Guarantee Period Account was established. As used in the formula below, "Treasury Rate" means the U. S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15. If such yields cease to be available in Federal Reserve Bulletin Release H.15, then we will use an alternate source for such information in our discretion. The Market Value Adjustment is determined using the following adjustment factor:

                            .9 x {I - (J + .0025)} x N
where:

         I      = the Treasury Rate for a maturity equal to the term length of the Guarantee Period Account for the week preceding the establishment of the Guarantee Period Account;

         J      = the Treasury Rate for the same maturity as I, as of the week preceding the date amounts are transferred or withdrawn from the Guarantee Period Account, the date we determine the Death Proceeds, or the Payout Start Date, as the case may be ("Market Value Adjustment Date"); and

         N      = the number of whole and partial years remaining in the term of the Guarantee Period Account, measured from the Market Value Adjustment Date to the expiration of the Guarantee Period Account.

The amount subject to a Market Value Adjustment is multiplied by the adjustment factor to determine the amount of the Market Value Adjustment.


CREDITING INTEREST We credit interest daily to money allocated to the Fixed Account Options at interest rates which compound over one year to the interest rates we declared when the money was allocated. We will credit interest to the initial purchase payment from the Issue Date. We will credit interest to subsequent purchase payments from the day we receive them. We will credit interest to amounts transferred from the day the transfer is made. The annualized interest rate for the Dollar Cost Averaging Fixed Account and the Standard Fixed Account will never be less than 3%.


TRANSFERS Prior to the Payout Start Date, you may transfer amounts among the Investment Alternatives. You may make 12 transfers per Contract Year without charge. Each transfer after the 12th in any Contract Year may be assessed a transfer fee of up to 2.0% of the amount transferred. Any transfers made from the Dollar Cost Averaging Fixed Account do not count as one of the free transfers allowed each Contract Year; and are not assessed a transfer fee. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee.

Transfers to and from the Fixed Account Options are subject to the restrictions described in the Dollar Cost Averaging Fixed Account Option, Standard Fixed Account Option or Market Value Adjusted Fixed Account Option provisions of this Contract.

We reserve the right to limit the number of transfers among the Variable Sub-accounts in any Contract Year or to refuse any transfer request submitted by or on behalf of an Owner or certain Owners if, in our sole discretion:

- We believe that excessive trading by such Owner or Owners or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the underlying mutual funds or would be to the disadvantage of other contract owners; or

- We are informed by one or more of the underlying mutual funds that the purchase of shares is to be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on share prices of affected underlying mutual funds.

Such restrictions may be applied in any manner which is reasonably designed to prevent any use of the transfer right which is considered by us in our sole discretion to be to the disadvantage of the other contract owners.

We reserve the right to assess short-term trading fees in connection with transfers from Variable Sub-accounts that occur within a certain number of days following the date of allocation to the Variable Sub-accounts. Such fees may vary by Sub-account, but will only apply to those Sub-accounts corresponding to underlying mutual funds that assess such fees.

We reserve the right to waive the transfer fees and restrictions contained in this Contract.


CONTRACT VALUE Your "Contract Value" is equal to the sum of:

- the number of Accumulation Units you hold in each Sub-account of the Variable Account multiplied by the Accumulation Unit Value for that Sub-account on the most recent Valuation Date; plus

-        the total value you have in the Fixed Account Options.


ACCUMULATION UNITS AND ACCUMULATION UNIT VALUE Amounts you allocate to a Sub-account of the Variable Account are used to purchase Accumulation Units in that Sub-account. The number of Accumulation Units purchased on a given Valuation Date will depend on the Accumulation Unit Value of the Sub-account on that Valuation date. Accumulation Unit Values at the end of any subsequent Valuation Periods are calculated by multiplying the Accumulation Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor for the Valuation Period. The Accumulation Unit Values may increase or decrease.

Accumulation Unit Values for each Sub-account of the Variable Account are determined only on Valuation Dates. The Accumulation Unit Value for each Sub-account will vary with the price per share of the underlying mutual fund of the Sub-account, and in accordance with the Mortality and Expense Risk Charge, Administrative Expense Charge and any applicable taxes.

Additions or transfers to a Sub-account of the Variable Account will increase the number of Accumulation Units for that Sub-account. Withdrawals or transfers from a Sub-account of the Variable Account, Contract Maintenance Charges and any applicable annual fees will decrease the number of Accumulation Units for that Sub-account.


NET INVESTMENT FACTOR For each Variable Sub-account, the "Net Investment Factor" for a Valuation Period is equal to:

-        The sum of:

         - the net asset value per share of the underlying mutual fund of the Sub-account determined at the end of the current Valuation Period; plus

         - the per share amount of any dividend or capital gain distributions made by the underlying mutual fund of the Sub-account during the current Valuation Period.

- Divided by the net asset value per share of the underlying mutual fund of the Sub-account determined as of the end of the immediately preceding Valuation Period.

- The result is reduced by the Mortality and Expense Risk Charge and the Administrative Expense Charge corresponding to the portion of the 365 day year (366 days for a leap year) that is in the current Valuation Period.

The Net Investment Factor may be greater than, less than or equal to one; therefore, the value of an Accumulation Unit may increase, decrease, or remain the same.


CHARGES The charges for this Contract include Administrative Expense Charges, Mortality and Expense Risk Charges, Contract Maintenance Charges, transfer fees, and any applicable annual fees or taxes. If withdrawals are made, the Contract may also be subject to Withdrawal Charges.


ADMINISTRATIVE EXPENSE CHARGE Your actual Administrative Expense Charge is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value provision and the Net Investment Factor provision for a description of how this charge is applied.)


MORTALITY AND EXPENSE RISK CHARGE Your actual Mortality and Expense Risk Charges for the Contract as issued is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value provision and the Net Investment Factor provision for a description of how this charge is applied.)

Our actual mortality and expense experience will not adversely affect the dollar amount of variable benefits or other contractual payments or values under this Contract.


CONTRACT MAINTENANCE CHARGE On or prior to the Payout Start Date, a Contract Maintenance Charge will be deducted from your Contract Value on each Contract anniversary. The annual charge will be $30 per Contract Year. The Contract Maintenance Charge will be waived (i) for the remaining term of the Contract after the total amount of purchase payments you have made to this Contract reaches $50,000 or more; or (ii) for a Contract anniversary, if on that date your entire Contract Value is allocated to the Fixed Account Options. The charge is deducted only from the Sub-accounts of the Variable Account. The Contract Maintenance Charge will be deducted from the money market Variable Sub-account first; if the money market Variable Sub-account has insufficient funds to cover the Contract Maintenance Charge, the balance will be deducted on a pro-rata basis from each of the other Sub-accounts of the Variable Account in the proportion that your value in each Sub-account bears to your total value in all Sub-accounts of the Variable Account, excluding the money market Variable Sub-account. If the Contract is terminated on any date other than on the Contract anniversary, the full Contract Maintenance Charge will be deducted for the partial Contract Year.

After the Payout Start Date the Contract Maintenance Charge will be deducted in equal parts from each income payment. The Contract Maintenance Charge will be waived if the total amount of purchase payments you have made to this Contract on or prior to the Payout Start Date reaches $50,000 or more, or if, after the Payout Start Date, all income payments are Fixed Amount Income Payments.


TAXES Any premium tax relating to this Contract may be deducted from purchase payments or the Contract Value when the tax is incurred or at a later time.


WITHDRAWAL You have the right, subject to the restrictions and charges described in this Contract, to withdraw part or all of your Contract Value at any time during the Accumulation Phase. A withdrawal must be at least $50. If any withdrawal reduces the Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value. If you withdraw the entire Contract Value, the Contract will terminate.

You must specify the Investment Alternative(s) from which you wish to make a withdrawal. When you make a withdrawal, your Contract Value will be reduced by a withdrawal amount equal to the amount paid to you and any applicable Withdrawal Charge, Market Value Adjustment, Contract Maintenance Charge and taxes.

Withdrawals from the Standard Fixed Account are subject to the restrictions described in the Standard Fixed Account Option provision.

Any Withdrawal Charge will be waived on withdrawals taken to satisfy IRS minimum distribution rules; however the amount of the withdrawal will reduce the Free Withdrawal Amount, as described in the provision below, available in a Contract Year. Withdrawals taken from any Guarantee Period Account of the Standard Fixed Account to satisfy IRS minimum distribution rules will count towards the 30% limit for transfers and withdrawals, as described in the Standard Fixed Account Option provision. This waiver is permitted only for withdrawals that satisfy required distributions resulting solely from this Contract.


FREE WITHDRAWAL AMOUNT The Free Withdrawal Amount available in a Contract Year is equal to 15% of the purchase payments that are subject to a Withdrawal Charge as of the beginning of the Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. Purchase payments that are no longer subject to a Withdrawal Charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a Withdrawal Charge, if withdrawn.

During each Contract Year you may withdraw the Free Withdrawal Amount without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment and any applicable taxes. If you do not withdraw the entire Free Withdrawal Amount during a Contract Year, any remainder is not carried forward to increase the Free Withdrawal Amount in a subsequent Contract Year. The Free Withdrawal Amount is only available during the Accumulation Phase of the Contract.


WITHDRAWAL CHARGE A Withdrawal Charge may be assessed on certain withdrawals. For purposes of assessing the Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Withdrawal Charge.

Withdrawals during the Accumulation Phase in excess of the Free Withdrawal Amount will be subject to a Withdrawal Charge as follows:

Payment Year:             1        2        3        4        5       6        7        8 and Later

Percentage:               7%       7%       6%       5%       4%      3%       2%       0%

For each purchase payment withdrawal, the "Payment Year" in the table above is the 365 day year (366 days for a leap year) beginning on the day we received the purchase payment. The Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year in the table above and the amount of each purchase payment withdrawal that is in excess of the Free Withdrawal Amount.


DEATH OF OWNER If you die prior to the Payout Start Date, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary provision.

If there is more than one new Owner taking a share of the Death Proceeds, described in the Death Proceeds provision, each new Owner will be treated as a separate and independent Owner of his or her respective share of the Death Proceeds. Each new Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below, subject to any restrictions previously placed upon the new Owner. Each new Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original new Owner.

If any new Owner is a non-living person, all new Owners will be considered to be non-living persons for purposes of this provision.

The Options available to the new Owner will be determined by the applicable following Category in which the new Owner is defined. If the new Owner took ownership of the Contract as the Beneficiary, the new Owner's Options will be subject to any restrictions previously placed upon the Beneficiary. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

Category 1.       If your spouse is the sole new Owner of the entire
                  Contract, your spouse must choose from Options A, B, C or D, described below. If your spouse does not choose one of these Options, Option D will apply.

Category 2.       If the new Owner is a living person who is not your spouse, or if there are multiple living new Owners, the new Owner(s) must choose from Options A, B or C, described below. If a new
                  Owner does not choose Option A, B or C, Option C will apply for such new Owner.

Category 3.       If the new Owner is a corporation, trust or other
                  non-living person, the new Owner must choose between Options A or C, described below. If the new Owner does not choose Option
                  A or C, Option C will apply.

The following Death of Owner Options are available, as applicable:

Option A.         The new Owner may elect to receive the Death Proceeds in a lump sum.

Option B.         The new Owner may elect to receive the Death Proceeds paid out under one of the Income Plans described in the Payout
                  Phase section, subject to the following conditions:

                  Income payments must begin within one year of your date of death. Income payments must be payable:

                  1.       over the life of the new Owner; or
                  2. for a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner; or
                  3. over the life of the new Owner with a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner.

Option C.         The new Owner may elect to receive the Contract Value
                  payable within 5 years of your date of death. If the new Owner elects this Option, the Contract Value will be recalculated to equal the Death Proceeds, determined as of the day we receive the first complete request for settlement of the Death
                  Proceeds. Unless otherwise instructed by the new Owner, if the Death Proceeds is greater than the Contract Value immediately before it is recalculated, the excess, if any, of the Death
                  Proceeds over the Contract Value will be allocated to the money market Variable Sub-account. Thereafter, the new Owner may exercise all rights as set forth in the Transfers provision during this 5 year period.

                  No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period; however the amount withdrawn may be subject to a Market Value Adjustment.

                  If the new Owner dies prior to the complete liquidation of the Contract Value, then the new Owner's Beneficiary(ies) will receive the greater of the remaining Settlement Value or the remaining Contract Value. This amount must be fully withdrawn within 5 years of the date of the original Owner's death.

Option D.         The new Owner may elect to continue the Contract in the
                  Accumulation Phase. If the Owner was also the Annuitant, then the new Owner will be the new Annuitant. Only one Contract continuation is allowed under this Contract.

                  If the Contract is continued in the Accumulation Phase, the Following conditions apply:

               - If the new Owner elects this Option, the Contract Value will be recalculated to equal the Death Proceeds, determined as of the day we receive the first complete request for settlement of the Death Proceeds.



               - Unless otherwise instructed by the new Owner, if the Death Proceeds is greater than the Contract Value immediately before it is recalculated, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-accounts of the Variable Account. This excess will be allocated in proportion to the percentages of your Contract Value in those Sub-accounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the money market Variable Sub-account.

               - Within 30 days after the date we determine the Death Proceeds, the new Owner may transfer all or a portion of the excess of the Death Proceeds, if any, into any combination of Variable Sub-accounts, the Standard Fixed Account and the Market Value Adjusted Fixed Account without incurring a transfer fee. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

               - The new Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment.

               - Prior to the Payout Start Date, the Death Proceeds of the continued Contract will be as described in the Death Proceeds provision.

Under any of these Options, all ownership rights subject to the conditions stated in this provision or any restrictions previously placed upon the Beneficiary, are available to the new Owner from the date of your death to the date on which the Death Proceeds are paid.

We reserve the right to offer additional Death of Owner Options.

If the Owner dies after the Payout Start Date, refer to the Payout Phase section of this Contract.


DEATH OF ANNUITANT If the Annuitant who is also the Owner dies prior to the Payout Start Date, the Death of Owner provision applies. If the Annuitant who is not also the Owner dies prior to the Payout Start Date, the Options available to the Owner will be determined by the applicable following Category in which the Owner is defined.

Category 1.       If the Owner is a living person, prior to the Annuitant's
                  death, the Owner must choose from Options A, B or D, as described below. We reserve the right to change the timing and manner of this selection. If the Owner does not choose Option
                  A, B or D, Option D will apply.

Category 2.       If the Owner is a corporation, trust or other non-living
                  person, the Owner must choose between Options A or C, described below. If the Owner does not choose Option A or C, Option C will apply.

The following Death of Annuitant Options are available:

Option A.         The Owner may elect to receive the Death Proceeds in a lump sum.

Option B.         The Owner may elect to receive the Death Proceeds paid out under one of the Income Plans as described in the Payout Phase section. Income payments must begin within one year of the Annuitant's date of death.

Option C.         The Owner may elect to receive the Contract Value payable
                  within 5 years of the Annuitant's date of death. If the new
                  Owner elects this Option, the Contract Value will be recalculated to equal the Death Proceeds, determined as of the day we receive the first complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Owner, if the Death Proceeds is greater than the Contract Value immediately before it is recalculated, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-account. Thereafter, the Owner may exercise all rights as set forth in the Transfers provision during this 5 year period.

                  No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period; however the amount withdrawn may be subject to a Market Value Adjustment.

Option D.         The Owner may elect to continue the Contract in the
                  Accumulation Phase and the youngest Owner will become the Annuitant. The Contract Value of the continued Contract will not be adjusted to equal the Death Proceeds upon the death of the Annuitant.

Under any of these Options, all ownership rights, subject to the conditions stated in this provision, are available to the Owner from the date of the Annuitant's death to the date on which the Death Proceeds are paid.

We reserve the right to offer additional Death of Annuitant Options.

If the Annuitant dies after the Payout Start Date, refer to the Payout Phase section of this Contract.


DEATH PROCEEDS If we receive a complete request for settlement of the Death Proceeds within 180 days of the date of the Owner's or Annuitant's death, the Death Proceeds are equal to the Death Benefit described below. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Settlement Value.

We will determine the value of the Death Proceeds as of the end of the Valuation Period during which we receive the first complete request for settlement of the Death Proceeds. A complete request includes due proof of death.

We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which the Death Proceeds will equal the Death Benefit. This right will only apply for purposes of determining the amount payable as Death Proceeds and in no way restricts when a claim may be filed.


DEATH BENEFIT Prior to the Payout Start Date, the Death Benefit is equal to the greatest of:

- the sum of all purchase payments reduced by a withdrawal adjustment for each withdrawal, as described below; or

-        the Contract Value as of the date we determine the Death Proceeds; or

-        the Settlement Value as of date we determine the Death Proceeds.

A withdrawal adjustment is equal to (a) divided by (b) and the result multiplied by (c) where:

         (a)      is the withdrawal amount.
         (b)      is the Contract Value immediately prior to the withdrawal.
         (c) is the sum of all purchase payments immediately prior to the withdrawal, less any prior withdrawal adjustments.


SETTLEMENT VALUE The Settlement Value is the amount that would be paid in the event of a full withdrawal of the Contract Value.



--------------------------------------------------------------------------------

PAYOUT PHASE
--------------------------------------------------------------------------------


PAYOUT PHASE DEFINED The "Payout Phase" is the second of the two phases during your Contract. The Payout Phase begins on the Payout Start Date. It continues until we make the last payment as provided by the Income Plan(s) chosen.

PAYOUT START DATE The "Payout Start Date" is the date the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes is applied to an Income Plan. The anticipated Payout Start Date is shown on the Annuity Data Page. You may change the Payout Start Date by writing to us at least 30 days prior to this date.

The anticipated Payout Start Date is the later of:

-        the Annuitant's 99th birthday; or

-        the 10th anniversary of the Issue Date.


INCOME PLANS An "Income Plan" is a series of payments to be made on a scheduled basis to you or to another person designated by you. The Contract Value on the Payout Start Date adjusted by any Market Value Adjustment and less any applicable taxes, will be applied to your Income Plan choice from the following list. You may choose more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, should be allocated to each Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionately to each Income Plan chosen based on the proportion of your Contract Value applied to each Income Plan. We reserve the right to limit the number of Income Plans that you may select.

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED NUMBER OF PAYMENTS We will make payments for as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments have been paid. The number of months guaranteed ("Guaranteed Payment Period") may range from 0 to 360 months. If the Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED NUMBER OF PAYMENTS We will make payments for as long as either the Annuitant or joint Annuitant, named at the time of Income Plan selection, lives. If both the Annuitant and the joint Annuitant die in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments have been paid. The Guaranteed Payment Period may range from 0 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

INCOME PLAN 3 - GUARANTEED NUMBER OF PAYMENTS We will make payments for a Guaranteed Payment Period. These payments do not depend on the Annuitant's life. The minimum Guaranteed Payment Period is 60 months (120 months if the Payout Start Date occurs prior to the third anniversary of the Issue Date). The maximum Guaranteed Payment Period is 360 months or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the Guaranteed Payment Period exceed 600 months. Income Plan 3 offers a withdrawal option as described in the Payout Withdrawal provision. Income payments under Income Plan 3 are subject to the following:

- You may request to change the length of the Guaranteed Payment Period and the frequency of payments. You may make this change no more than once each Contract Year. We reserve the right to limit the availability of such changes or to change the frequency of allowable changes without prior notice. If you elect to change the length of the Guaranteed Payment Period, the new payment period must be within the original maximum and minimum payment period you would have been permitted to select on the Payout Start Date; however the maximum payment period available to you will be shortened by the period elapsed since the original payment period began.

- If you change the length of your Guaranteed Payment Period, we will compute the present value of all remaining payments, using the same assumptions we would use if you were terminating the guaranteed payment plan, as described in the Payout Withdrawal provision. We will then adjust the remaining income payments to equal what the computed present value would support based on those same assumptions and based on the revised Guaranteed Payment Period.

- Changes to either the frequency of payments or length of a Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

- Any change in the frequency of payments or length of a Guaranteed Payment Period takes effect on the next payment date after we accept the requested change.

We reserve the right to make other Income Plans available.


INCOME PAYMENTS For each Income Plan selected, payment amounts may vary with the performance of the chosen Variable Sub-accounts and/or may be fixed for the duration of the Income Plan. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to Variable Amount Income Payments and the portion to be applied to Fixed Amount Income Payments. For the portion of your Contract Value to be applied to Variable Amount Income Payments, you must also specify the Variable Sub-accounts on which to base the Variable Amount Income Payments as well as the allocation among those Variable Sub-accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Account on the Payout Start Date will be applied to Variable Amount Income Payments, according to the Variable Sub-account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to Fixed Amount Income Payments. The method of calculating the initial payment is different for Variable Amount Income Payments and Fixed Amount Income Payments.


VARIABLE AMOUNT INCOME PAYMENTS On the Payout Start Date, the portion of the Contract Value you specify to be applied to Variable Amount Income Payments, adjusted by any applicable Market Value Adjustment and less any applicable taxes, is applied to the appropriate income payment factor for the selected Income Plan to determine the Initial Variable Amount Income Value. An explanation of the basis for determining income payment factors is described in the Income Payment Tables provision.

The Initial Variable Amount Income Value will be allocated among the Variable Sub-accounts you have chosen in the proportions you specified, as described above in the Income Payments provision. The portion of the Initial Variable Amount Income Value allocated to a particular Variable Sub-account is divided by the Annuity Unit Value for that Variable Sub-account on the Payout Start Date. This determines the number of Annuity Units from that Sub-account which will be used to determine your Variable Amount Income Payments. Variable Amount Income Payments, which include your first Variable Amount Income Payment, will vary depending on changes in the Annuity Unit Values for the Sub-accounts upon which the income payments are based. Unless Annuity Transfers are made between Sub-accounts, each income payment from that Sub-account will be that number of Annuity Units multiplied by the Annuity Unit Value for the Sub-account for the Valuation Date on which the income payment is made.


ANNUITY UNIT VALUE The Annuity Unit Value for each Sub-account of the Variable Account at the end of the Valuation Period coinciding with the Payout Start Date is the number used to determine the number of Annuity Units.

Annuity Unit Values at the end of subsequent Valuation Periods are calculated by:

- multiplying the Annuity Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor during the period; and then

- dividing the result by 1.000 plus the Assumed Investment Rate for the period.


ASSUMED INVESTMENT RATE The Assumed Investment Rate is an effective annual rate of 3%. We reserve the right to offer other Assumed Investment Rates. The Assumed Investment Rate may not be changed after an Income Plan has been selected.

FIXED AMOUNT INCOME PAYMENTS On the Payout Start Date, the portion of the Contract Value you specify, adjusted by any applicable Market Value Adjustment and less applicable taxes, will be applied to Fixed Amount Income Payments. The Fixed Amount Income Payment is determined by applying the above value to the greater of:

- The appropriate income payment factor for the selected Income Plan from the Income Payment Tables shown in the Income Payment Tables provision. An explanation of the basis for determining the income payment factors is described in the Income Payment Tables provision.

- An income payment factor for the selected Income Plan that we are offering on the Payout Start Date.

Fixed Amount Income Payments are fixed for the duration of the Income Plan.


ANNUITY TRANSFERS After the Payout Start Date, you may make transfers among the Variable Sub-accounts. You may make up to 12 transfers per Contract Year within each Income Plan. No transfers may be made from the Fixed Amount Income Payments nor may transfers be made among Income Plans. Multiple transfers on a single Valuation Date are considered a single transfer.


PAYOUT WITHDRAWAL A Payout Withdrawal is a withdrawal of all or a portion of the allowable Withdrawal Value under an Income Plan. You may withdraw all or a portion of the Withdrawal Value under Income Plan 3 at any time, subject to a Payout Withdrawal Charge, by notice in a form satisfactory to us. For Variable Amount Income Payments, the Withdrawal Value is equal to the present value of the Variable Amount Income Payments being terminated, calculated using a discount rate equal to the Assumed Investment Rate that was used in determining the initial variable payment. For Fixed Amount Income Payments, the Withdrawal Value is equal to the present value of the Fixed Amount Income Payments being terminated, calculated using a discount rate equal to the Applicable Current Interest Rate. For this calculation, the Applicable Current Interest Rate is the rate we are using to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated on the day we receive your written payout withdrawal request.

A Payout Withdrawal must be a least $50. If any Payout Withdrawal reduces the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the Income Plan(s) and the Investment Alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately. On the day you withdraw all or a part of your Withdrawal Value, the Withdrawal Value will be reduced by the amount of the Payout Withdrawal. The remaining income payments will be reduced so that the present value of the reduced income payments plus the amount of the Payout Withdrawal will be equivalent to the present value of the income payments just prior to the Payout Withdrawal.


PAYOUT WITHDRAWAL CHARGE For purposes of assessing the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge.

Payout Withdrawals will be subject to a Payout Withdrawal Charge as follows:

Payment Year:     1       2        3        4        5        6       7        8 and later

Percentage:       7%      7%       6%       5%       4%       3%      2%       0%

For each purchase payment withdrawal, the "Payment Year" in the table is the 365 day period (366 days for a leap year) beginning on the date we receive the purchase payment. The Payout Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year in the table above by the amount of each purchase payment withdrawal.

Regularly scheduled income payments are never subject to a Payout Withdrawal Charge.


PAYOUT TERMS AND CONDITIONS The income payments are subject to the following terms and conditions:

- If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or if the Contract Value is not enough to provide an initial payment of at least $20 when it is applied to the Income Plan(s) you choose, we reserve the right to:

         -        change the payment frequency to make the payment at least
                  $20; or

         - terminate the Contract and pay you the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes in a lump sum.

- If we do not receive a written selection of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be deemed to be Life Income with a Guaranteed Payment Period of 120 months.

- If you choose an Income Plan which depends on any person's life, we may require:

         -        proof of age and sex before income payments begin; and

         - proof that the Annuitant or joint Annuitant is still alive before we make each payment.

- After the Payout Start Date, a new Income Plan may not be selected nor may amounts be reallocated to a different Income Plan.

- After the Payout Start Date, withdrawals cannot be made unless income payments are being made under Income Plan 3. You may terminate income payments and withdraw the Withdrawal Value under Income Plan 3 at any time, subject to Payout Withdrawal Charges.

- If any Owner dies during the Payout Phase, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary provision. Any remaining income payments will be paid to the new Owner as scheduled.


--------------------------------------------------------------------------------

INCOME PAYMENT TABLES
--------------------------------------------------------------------------------


The Income Payment Tables shown below contain monthly income payment factors per $1,000 applied, which were calculated using the Annuity 2000 Mortality Tables and an annual interest rate of 3%. For ages and guaranteed payment periods not shown, monthly income payment factors will be calculated on a basis consistent with the factors shown. The adjusted age of the Annuitant is used to determine the appropriate monthly income payment factor to apply for the selected Income Plan. The adjusted age is the actual age of the Annuitant(s) on the Payout Start Date, reduced by one year for each six full years between January 1, 2000 and the Payout Start Date.

The Income Payment Tables below will be used to determine the following:

- For Variable Amount Income Payments and an Assumed Investment Rate of 3%, the initial monthly income payment for the selected Income Plan. Subsequent monthly income payments will vary as described in the Variable Amount Income Payments provision. For Variable Amount Income Payments with an Assumed Investment Rate other than 3%, monthly income payment factors will be calculated on a basis consistent with the factors shown in the Income Payment Tables using an interest rate equal to the Assumed Investment Rate.

- For Fixed Amount Income Payments, the minimum guaranteed monthly income payment for the selected Income Plan.


Income Plan 1 - Life Income with Guaranteed Payments for 120 Months

============================================================================================================================

                           Monthly Income Payment for each $1,000 Applied to this Income Plan
----------------------------------------------------------------------------------------------------------------------------
------------------ ----------------------- ---------------- ---------------------- ---------------- ------------------------

  Annuitant's                                 Annuitant's                             Annuitant's
   Adjusted           Male     Female          Adjusted        Male     Female         Adjusted        Male    Female
      Age                                        Age                                     Age
------------------ ----------------------- ---------------- ---------------------- ---------------- ------------------------
------------------ ----------------------- ---------------- ---------------------- ---------------- ------------------------

       35             $3.34     $3.22             49           $3.99    $3.76             63           $5.23    $4.84
       36              3.38      3.24             50            4.05     3.81             64            5.35     4.95
       37              3.41      3.27             51            4.11     3.87             65            5.49     5.07
       38              3.45      3.30             52            4.18     3.93             66            5.62     5.20
       39              3.49      3.34             53            4.26     3.99             67            5.77     5.33
       40              3.53      3.37             54            4.33     4.06             68            5.92     5.47
       41              3.57      3.41             55            4.41     4.13             69            6.07     5.62
       42              3.62      3.44             56            4.50     4.20             70            6.23
       43              3.66      3.48             57            4.58     4.28             71        5.78
       44              3.71      3.52             58            4.68     4.36             72        6.39     5.94
       45              3.76      3.57             59            4.78     4.45             73            6.56     6.11
       46              3.81      3.61             60            4.88     4.54             74            6.73     6.29
       47              3.87      3.66             61            4.99     4.63             75            6.90     6.48
       48              3.93      3.71             62            5.11     4.73                           7.08     6.67
================== ======================= ================ ====================== ================ ========================


Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payments for 120 Months

==============================================================================================================================

                            Monthly Income Payment for each $1,000 Applied to this Income Plan
------------------------------------------------------------------------------------------------------------------------------
-------------------- ---------------------------------------------------------------------------------------------------------

                     Female Annuitant's Adjusted Age
-------------------- ---------------------------------------------------------------------------------------------------------
-------------------- ---------- ------------ ----------- ---------- ---------- ---------- ---------- --------- ---------------

      Male
   Annuitant's          35         40        45          50         55           60         65           70         75
    Adjusted
       Age
-------------------- ---------- ------------ ----------- ---------- ---------- ---------- ---------- --------- ---------------
-------------------- ---------- ---------- ---------- ---------- ----------- ---------- ------------ ----------- -------------

       35            $3.06      $3.12      $3.17      $3.22      $3.26       $3.28      $3.31        $3.32       $3.33
       40              3.10       3.18       3.26       3.32       3.38        3.43       3.46         3.49        3.51
       45              3.13       3.23       3.33       3.43       3.52        3.59       3.65         3.69        3.72
       50              3.16       3.27       3.40       3.53       3.65        3.76       3.86         3.93        3.98
       55              3.18       3.30       3.45       3.61       3.77        3.94       4.08         4.20        4.29
       60              3.19       3.33       3.49       3.68       3.88                   4.31         4.51        4.66
       65              3.20       3.34       3.52       3.73       3.97      4.10         4.54         4.83        5.08
       70              3.21       3.35       3.54       3.76       4.03      4.24         4.73         5.13        5.52
       75              3.21       3.36       3.55       3.78       4.07        4.36       4.87         5.38        5.92
                                                                               4.44
==================== ========== ========== ========== ========== =========== ========== ============ =========== =============



Income Plan 3 - Guaranteed Number of Payments

================================= ==============================================

                                  Monthly Income Payment for each
    Specified Period              $1,000 Applied to this Income Plan
--------------------------------- ----------------------------------------------
--------------------------------- ----------------------------------------------

        10 Years                                    $9.61
        11 Years                                     8.86
        12 Years                                     8.24
        13 Years                                     7.71
        14 Years                                     7.26
        15 Years                                     6.87
        16 Years                                     6.53
        17 Years                                     6.23
        18 Years                                     5.96
        19 Years                                     5.73
        20 Years                                     5.51
================================= ==============================================


--------------------------------------------------------------------------------

GENERAL PROVISIONS
--------------------------------------------------------------------------------


THE ENTIRE CONTRACT The entire contract consists of this Contract, any written applications, and any Contract endorsements and riders.

All statements made in written applications are representations and not warranties. No statement will be used by us in defense of a claim or to void the Contract unless it is included in a written application. If your Contract is voided, you will receive any purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation to the date the Contract is voided, plus any purchase payments allocated to the Fixed Account Options, less any withdrawals, excluding accrued interest.

Unless otherwise specified, all references in this Contract to days, months or years shall mean calendar days, months or years.

Only our officers may change the Contract or waive a right or requirement of the Contract. No other individual may do this.

We may not modify this Contract without your signed consent, except to make it comply with any changes in the Internal Revenue Code or as required by any other applicable law or as otherwise permitted by the terms of this Contract.


INCONTESTABILITY We will not contest the validity of this Contract after the Issue Date.


MISSTATEMENT OF AGE OR SEX If any age or sex has been misstated, we will pay the amounts which would have been paid at the correct age and sex.

If we find the misstatement of age or sex after the income payments begin, we will:

- pay all amounts underpaid including interest calculated at an effective annual rate of 6%; or

- stop payments until the total income payments made are equal to the total amounts that would have been made if the correct age and sex had been used.


ANNUAL STATEMENT At least once a year, prior to the Payout Start Date, we will send you a statement containing Contract Value information. The effective date of the information in the annual statement will not be more than two months before the date of the mailing. We will provide you with Contract Value information at any time upon request. The information presented will comply with any applicable law.


SETTLEMENTS We must receive due proof of death of the Owner or Annuitant prior to settlement of a death claim.

Any full withdrawal or death benefit under this Contract will not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.


DEFERMENT OF PAYMENTS We will pay any amounts due from the Variable Account under this Contract within seven days, unless:

- the New York Stock Exchange is closed for other than usual weekends or holidays, or trading on such Exchange is restricted;

-        an emergency exists as defined by the Securities and Exchange
         Commission; or

- the Securities and Exchange Commission permits delay for the protection of contractholders.

We reserve the right to postpone payments or transfers from the Fixed Account Options for up to six months. If we elect to postpone payments or transfers from the Fixed Account Options for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date the payment or transfer request is received by us to the date the payment or transfer is made.

Exhibit 4(b)


Allstate Life
Insurance Company
A Stock Company

Home Office: 3100 Sanders Road, Northbrook, Illinois  60062-7154
--------------------------------------------------------------------------------

Flexible Premium Deferred Variable Annuity Contract

This Contract is issued to the Owner in consideration of the initial purchase payment. Allstate Life Insurance Company ("Allstate Life") will pay the benefits of this Contract, subject to its terms and conditions.

Throughout this Contract, "you" and "your" refer to the Owner(s) of this Contract. "We", "us" and "our" refer to Allstate Life Insurance Company.

Contract Summary
This flexible premium deferred variable annuity provides a cash withdrawal benefit, a death benefit, and a settlement value during the Accumulation Phase and periodic income payments beginning on the Payout Start Date during the Payout Phase.

The dollar amount of income payments or other values provided by this Contract, when based on the investment experience of the Variable Account, will vary to reflect the performance of the Variable Account.

This Contract does not pay dividends.

The tax status of this Contract as it applies to the Owner should be reviewed each year.

PLEASE READ YOUR CONTRACT CAREFULLY.

This is a legal Contract between the Owner(s) of this Contract and Allstate Life Insurance Company.

Trial Examination Period
Upon written request we will provide you with factual information regarding the benefits and provisions contained in this Contract. If you are not satisfied with this Contract for any reason, you may cancel it by written notification within 20 days after you receive it. We will refund purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation through the date of cancellation, plus any purchase payments allocated to the Fixed Account Options. (Where required by state law, we will refund purchase payments.) If this Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

If you have any questions about your Allstate Life Insurance Company variable annuity, please contact Allstate Life at (800) 390-1277.

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]
--------------------------------------------------------------------------------





Secretary                                   Chairman and Chief Executive Officer

               Flexible Premium Deferred Variable Annuity

--------------------------------------------------------------------------------

TABLE OF CONTENTS
--------------------------------------------------------------------------------


ANNUITY DATA PAGE..............................................................3

THE PERSONS INVOLVED...........................................................5

ACCUMULATION PHASE.............................................................6

PAYOUT PHASE..................................................................15

INCOME PAYMENT TABLES.........................................................19

GENERAL PROVISIONS............................................................21

--------------------------------------------------------------------------------

ANNUITY DATA PAGE
--------------------------------------------------------------------------------

Contract Number:.......................................................444444444

Owner:..................................................................John Doe

Annuitant:..............................................................John Doe
         Age at Issue:........................................................35
         Sex:...............................................................Male

Issue Date:..........................................................May 1, 2002

Initial Purchase Payment:.............................................$10,000.00
Tax Qualification:...........................................................IRA

Variable Account:.............Allstate Life Insurance Company Separate Account A


Allocation of Initial Purchase Payment:
                                                           Allocated
                                                           Amount (%)
Variable Sub-account
Fund Manager Sub-account A                                    10%
Fund Manager Sub-account B                                    10%
Fund Manager Sub-account C                                    10%
Fund Manager Sub-account D                                    10%

                                                                                                    Rate
                                                   Allocated             Current Annual          Guaranteed
                                                   Amount (%)            Interest Rate            Through

Dollar Cost Averaging Fixed Account
6  Month Transfer Period Account                     15%                      4.50%              11/01/2002
12 Month Transfer Period Account                     15%                      5.00%              05/01/2003


Standard Fixed Account
1 Year Guarantee Period Account                      10%                     4.50%               05/01/2003
3 Year Guarantee Period Account                      10%                     4.75%               05/01/2005
5 Year Guarantee Period Account                      10%                     5.25%               05/01/2007



Minimum Guaranteed Annual Rate
Dollar Cost Averaging Fixed Account:.......................................3.00%
Standard Fixed Account:....................................................3.00%


Payout Start Date:...................................................May 1, 2066

Charges for the Contract on the Issue Date:

Annualized Charges
Administrative Expense Charge:.............................................0.35%
Mortality and Expense Risk Charges:
        Base Contract:.....................................................1.10%
        Spousal Protection Rider:..........................................0.15%
        Enhanced Beneficiary Protection Rider A:...........................0.30%
        Enhanced Beneficiary Protection Rider B:...........................0.30%
        Earnings Protection Death Benefit Rider:...........................0.35%

Annual Charges
Contract Maintenance Charge...............................................$30.00
                           (Charge may be waived. See your Contract for details)
Retirement Income Guarantee Rider 2 Fee................0.75% of the Income Base*
                                                     *See your rider for details

Additional charges will apply if you add any Contract riders after the Issue Date. Additional charges may apply if you make a transfer or withdrawal. See your Contract for details.



Co - Annuitant                                    Age                                                  Sex
--------------                              ---------------                                        --------------
Jane Doe                                         40                                                    F

Primary Beneficiary                         Relationship to Owner                                   Percentage
-------------------                         ---------------------                                  -------------
Jane Doe                                         Wife                                                 100%

Contingent Beneficiary                      Relationship to Owner                                   Percentage
----------------------                      ---------------------                                  --------------
Susan Doe                                       Daughter                                              100%


--------------------------------------------------------------------------------

THE PERSONS INVOLVED
--------------------------------------------------------------------------------


Owner The person named at the time of application is the Owner of this Contract unless subsequently changed. As Owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else. The Contract cannot be jointly owned by both a non-living person and a living person, unless the Owner(s) took ownership of the Contract as the Beneficiary. If the Owner is a trust, the Owner will be considered a non-living person.

You may exercise all rights stated in this Contract, subject to the rights of any irrevocable Beneficiary.

You may change the Owner or Beneficiary at any time by written notice in a form satisfactory to us. Once we accept a change, the change will take effect as of the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.

You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. We are bound by an assignment only if it is signed by the assignor and filed with us. We are not responsible for the validity of an assignment.

If more than one person is designated as Owner:

- Owner as used in this Contract refers to all people named as Owners, unless otherwise indicated;

-    any request to exercise ownership rights must be signed by all Owners; and

- on the death of any person who is an Owner, the surviving person(s) named as Owner(s) will continue as Owner(s), as described in the Death of Owner provision.


Annuitant The Annuitant is the person named on the Annuity Data Page. The Annuitant must be a living person. You cannot change the Annuitant at any time.


Beneficiary The two classes of Beneficiaries are Primary Beneficiaries and Contingent Beneficiaries. Primary Beneficiaries and Contingent Beneficiaries are individually and collectively referred to herein as "Beneficiaries".

The Primary Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under this Contract upon the death of the sole surviving Owner.

The Contingent Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Contingent Beneficiary is entitled to receive benefits under the Contract upon the death of the sole surviving Owner, when all Primary Beneficiary(ies) predecease the sole surviving Owner.

You may change or add Beneficiaries at any time by written request in a form satisfactory to us, unless you have designated an irrevocable Beneficiary. You may restrict income payments to Beneficiaries by written request in a form satisfactory to us. Once we accept a request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

If no named Beneficiary is living when the sole surviving Owner dies, or if a Beneficiary has not been named, the new Beneficiary will be:

1.       your spouse, or if he or she is no longer living,
         ii. your surviving children equally, or if you have no surviving children,
         iii.     your estate.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation, trust or other non-living person, all Beneficiaries will be considered to be non-living persons.

Unless you have provided directions, in writing in a form satisfactory to us, to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Owner, the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original share of the remaining Beneficiaries.

Survivor Clause
For purposes of this Contract, in determining whether a living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.



--------------------------------------------------------------------------------

ACCUMULATION PHASE
--------------------------------------------------------------------------------


ACCUMULATION PHASE DEFINED The "Accumulation Phase" is the first of two phases during your Contract. The Accumulation Phase begins on the Issue Date stated on the Annuity Data Page. This phase will continue until the Payout Start Date unless this Contract is terminated before that date.


CONTRACT YEAR A "Contract Year" is the 365 day period (366 days for a leap year) beginning on the Issue Date and on each anniversary of the Issue Date.


VALUATION DATE AND VALUATION PERIOD A "Valuation Date" is each date Monday through Friday on which the New York Stock Exchange is open for regular trading. A "Valuation Period" is the time interval beginning at the closing of the New York Stock Exchange on a Valuation Date and ending at the closing of the New York Stock Exchange on the following Valuation Date.


PURCHASE PAYMENTS The initial purchase payment is shown on the Annuity Data Page. You may make subsequent purchase payments during the Accumulation Phase. We reserve the right to impose a minimum amount on each subsequent purchase payment. This minimum amount will not exceed $1,000. We also reserve the right to limit cumulative purchase payments to a maximum amount of $1,000,000. We may limit your ability to make subsequent purchase payments in order to comply with the laws of the state where this Contract is delivered.

We will invest the purchase payments in the Investment Alternatives you select. You may allocate any portion of your purchase payment in whole percents from 0% to 100% or in exact dollar amounts to any of the Investment Alternatives. The total allocation of your purchase payment to the Investment Alternatives you select must equal 100%.

The allocation of the initial purchase payment is shown on the Annuity Data Page. Allocation of each subsequent purchase payment will be the same as the allocation for the most recent purchase payment unless you change the allocation. You may change the allocation of subsequent purchase payments at any time, without charge, by notice in a form satisfactory to us. Any change will take effect as of the day we receive the notice.

INITIAL PURCHASE PAYMENT ALLOCATION If the Trial Examination Period provision requires us to refund purchase payments, then during the Trial Examination Period, we reserve the right to invest the purchase payments you allocated to the Variable Account to a money market Variable Sub-account available under this Contract. We will notify you if we do so. At the end of the Trial Examination Period, the amount in the money market Variable Sub-account will be allocated to the Variable Sub-accounts as originally designated by you. This allocation will not be considered a transfer.


INVESTMENT ALTERNATIVES Investment Alternatives are the Sub-accounts of the Variable Account and the Fixed Account Options under this Contract.

We reserve the right in our sole discretion to:

-    make additional Investment Alternatives available;

-    modify,  substitute  or  eliminate   any  current  or  future   Investment
     Alternatives  we make  available;  and

- establish and modify the terms and conditions for making purchase payments to, withdrawals from, and transfers to or from any of the Investment Alternatives we make available.

Without limiting the foregoing:

We reserve the right to impose limitations on the Investment Alternatives in which you may invest. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-accounts, and/or the required use of automatic portfolio rebalancing. A current explanation and list of investment limitations is set forth in the prospectus that pertains to your Contract.


VARIABLE ACCOUNT The "Variable Account" for this Contract is shown on the Annuity Data Page. This account is a separate investment account to which we allocate assets contributed under this and certain other contracts. The income, gains and losses, realized or unrealized, from assets allocated to the Variable Account are credited to or charged against the account without regard to our other income, gains or losses.

If we deem it to be in the best interests of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940, as amended, or it may be deregistered under such Act in the event such registration is no longer required.

VARIABLE SUB-ACCOUNTS The Variable Account is divided into Sub-accounts. Each Sub-account represents an investment in the shares of the mutual fund underlying that Sub-account. We may offer additional Sub-accounts of the Variable Account at our discretion. We reserve the right to limit the number of Sub-accounts of the Variable Account that may be invested in at any one time.

We reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions for the shares of the underlying mutual fund of the Sub-accounts of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-account of the Variable Account without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940, as amended.

We reserve the right to establish additional Sub-accounts of the Variable Account, each of which would invest in shares of a mutual fund. You may then instruct us to allocate purchase payments or transfers to such Sub-accounts, subject to any terms set by us or the mutual fund. We reserve the right to limit the availability of Sub-accounts and/or funds for this Contract.

In the event of any such substitution or change, we may by endorsement, make such changes as may be necessary or appropriate to reflect such substitution or change.

FIXED ACCOUNT OPTIONS There are 2 Fixed Account Options under this Contract. The Fixed Account Options are the Dollar Cost Averaging Fixed Account Option and the Standard Fixed Account Option.


DOLLAR COST AVERAGING FIXED ACCOUNT OPTION The Dollar Cost Averaging Fixed Account is divided into individual Transfer Period Accounts. A new Transfer Period Account is established each time you allocate a purchase payment to the Dollar Cost Averaging Fixed Account and you choose the term length of the new Transfer Period Account. Purchase payments may not be allocated to any existing Transfer Period Account. No amount may be transferred into the Dollar Cost Averaging Fixed Account. Each Transfer Period Account is identified by the date the Transfer Period Account begins and the term length of the Transfer Period Account. Each purchase payment allocated to a Transfer Period Account must be at least $500. We will offer term lengths from which you may select for your Transfer Period Account(s), which may range from three to eighteen months; however, we may modify or eliminate the term lengths we offer at our discretion.

Amounts in a Transfer Period Account will earn interest at the rate declared for the Transfer Period Account at the time it is established. This interest rate will be in effect for the term of the Transfer Period Account. Each purchase payment and all associated interest in a Transfer Period Account must be transferred to the other Investment Alternatives according to your allocation instructions in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the Investment Alternatives available for transfers from any Transfer Period Account. We may offer weekly, quarterly, semi-annual or other installment transfer period alternatives, at our discretion. For each purchase payment, the first transfer from a Transfer Period Account will begin on the first Valuation Date after the payment is received by us. If we do not receive an allocation instruction from you when payment is received by us, the purchase payment and all associated interest will be transferred to the money market Variable Sub-account in equal installments until we have received a different allocation instruction.

At the expiration of a Transfer Period Account, any residual amount will be automatically transferred to the money market Variable Sub-account. If you discontinue the Dollar Cost Averaging Option before the expiration of a Transfer Period Account, the remaining balance will be transferred on the day we receive notification to the money market Variable Sub-account unless you request a different Investment Alternative.


GUARANTEE PERIOD ACCOUNT The Standard Fixed Account is divided into individual Guarantee Period Accounts. A new Guarantee Period Account is established each time you allocate a purchase payment or transfer to the Standard Fixed Account. Each Guarantee Period Account is identified by the date the Guarantee Period Account was established and the term length of the Guarantee Period Account. You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer into a Guarantee Period Account must be at least $500. We will offer term lengths you may choose from for your Guarantee Period Accounts from one to ten years for the Standard Fixed Account.

We may add to, modify or eliminate the term lengths we offer at our discretion.

You must choose the term length for a new Guarantee Period Account from the term lengths we offer for the Standard Fixed Account at the time you create the new Guarantee Period Account. If you allocate a purchase payment or transfer to the Standard Fixed Account, but you do not select a term length for the new Guarantee Period Account, we will allocate the purchase payment or the transfer to a new Guarantee Period Account with the same term length as the Guarantee Period Account of your most recent purchase payment or transfer to the same Fixed Account Option. If we no longer offer that term length, then we will allocate the purchase payment or the transfer to a new Guarantee Period Account with the next shortest term currently offered for that Fixed Account Option. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or the transfer to a new Guarantee Period Account of the shortest term we are offering at that time.


STANDARD FIXED ACCOUNT OPTION The following provisions apply to Guarantee Period Accounts of the Standard Fixed Account Option. Amounts in a Guarantee Period Account will earn interest at the rate declared for the term length at the time it is established. This interest rate will be in effect for the term of the Guarantee Period Account. Upon the expiration of the term of a Guarantee Period Account, we will declare a renewal interest rate, which will remain in effect for one year. Subsequent renewal dates will be on the anniversaries of the first renewal date.

The total amount of transfers and withdrawals from any individual Guarantee Period Account during a Contract Year cannot exceed 30% of the amount used to establish that Guarantee Period Account. Any portion of the total allowable transfer and withdrawal amount that is not transferred or withdrawn in a Contract Year will not increase the allowable transfer and withdrawal amount for any subsequent Contract Year. This limit will be waived if you elect to withdraw your entire Contract Value.

Prior to the renewal date of each Guarantee Period Account we will mail you a renewal notice outlining the options available to you. During the 30 day period after a renewal date, the 30% limit described above will be waived and you may transfer or withdraw all or a portion of the amount in the renewing Guarantee Period Account. If you make a withdrawal, a Withdrawal Charge and any applicable taxes may apply. If we receive notification of your election to make a transfer or withdrawal from a renewing Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date. If we receive notification of your election to make a transfer or withdrawal from the renewing Guarantee Period Account after the renewal date, but before expiration of the 30 day period, (i) the transfer or withdrawal will be deemed to have occurred on the day we receive such notice, and (ii) the amount transferred or withdrawn will earn interest for the period beginning on the renewal date and ending on the day we receive notification of your election at the renewal interest rate declared. Any remaining balance not withdrawn or transferred from the renewing Guarantee Period Account will continue to earn interest until the next renewal date at the renewal interest rate declared. If we do not receive notification from you within the 30 day period, you will be deemed to have elected to renew the Guarantee Period Account and the amount in the renewing Guarantee Period Account will continue to earn interest at the renewal interest rate declared until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account.


CREDITING INTEREST We credit interest daily to money allocated to the Fixed Account Options at interest rates which compound over one year to the interest rates we declared when the money was allocated. We will credit interest to the initial purchase payment from the Issue Date. We will credit interest to subsequent purchase payments from the day we receive them. We will credit interest to amounts transferred from the day the transfer is made. The annualized interest rate for the Dollar Cost Averaging Fixed Account and the Standard Fixed Account will never be less than 3%.


Transfers Prior to the Payout Start Date, you may transfer amounts among the Investment Alternatives. You may make 12 transfers per Contract Year without charge. Each transfer after the 12th in any Contract Year may be assessed a transfer fee of up to 2.0% of the amount transferred. Any transfers made from the Dollar Cost Averaging Fixed Account do not count as one of the free transfers allowed each Contract Year; and are not assessed a transfer fee. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee.

Transfers to and from the Fixed Account Options are subject to the restrictions described in the Dollar Cost Averaging Fixed Account Option and Standard Fixed Account Option provisions of this Contract.

We reserve the right to limit the number of transfers among the Variable Sub-accounts in any Contract Year or to refuse any transfer request submitted by or on behalf of an Owner or certain Owners if, in our sole discretion:

- We believe that excessive trading by such Owner or Owners or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the underlying mutual funds or would be to the disadvantage of other contract owners; or


- We are informed by one or more of the underlying mutual funds that the purchase of shares is to be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on share prices of affected underlying mutual funds.

Such restrictions may be applied in any manner which is reasonably designed to prevent any use of the transfer right which is considered by us in our sole discretion to be to the disadvantage of the other contract owners.

We reserve the right to assess short-term trading fees in connection with transfers from Variable Sub-accounts that occur within a certain number of days following the date of allocation to the Variable Sub-accounts. Such fees may vary by Sub-account, but will only apply to those Sub-accounts corresponding to underlying mutual funds that assess such fees.

We reserve the right to waive the transfer fees and restrictions contained in this Contract.


CONTRACT VALUE Your "Contract Value" is equal to the sum of:

- the number of Accumulation Units you hold in each Sub-account of the Variable Account multiplied by the Accumulation Unit Value for that Sub-account on the most recent Valuation Date; plus

-        the total value you have in the Fixed Account Options.


ACCUMULATION UNITS AND ACCUMULATION UNIT VALUE Amounts you allocate to a Sub-account of the Variable Account are used to purchase Accumulation Units in that Sub-account. The number of Accumulation Units purchased on a given Valuation Date will depend on the Accumulation Unit Value of the Sub-account on that Valuation date. Accumulation Unit Values at the end of any subsequent Valuation Periods are calculated by multiplying the Accumulation Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor for the Valuation Period. The Accumulation Unit Values may increase or decrease.

ACCUMULATION UNIT VALUES for each Sub-account of the Variable Account are determined only on Valuation Dates. The Accumulation Unit Value for each Sub-account will vary with the price per share of the underlying mutual fund of the Sub-account, and in accordance with the Mortality and Expense Risk Charge, Administrative Expense Charge and any applicable taxes.

Additions or transfers to a Sub-account of the Variable Account will increase the number of Accumulation Units for that Sub-account. Withdrawals or transfers from a Sub-account of the Variable Account, Contract Maintenance Charges and any applicable annual fees will decrease the number of Accumulation Units for that Sub-account.


NET INVESTMENT FACTOR For each Variable Sub-account, the "Net Investment Factor" for a Valuation Period is equal to:

-        The sum of:

          - the net asset value per share of the underlying mutual fund of the Sub-account determined at the end of the current Valuation Period; plus

          -    the  per  share   amount  of  any   dividend   or  capital   gain
               distributions   made  by  the  underlying   mutual  fund  of  the
               Sub-account during the current Valuation Period.

- Divided by the net asset value per share of the underlying mutual fund of the Sub-account determined as of the end of the immediately preceding Valuation Period.

- The result is reduced by the Mortality and Expense Risk Charge and the Administrative Expense Charge corresponding to the portion of the 365 day year (366 days for a leap year) that is in the current Valuation Period.

The Net Investment Factor may be greater than, less than or equal to one; therefore, the value of an Accumulation Unit may increase, decrease, or remain the same.

CHARGES The charges for this Contract include Administrative Expense Charges, Mortality and Expense Risk Charges, Contract Maintenance Charges, transfer fees, and any applicable annual fees or taxes. If withdrawals are made, the Contract may also be subject to Withdrawal Charges.


ADMINISTRATIVE EXPENSE CHARGE Your actual Administrative Expense Charge is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value provision and the Net Investment Factor provision for a description of how this charge is applied.)


MORTALITY AND EXPENSE RISK CHARGE Your actual Mortality and Expense Risk Charges for the Contract as issued is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value provision and the Net Investment Factor provision for a description of how this charge is applied.)

Our actual mortality and expense experience will not adversely affect the dollar amount of variable benefits or other contractual payments or values under this Contract.


CONTRACT MAINTENANCE CHARGE On or prior to the Payout Start Date, a Contract Maintenance Charge will be deducted from your Contract Value on each Contract anniversary. The annual charge will be $30 per Contract Year. The Contract Maintenance Charge will be waived (i) for the remaining term of the Contract after the total amount of purchase payments you have made to this Contract reaches $50,000 or more; or (ii) for a Contract anniversary, if on that date your entire Contract Value is allocated to the Fixed Account Options. The charge is deducted only from the Sub-accounts of the Variable Account. The Contract Maintenance Charge will be deducted from the money market Variable Sub-account first; if the money market Variable Sub-account has insufficient funds to cover the Contract Maintenance Charge, the balance will be deducted on a pro-rata basis from each of the other Sub-accounts of the Variable Account in the proportion that your value in each Sub-account bears to your total value in all Sub-accounts of the Variable Account, excluding the money market Variable Sub-account. If the Contract is terminated on any date other than on the Contract anniversary, the full Contract Maintenance Charge will be deducted for the partial Contract Year.

After the Payout Start Date the Contract Maintenance Charge will be deducted in equal parts from each income payment. The Contract Maintenance Charge will be waived if the total amount of purchase payments you have made to this Contract on or prior to the Payout Start Date reaches $50,000 or more, or if, after the Payout Start Date, all income payments are Fixed Amount Income Payments.


Taxes Any premium tax relating to this Contract may be deducted from purchase payments or the Contract Value when the tax is incurred or at a later time.


WITHDRAWAL You have the right, subject to the restrictions and charges described in this Contract, to withdraw part or all of your Contract Value at any time during the Accumulation Phase. A withdrawal must be at least $50. If any withdrawal reduces the Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value. If you withdraw the entire Contract Value, the Contract will terminate.

You must specify the Investment Alternative(s) from which you wish to make a withdrawal. When you make a withdrawal, your Contract Value will be reduced by a withdrawal amount equal to the amount paid to you and any applicable Withdrawal Charge, Contract Maintenance Charge and taxes.

Withdrawals from the Standard Fixed Account are subject to the restrictions described in the Standard Fixed Account Option provision.

Any Withdrawal Charge will be waived on withdrawals taken to satisfy IRS minimum distribution rules; however the amount of the withdrawal will reduce the Free Withdrawal Amount, as described in the provision below, available in a Contract Year. Withdrawals taken from any Guarantee Period Account of the Standard Fixed Account to satisfy IRS minimum distribution rules will count towards the 30% limit for transfers and withdrawals, as described in the Standard Fixed Account Option provision. This waiver is permitted only for withdrawals that satisfy required distributions resulting solely from this Contract.


FREE WITHDRAWAL AMOUNT The Free Withdrawal Amount available in a Contract Year is equal to 15% of the purchase payments that are subject to a Withdrawal Charge as of the beginning of the Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. Purchase payments that are no longer subject to a Withdrawal Charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a Withdrawal Charge, if withdrawn.

During each Contract Year you may withdraw the Free Withdrawal Amount without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to any applicable taxes. If you do not withdraw the entire Free Withdrawal Amount during a Contract Year, any remainder is not carried forward to increase the Free Withdrawal Amount in a subsequent Contract Year. The Free Withdrawal Amount is only available during the Accumulation Phase of the Contract.


WITHDRAWAL CHARGE A Withdrawal Charge may be assessed on certain withdrawals. For purposes of assessing the Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Withdrawal Charge.

Withdrawals during the Accumulation Phase in excess of the Free Withdrawal Amount will be subject to a Withdrawal Charge as follows:

Payment Year:             1        2        3        4        5       6        7        8 and Later

Percentage:               7%       7%       6%       5%       4%      3%       2%       0%

For each purchase payment withdrawal, the "Payment Year" in the table above is the 365 day year (366 days for a leap year) beginning on the day we received the purchase payment. The Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year in the table above and the amount of each purchase payment withdrawal that is in excess of the Free Withdrawal Amount.


DEATH OF OWNER If you die prior to the Payout Start Date, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary provision.

If there is more than one new Owner taking a share of the Death Proceeds, described in the Death Proceeds provision, each new Owner will be treated as a separate and independent Owner of his or her respective share of the Death Proceeds. Each new Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below, subject to any restrictions previously placed upon the new Owner. Each new Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original new Owner.

If any new Owner is a non-living person, all new Owners will be considered to be non-living persons for purposes of this provision.

The Options available to the new Owner will be determined by the applicable following Category in which the new Owner is defined. If the new Owner took ownership of the Contract as the Beneficiary, the new Owner's Options will be subject to any restrictions previously placed upon the Beneficiary. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

Category 1.       If your spouse is the sole new Owner of the entire
                  Contract, your spouse must choose from Options A, B, C or D, described below. If your spouse does not choose one of these Options, Option D will apply.

Category 2.       If the new Owner is a living person who is not your spouse, or if there are multiple living new Owners, the new Owner(s) must choose from Options A, B or C, described below. If a new
                  Owner does not choose Option A, B or C, Option C will apply for such new Owner.

Category 3.       If the new Owner is a corporation, trust or other
                  non-living person, the new Owner must choose between Options A or C, described below. If the new Owner does not choose Option
                  A or C, Option C will apply.

The following Death of Owner Options are available, as applicable:

Option A.         The new Owner may elect to receive the Death Proceeds in a lump sum.

Option B.         The new Owner may elect to receive the Death Proceeds paid out under one of the Income Plans described in the Payout
                  Phase section, subject to the following conditions:

                  Income payments must begin within one year of your date of death. Income payments must be payable:

                  1.   over the life of the new Owner; or

                  2. for a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner; or

                  3. over the life of the new Owner with a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner.

Option C.         The new Owner may elect to receive the Contract Value
                  payable within 5 years of your date of death. If the new Owner elects this Option, the Contract Value will be recalculated to equal the Death Proceeds, determined as of the day we receive the first complete request for settlement of the Death
                  Proceeds. Unless otherwise instructed by the new Owner, if the Death Proceeds is greater than the Contract Value immediately before it is recalculated, the excess, if any, of the Death
                  Proceeds over the Contract Value will be allocated to the money market Variable Sub-account. Thereafter, the new Owner may exercise all rights as set forth in the Transfers provision during this 5 year period.

                  No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

                  If the new Owner dies prior to the complete liquidation of the Contract Value, then the new Owner's Beneficiary(ies) will receive the greater of the remaining Settlement Value or the remaining Contract Value. This amount must be fully withdrawn within 5 years of the date of the original Owner's death.

Option D.         The new Owner may elect to continue the Contract in the
                  Accumulation Phase. If the Owner was also the Annuitant, then the new Owner will be the new Annuitant. Only one Contract continuation is allowed under this Contract.

If the Contract is continued in the Accumulation Phase, the following conditions apply:

-    If  the  new  Owner  elects  this  Option,   the  Contract  Value  will  be
     recalculated to equal the Death Proceeds, determined as of the day we receive the first complete request for settlement of the Death Proceeds.

- Unless otherwise instructed by the new Owner, if the Death Proceeds is greater than the Contract Value immediately before it is recalculated, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-accounts of the Variable Account. This excess will be allocated in proportion to the percentages of your Contract Value in those Sub-accounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the money market Variable Sub-account.

- Within 30 days after the date we determine the Death Proceeds, the new Owner may transfer all or a portion of the excess of the Death Proceeds, if any, into any combination of Variable Sub-accounts and the Standard Fixed Account without incurring a transfer fee. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

- The new Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge.

- Prior to the Payout Start Date, the Death Proceeds of the continued Contract will be as described in the Death Proceeds provision.

Under any of these Options, all ownership rights subject to the conditions stated in this provision or any restrictions previously placed upon the Beneficiary, are available to the new Owner from the date of your death to the date on which the Death Proceeds are paid.

We reserve the right to offer additional Death of Owner Options.

If the Owner dies after the Payout Start Date, refer to the Payout Phase section of this Contract.


DEATH OF ANNUITANT If the Annuitant who is also the Owner dies prior to the Payout Start Date, the Death of Owner provision applies. If the Annuitant who is not also the Owner dies prior to the Payout Start Date, the Options available to the Owner will be determined by the applicable following Category in which the Owner is defined.

Category 1.       If the Owner is a living person, prior to the Annuitant's
                  death, the Owner must choose from Options A, B or D, as described below. We reserve the right to change the timing and manner of this selection. If the Owner does not choose Option
                  A, B or D, Option D will apply.

Category 2.       If the Owner is a corporation, trust or other non-living
                  person, the Owner must choose between Options A or C, described below. If the Owner does not choose Option A or C, Option C will apply.

The following Death of Annuitant Options are available:

Option A.         The Owner may elect to receive the Death Proceeds in a lump sum.

Option B.         The Owner may elect to receive the Death Proceeds paid out under one of the Income Plans as described in the Payout Phase section. Income payments must begin within one year of the Annuitant's date of death.

Option C.         The Owner may elect to receive the Contract Value payable
                  within 5 years of the Annuitant's date of death. If the new
                  Owner elects this Option, the Contract Value will be recalculated to equal the Death Proceeds, determined as of the day we receive the first complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Owner, if the Death Proceeds is greater than the Contract Value immediately before it is recalculated, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-account. Thereafter, the Owner may exercise all rights as set forth in the Transfers provision during this 5 year period.

                  No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

Option D.         The Owner may elect to continue the Contract in the
                  Accumulation Phase and the youngest Owner will become the Annuitant. The Contract Value of the continued Contract will not be adjusted to equal the Death Proceeds upon the death of the Annuitant.

Under any of these Options, all ownership rights, subject to the conditions stated in this provision, are available to the Owner from the date of the Annuitant's death to the date on which the Death Proceeds are paid.

We reserve the right to offer additional Death of Annuitant Options.

If the Annuitant dies after the Payout Start Date, refer to the Payout Phase section of this Contract.


DEATH PROCEEDS If we receive a complete request for settlement of the Death Proceeds within 180 days of the date of the Owner's or Annuitant's death, the Death Proceeds are equal to the Death Benefit described below. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Settlement Value.

We will determine the value of the Death Proceeds as of the end of the Valuation Period during which we receive the first complete request for settlement of the Death Proceeds. A complete request includes due proof of death.

We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which the Death Proceeds will equal the Death Benefit. This right will only apply for purposes of determining the amount payable as Death Proceeds and in no way restricts when a claim may be filed.


DEATH BENEFIT Prior to the Payout Start Date, the Death Benefit is equal to the greatest of:

- the sum of all purchase payments reduced by a withdrawal adjustment for each withdrawal, as described below; or

-    the Contract Value as of the date we determine the Death Proceeds; or

-    the Settlement Value as of date we determine the Death Proceeds.

A withdrawal adjustment is equal to (a) divided by (b) and the result multiplied by (c) where:

         (a)      is the withdrawal amount.
         (b)      is the Contract Value immediately prior to the withdrawal.
         (c) is the sum of all purchase payments immediately prior to the withdrawal, less any prior withdrawal adjustments.


SETTLEMENT VALUE The Settlement Value is the amount that would be paid in the event of a full withdrawal of the Contract Value.



--------------------------------------------------------------------------------

PAYOUT PHASE
--------------------------------------------------------------------------------


Payout Phase Defined The "Payout Phase" is the second of the two phases during your Contract. The Payout Phase begins on the Payout Start Date. It continues until we make the last payment as provided by the Income Plan(s) chosen.

Payout Start Date The "Payout Start Date" is the date the Contract Value less any applicable taxes is applied to an Income Plan. The anticipated Payout Start Date is shown on the Annuity Data Page. You may change the Payout Start Date by writing to us at least 30 days prior to this date.

The anticipated Payout Start Date is the later of:

-        the Annuitant's 99th birthday; or

-        the 10th anniversary of the Issue Date.

INCOME PLANS An "Income Plan" is a series of payments to be made on a scheduled basis to you or to another person designated by you. The Contract Value on the Payout Start Date less any applicable taxes, will be applied to your Income Plan choice from the following list. You may choose more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value less any applicable taxes should be allocated to each Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionately to each Income Plan chosen based on the proportion of your Contract Value applied to each Income Plan. We reserve the right to limit the number of Income Plans that you may select.

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED NUMBER OF PAYMENTS We will make payments for as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments have been paid. The number of months guaranteed ("Guaranteed Payment Period") may range from 0 to 360 months. If the Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED NUMBER OF PAYMENTS We will make payments for as long as either the Annuitant or joint Annuitant, named at the time of Income Plan selection, lives. If both the Annuitant and the joint Annuitant die in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments have been paid. The Guaranteed Payment Period may range from 0 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

INCOME PLAN 3 - GUARANTEED NUMBER OF PAYMENTS We will make payments for a Guaranteed Payment Period. These payments do not depend on the Annuitant's life. The minimum Guaranteed Payment Period is 60 months (120 months if the Payout Start Date occurs prior to the third anniversary of the Issue Date). The maximum Guaranteed Payment Period is 360 months or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the Guaranteed Payment Period exceed 600 months. Income Plan 3 offers a withdrawal option as described in the Payout Withdrawal provision. Income payments under Income Plan 3 are subject to the following:

- You may request to change the length of the Guaranteed Payment Period and the frequency of payments. You may make this change no more than once each Contract Year. We reserve the right to limit the availability of such changes or to change the frequency of allowable changes without prior notice. If you elect to change the length of the Guaranteed Payment Period, the new payment period must be within the original maximum and minimum payment period you would have been permitted to select on the Payout Start Date; however the maximum payment period available to you will be shortened by the period elapsed since the original payment period began.

- If you change the length of your Guaranteed Payment Period, we will compute the present value of all remaining payments, using the same assumptions we would use if you were terminating the guaranteed payment plan, as described in the Payout Withdrawal provision. We will then adjust the remaining income payments to equal what the computed present value would support based on those same assumptions and based on the revised Guaranteed Payment Period.

- Changes to either the frequency of payments or length of a Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

- Any change in the frequency of payments or length of a Guaranteed Payment Period takes effect on the next payment date after we accept the requested change.

We reserve the right to make other Income Plans available.

INCOME PAYMENTS For each Income Plan selected, payment amounts may vary with the performance of the chosen Variable Sub-accounts and/or may be fixed for the duration of the Income Plan. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to Variable Amount Income Payments and the portion to be applied to Fixed Amount Income Payments. For the portion of your Contract Value to be applied to Variable Amount Income Payments, you must also specify the Variable Sub-accounts on which to base the Variable Amount Income Payments as well as the allocation among those Variable Sub-accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Account on the Payout Start Date will be applied to Variable Amount Income Payments, according to the Variable Sub-account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to Fixed Amount Income Payments. The method of calculating the initial payment is different for Variable Amount Income Payments and Fixed Amount Income Payments.


VARIABLE AMOUNT INCOME PAYMENTS On the Payout Start Date, the portion of the Contract Value you specify to be applied to Variable Amount Income Payments less any applicable taxes, is applied to the appropriate income payment factor for the selected Income Plan to determine the Initial Variable Amount Income Value. An explanation of the basis for determining income payment factors is described in the Income Payment Tables provision.

The Initial Variable Amount Income Value will be allocated among the Variable Sub-accounts you have chosen in the proportions you specified, as described above in the Income Payments provision. The portion of the Initial Variable Amount Income Value allocated to a particular Variable Sub-account is divided by the Annuity Unit Value for that Variable Sub-account on the Payout Start Date. This determines the number of Annuity Units from that Sub-account which will be used to determine your Variable Amount Income Payments. Variable Amount Income Payments, which include your first Variable Amount Income Payment, will vary depending on changes in the Annuity Unit Values for the Sub-accounts upon which the income payments are based. Unless Annuity Transfers are made between Sub-accounts, each income payment from that Sub-account will be that number of Annuity Units multiplied by the Annuity Unit Value for the Sub-account for the Valuation Date on which the income payment is made.


ANNUITY UNIT VALUE The Annuity Unit Value for each Sub-account of the Variable Account at the end of the Valuation Period coinciding with the Payout Start Date is the number used to determine the number of Annuity Units.

Annuity Unit Values at the end of subsequent Valuation Periods are calculated by:

- multiplying the Annuity Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor during the period; and then

- dividing the result by 1.000 plus the Assumed Investment Rate for the period.


ASSUMED INVESTMENT RATE The Assumed Investment Rate is an effective annual rate of 3%. We reserve the right to offer other Assumed Investment Rates. The Assumed Investment Rate may not be changed after an Income Plan has been selected.


FIXED AMOUNT INCOME PAYMENTS On the Payout Start Date, the portion of the Contract Value you specify, less applicable taxes, will be applied to Fixed Amount Income Payments. The Fixed Amount Income Payment is determined by applying the above value to the greater of:

- The appropriate income payment factor for the selected Income Plan from the Income Payment Tables shown in the Income Payment Tables provision. An explanation of the basis for determining the income payment factors is described in the Income Payment Tables provision.

- An income payment factor for the selected Income Plan that we are offering on the Payout Start Date.

Fixed Amount Income Payments are fixed for the duration of the Income Plan.

ANNUITY TRANSFERS After the Payout Start Date, you may make transfers among the Variable Sub-accounts. You may make up to 12 transfers per Contract Year within each Income Plan. No transfers may be made from the Fixed Amount Income Payments nor may transfers be made among Income Plans. Multiple transfers on a single Valuation Date are considered a single transfer.

PAYOUT WITHDRAWAL A Payout Withdrawal is a withdrawal of all or a portion of the allowable Withdrawal Value under an Income Plan. You may withdraw all or a portion of the Withdrawal Value under Income Plan 3 at any time, subject to a Payout Withdrawal Charge, by notice in a form satisfactory to us. For Variable Amount Income Payments, the Withdrawal Value is equal to the present value of the Variable Amount Income Payments being terminated, calculated using a discount rate equal to the Assumed Investment Rate that was used in determining the initial variable payment. For Fixed Amount Income Payments, the Withdrawal Value is equal to the present value of the Fixed Amount Income Payments being terminated, calculated using a discount rate equal to the Applicable Current Interest Rate. For this calculation, the Applicable Current Interest Rate is the rate we are using to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated on the day we receive your written payout withdrawal request.

A Payout Withdrawal must be a least $50. If any Payout Withdrawal reduces the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the Income Plan(s) and the Investment Alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately. On the day you withdraw all or a part of your Withdrawal Value, the Withdrawal Value will be reduced by the amount of the Payout Withdrawal. The remaining income payments will be reduced so that the present value of the reduced income payments plus the amount of the Payout Withdrawal will be equivalent to the present value of the income payments just prior to the Payout Withdrawal.


PAYOUT WITHDRAWAL CHARGE For purposes of assessing the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge.

Payout Withdrawals will be subject to a Payout Withdrawal Charge as follows:

Payment Year:     1       2        3        4        5        6       7        8 and later

Percentage:       7%      7%       6%       5%       4%       3%      2%       0%

For each purchase payment withdrawal, the "Payment Year" in the table is the 365 day period (366 days for a leap year) beginning on the date we receive the purchase payment. The Payout Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year in the table above by the amount of each purchase payment withdrawal.

Regularly scheduled income payments are never subject to a Payout Withdrawal Charge.


PAYOUT TERMS AND CONDITIONS The income payments are subject to the following terms and conditions:

- If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or if the Contract Value is not enough to provide an initial payment of at least $20 when it is applied to the Income Plan(s) you choose, we reserve the right to:

         -        change the payment frequency to make the payment at least
                  $20; or

         - terminate the Contract and pay you the Contract Value less any applicable taxes in a lump sum.

- If we do not receive a written selection of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be deemed to be Life Income with a Guaranteed Payment Period of 120 months.

- If you choose an Income Plan which depends on any person's life, we may require:


         -        proof of age and sex before income payments begin; and

         - proof that the Annuitant or joint Annuitant is still alive before we make each payment.

- After the Payout Start Date, a new Income Plan may not be selected nor may amounts be reallocated to a different Income Plan.

- After the Payout Start Date, withdrawals cannot be made unless income payments are being made under Income Plan 3. You may terminate income payments and withdraw the Withdrawal Value under Income Plan 3 at any time, subject to Payout Withdrawal Charges.

- If any Owner dies during the Payout Phase, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary provision. Any remaining income payments will be paid to the new Owner as scheduled.


--------------------------------------------------------------------------------

INCOME PAYMENT TABLES
--------------------------------------------------------------------------------


The Income Payment Tables shown below contain monthly income payment factors per $1,000 applied, which were calculated using the Annuity 2000 Mortality Tables and an annual interest rate of 3%. For ages and guaranteed payment periods not shown, monthly income payment factors will be calculated on a basis consistent with the factors shown. The adjusted age of the Annuitant is used to determine the appropriate monthly income payment factor to apply for the selected Income Plan. The adjusted age is the actual age of the Annuitant(s) on the Payout Start Date, reduced by one year for each six full years between January 1, 2000 and the Payout Start Date.

The Income Payment Tables below will be used to determine the following:

     - For Variable Amount Income Payments and an Assumed Investment Rate of 3%, the initial monthly income payment for the selected Income Plan. Subsequent monthly income payments will vary as described in the Variable Amount Income Payments provision. For Variable Amount Income Payments with an Assumed Investment Rate other than 3%, monthly income payment factors will be calculated on a basis consistent with the factors shown in the Income Payment Tables using an interest rate equal to the Assumed Investment Rate.

     - For Fixed Amount Income Payments, the minimum guaranteed monthly income payment for the selected Income Plan.

Income Plan 1 - Life Income with Guaranteed Payments for 120 Months

============================================================================================================================

                           Monthly Income Payment for each $1,000 Applied to this Income Plan
----------------------------------------------------------------------------------------------------------------------------
------------------ ----------------------- ---------------- ---------------------- ---------------- ------------------------

 Annuitant's                                 Annuitant's                             Annuitant's
   Adjusted          Male     Female          Adjusted        Male     Female         Adjusted        Male     Female
      Age                                        Age                                     Age
------------------ ----------------------- ---------------- ---------------------- ---------------- ------------------------
------------------ ----------------------- ---------------- ---------------------- ---------------- ------------------------

       35             $3.34     $3.22             49           $3.99    $3.76             63           $5.23    $4.84
       36              3.38      3.24             50            4.05     3.81             64            5.35     4.95
       37              3.41      3.27             51            4.11     3.87             65            5.49     5.07
       38              3.45      3.30             52            4.18     3.93             66            5.62     5.20
       39              3.49      3.34             53            4.26     3.99             67            5.77     5.33
       40              3.53      3.37             54            4.33     4.06             68            5.92     5.47
       41              3.57      3.41             55            4.41     4.13             69            6.07     5.62
       42              3.62      3.44             56            4.50     4.20             70            6.23     5.78
       43              3.66      3.48             57            4.58     4.28             71            6.39     5.94
       44              3.71      3.52             58            4.68     4.36             72            6.56     6.11
       45              3.76      3.57             59            4.78     4.45             73            6.73     6.29
       46              3.81      3.61             60            4.88     4.54             74            6.90     6.48
       47              3.87      3.66             61            4.99     4.63             75            7.08     6.67
       48              3.93      3.71             62            5.11     4.73
================== ======================= ================ ====================== ================ ========================


Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payments for 120 Months

==============================================================================================================================

                            Monthly Income Payment for each $1,000 Applied to this Income Plan
------------------------------------------------------------------------------------------------------------------------------
-------------------- ---------------------------------------------------------------------------------------------------------

                     Female Annuitant's Adjusted Age
-------------------- ---------------------------------------------------------------------------------------------------------
-------------------- ---------- ------------ ----------- ---------- ---------- ---------- ---------- --------- ---------------

      Male
   Annuitant's          35         40        45          50         55           60         65           70         75
    Adjusted
       Age
-------------------- ---------- ------------ ----------- ---------- ---------- ---------- ---------- --------- ---------------
-------------------- ---------- ---------- ---------- ---------- ----------- ---------- ------------ ----------- -------------

       35             $3.06      $3.12      $3.17      $3.22      $3.26       $3.28      $3.31        $3.32       $3.33
       40              3.10       3.18       3.26       3.32       3.38        3.43       3.46         3.49        3.51
       45              3.13       3.23       3.33       3.43       3.52        3.59       3.65         3.69        3.72
       50              3.16       3.27       3.40       3.53       3.65        3.76       3.86         3.93        3.98
       55              3.18       3.30       3.45       3.61       3.77        3.94       4.08         4.20        4.29
       60              3.19       3.33       3.49       3.68       3.88                   4.31         4.51        4.66
       65              3.20       3.34       3.52       3.73       3.97        4.10       4.54         4.83        5.08
       70              3.21       3.35       3.54       3.76       4.03        4.24       4.73         5.13        5.52
       75              3.21       3.36       3.55       3.78       4.07        4.36       4.87         5.38        5.92
                                                                               4.44
==================== ========== ========== ========== ========== =========== ========== ============ =========== =============

Income Plan 3 - Guaranteed Number of Payments

================================= ==============================================

                                  Monthly Income Payment for each
    Specified Period              $1,000 Applied to this Income Plan
--------------------------------- ----------------------------------------------
--------------------------------- ----------------------------------------------

        10 Years                                    $9.61
        11 Years                                     8.86
        12 Years                                     8.24
        13 Years                                     7.71
        14 Years                                     7.26
        15 Years                                     6.87
        16 Years                                     6.53
        17 Years                                     6.23
        18 Years                                     5.96
        19 Years                                     5.73
        20 Years                                     5.51
================================= ==============================================




--------------------------------------------------------------------------------

GENERAL PROVISIONS
--------------------------------------------------------------------------------


THE ENTIRE CONTRACT The entire contract consists of this Contract, any written applications, and any Contract endorsements and riders.

All statements made in written applications are representations and not warranties. No statement will be used by us in defense of a claim or to void the Contract unless it is included in a written application. If your Contract is voided, you will receive any purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation to the date the Contract is voided, plus any purchase payments allocated to the Fixed Account Options, less any withdrawals, excluding accrued interest.

Unless otherwise specified, all references in this Contract to days, months or years shall mean calendar days, months or years.

Only our officers may change the Contract or waive a right or requirement of the Contract. No other individual may do this.

We may not modify this Contract without your signed consent, except to make it comply with any changes in the Internal Revenue Code or as required by any other applicable law or as otherwise permitted by the terms of this Contract.


INCONTESTABILITY We will not contest the validity of this Contract after the Issue Date.

MISSTATEMENT OF AGE OR SEX If any age or sex has been misstated, we will pay the amounts which would have been paid at the correct age and sex.

If we find the misstatement of age or sex after the income payments begin, we will:

     -    pay  all  amounts  underpaid   including  interest  calculated  at  an
          effective annual rate of 6%; or

     - stop payments until the total income payments made are equal to the total amounts that would have been made if the correct age and sex had been used.


ANNUAL STATEMENT At least once a year, prior to the Payout Start Date, we will send you a statement containing Contract Value information. The effective date of the information in the annual statement will not be more than two months before the date of the mailing. We will provide you with Contract Value information at any time upon request. The information presented will comply with any applicable law.


SETTLEMENTS We must receive due proof of death of the Owner or Annuitant prior to settlement of a death claim.

Any full withdrawal or death benefit under this Contract will not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.


DEFERMENT OF PAYMENTS We will pay any amounts due from the Variable Account under this Contract within seven days, unless:

- the New York Stock Exchange is closed for other than usual weekends or holidays, or trading on such Exchange is restricted;

-        an emergency exists as defined by the Securities and Exchange
         Commission; or

- the Securities and Exchange Commission permits delay for the protection of contractholders.

We reserve the right to postpone payments or transfers from the Fixed Account Options for up to six months. If we elect to postpone payments or transfers from the Fixed Account Options for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date the payment or transfer request is received by us to the date the payment or transfer is made.

Exhibit 4(c)
                                                                Page 1
     PA128
Allstate Life
Insurance Company
A Stock Company

Home Office: 3100 Sanders Road, Northbrook, Illinois  60062-7154


Flexible Premium Deferred Variable Annuity Contract

This Contract is issued to the Owner in consideration of the initial purchase payment. Allstate Life Insurance Company ("Allstate Life") will pay the benefits of this Contract, subject to its terms and conditions.

Throughout this Contract, "you" and "your" refer to the Owner(s) of this Contract. "We", "us" and "our" refer to Allstate Life Insurance Company.

Contract Summary
This flexible premium deferred variable annuity provides a cash withdrawal benefit, a death benefit, and a settlement value during the Accumulation Phase and periodic income payments beginning on the Payout Start Date during the Payout Phase.

The dollar amount of income payments or other values provided by this Contract, when based on the investment experience of the Variable Account, will vary to reflect the performance of the Variable Account. For amounts in the Market Value Adjusted Fixed Account, the withdrawal benefit, the settlement value, transfers to other Investment Alternatives and any amount applied to an Income Plan may be subject to a Market Value Adjustment which may result in an upward or downward adjustment of the amount distributed.

This Contract does not pay dividends.

The tax status of this Contract as it applies to the Owner should be reviewed each year.

PLEASE READ YOUR CONTRACT CAREFULLY.

This is a legal Contract between the Owner(s) of this Contract and Allstate Life Insurance Company.

Trial Examination Period
Upon written request we will provide you with factual information regarding the benefits and provisions contained in this Contract. If you are not satisfied with this Contract for any reason, you may cancel it by written notification within 20 days after you receive it. We will refund purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation through the date of cancellation, plus any purchase payments allocated to the Fixed Account Options. (Where required by state law, we will refund purchase payments.) If this Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value. A refund under this Trial Examination Period excludes the actual amount of any Credit Enhancement.

If you have any questions about your Allstate Life Insurance Company variable annuity, please contact Allstate Life at (800) 390-1277.
------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]
------------------------------------------------------------------------------





         Secretary                          Chairman    and    Chief
                                                Executive Officer
                    Flexible Premium Deferred Variable Annuity

-----------------------------------------------------------------------

TABLE OF CONTENTS
-----------------------------------------------------------------------


ANNUITY DATA PAGE....................................................3

THE PERSONS INVOLVED.................................................5

ACCUMULATION PHASE...................................................6

PAYOUT PHASE........................................................17

INCOME PAYMENT TABLES...............................................21

GENERAL PROVISIONS..................................................22



                                     Page 4
DPA128

----------------------------------------------------------------------------------------------------------------------------

ANNUITY DATA PAGE
----------------------------------------------------------------------------------------------------------------------------

Contract Number:....................................................................................................444444444

Owner:...............................................................................................................John Doe

Annuitant:...........................................................................................................John Doe
         Age at Issue:.....................................................................................................35
         Sex:............................................................................................................Male

Issue Date:.......................................................................................................May 1, 2002

Initial Purchase Payment:..........................................................................................$10,000.00
Tax Qualification:........................................................................................................IRA

Initial Credit Enhancement Percentage:.....................................................................................4%

Variable Account:..........................................................Allstate Life Insurance Company Separate Account A

Allocation of Initial Purchase Payment:
                                                                             Allocated
                                                                             Amount (%)
Variable Sub-account
Fund Manager Sub-account A                                    10%
Fund Manager Sub-account B                                    10%
Fund Manager Sub-account C                                    10%
Fund Manager Sub-account D                                    10%
                                                                                                          Rate
                                                          Allocated             Current Annual   Guaranteed
                                                          Amount (%)   Interest Rate             Through

Dollar Cost Averaging Fixed Account
6  Month Transfer Period Account                     5%                      4.50%               11/01/2002
12 Month Transfer Period Account                     5%                       5.00%              05/01/2003


Standard Fixed Account
1 Year Guarantee Period Account                      10%                     4.50%               05/01/2003


Market Value Adjusted Fixed Account
3 Year Guarantee Period Account                      10%                     4.75%               05/01/2005
5 Year Guarantee Period Account                      10%                     5.25%               05/01/2007
7 Year Guarantee Period Account                      10%                     5.50%               05/01/2009
10 Year Guarantee Period Account                     10%                     5.75%               05/01/2012


Minimum Guaranteed Annual Rate
Dollar Cost Averaging Fixed Account:....................................................................................3.00%
Standard Fixed Account:.................................................................................................3.00%

Payout Start Date:................................................................................................May 1, 2066





Charges for the Contract on the Issue Date:

Annualized Charges
Administrative Expense Charge:..........................................................................................0.35%
Mortality and Expense Risk Charges:
        Base Contract:..................................................................................................1.40%
        Spousal Protection Rider:.......................................................................................0.15%
        Enhanced Beneficiary Protection Rider A:........................................................................0.30%
        Enhanced Beneficiary Protection Rider B:........................................................................0.30%
        Earnings Protection Death Benefit Rider:........................................................................0.35%

Annual Charges
Contract Maintenance Charge............................................................................................$30.00
                                                                      (Charge may be waived. See your Contract for details)
Retirement Income Guarantee Rider 2 Fee.............................................................0.75% of the Income Base*
                                                                                                *See your rider for details
Additional charges will apply if you add any Contract riders after the Issue
Date. Additional charges may apply if you make a transfer or withdrawal. See your Contract for details.




Co - Annuitant                               Age                                                Sex
--------------                         ---------------                                    --------------
Jane Doe                                    40                                                   F

Primary Beneficiary                         Relationship to Owner                          Percentage
-------------------                         ---------------------                        -------------
Jane Doe                                    Wife                                               100%

Contingent Beneficiary              Relationship to Owner                                    Percentage
----------------------              ---------------------                                  --------------
Susan Doe                                      Daughter                                          100%

                                     Page 24
     PA128

-----------------------------------------------------------------------------

THE PERSONS INVOLVED
------------------------------------------------------------------------------


Owner The person named at the time of application is the Owner of this Contract unless subsequently changed. As Owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else. The Contract cannot be jointly owned by both a non-living person and a living person, unless the Owner(s) took ownership of the Contract as the Beneficiary. If the Owner is a trust, the Owner will be considered a non-living person.

You may exercise all rights stated in this Contract, subject to the rights of any irrevocable Beneficiary.

You may change the Owner or Beneficiary at any time by written notice in a form satisfactory to us. Once we accept a change, the change will take effect as of the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.

You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. We are bound by an assignment only if it is signed by the assignor and filed with us. We are not responsible for the validity of an assignment.

If more than one person is designated as Owner:

# Owner as used in this Contract refers to all people named as Owners, unless otherwise indicated;

#    any request to exercise ownership rights must be signed by all Owners; and

# on the death of any person who is an Owner, the surviving person(s) named as Owner(s) will continue as Owner(s), as described in the Death of Owner provision.


Annuitant The Annuitant is the person named on the Annuity Data Page. The Annuitant must be a living person. You cannot change the Annuitant at any time.


Beneficiary The two classes of Beneficiaries are Primary Beneficiaries and Contingent Beneficiaries. Primary Beneficiaries and Contingent Beneficiaries are individually and collectively referred to herein as "Beneficiaries".

The Primary Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under this Contract upon the death of the sole surviving Owner.

The Contingent Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Contingent Beneficiary is entitled to receive benefits under the Contract upon the death of the sole surviving Owner, when all Primary Beneficiary(ies) predecease the sole surviving Owner.

You may change or add Beneficiaries at any time by written request in a form satisfactory to us, unless you have designated an irrevocable Beneficiary. You may restrict income payments to Beneficiaries by written request in a form satisfactory to us. Once we accept a request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

If no named Beneficiary is living when the sole surviving Owner dies, or if a Beneficiary has not been named, the new Beneficiary will be:

         your spouse, or if he or she is no longer living,
         ii. your surviving children equally, or if you have no surviving children, iii. your estate.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation, trust or other non-living person, all Beneficiaries will be considered to be non-living persons.

Unless you have provided directions, in writing in a form satisfactory to us, to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Owner, the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original share of the remaining Beneficiaries.

Survivor Clause
For purposes of this Contract, in determining whether a living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.



-----------------------------------------------------------------------------

ACCUMULATION PHASE
-----------------------------------------------------------------------------


Accumulation Phase Defined The "Accumulation Phase" is the first of two phases during your Contract. The Accumulation Phase begins on the Issue Date stated on the Annuity Data Page. This phase will continue until the Payout Start Date unless this Contract is terminated before that date.


Contract Year A "Contract Year" is the 365 day period (366 days for a leap year) beginning on the Issue Date and on each anniversary of the Issue Date.


Valuation Date and Valuation Period A "Valuation Date" is each date Monday through Friday on which the New York Stock Exchange is open for regular trading. A "Valuation Period" is the time interval beginning at the closing of the New York Stock Exchange on a Valuation Date and ending at the closing of the New York Stock Exchange on the following Valuation Date.


Purchase Payments Purchase payments are initial and subsequent payments made by you and do not include any Credit Enhancements. The initial purchase payment is shown on the Annuity Data Page. You may make subsequent purchase payments during the Accumulation Phase. We reserve the right to impose a minimum amount on each subsequent purchase payment. This minimum amount will not exceed $1,000. We also reserve the right to limit cumulative purchase payments to a maximum amount of $1,000,000. We may limit your ability to make subsequent purchase payments in order to comply with the laws of the state where this Contract is delivered.

We will invest the purchase payments in the Investment Alternatives you select. You may allocate any portion of your purchase payment in whole percents from 0% to 100% or in exact dollar amounts to any of the Investment Alternatives. The total allocation of your purchase payment to the Investment Alternatives you select must equal 100%.

The allocation of the initial purchase payment is shown on the Annuity Data Page. Allocation of each subsequent purchase payment will be the same as the allocation for the most recent purchase payment unless you change the allocation. You may change the allocation of subsequent purchase payments at any time, without charge, by notice in a form satisfactory to us. Any change will take effect as of the day we receive the notice.

Initial Purchase Payment Allocation If the Trial Examination Period provision requires us to refund purchase payments, then during the Trial Examination Period, we reserve the right to invest the purchase payments you allocated to the Variable Account (plus any associated Credit Enhancements) to a money market Variable Sub-account available under this Contract. We will notify you if we do so. At the end of the Trial Examination Period, the amount in the money market Variable Sub-account will be allocated to the Variable Sub-accounts as originally designated by you. This allocation will not be considered a transfer.


Investment Alternatives Investment Alternatives are the Sub-accounts of the Variable Account and the Fixed Account Options under this Contract.

We reserve the right in our sole discretion to:

#    make additional Investment Alternatives available;

#    modify,   substitute  or  eliminate   any  current  or  future   Investment
     Alternatives we make available; and

# establish and modify the terms and conditions for making purchase payments to, withdrawals from, and transfers to or from any of the Investment Alternatives we make available.

Without limiting the foregoing:

We reserve the right to impose limitations on the Investment Alternatives in which you may invest. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-accounts, and/or the required use of automatic portfolio rebalancing. A current explanation and list of investment limitations is set forth in the prospectus that pertains to your Contract.


Credit Enhancement A "Credit Enhancement" will be allocated to the Investment Alternatives you selected at the time of purchase payment. It will be allocated among the Investment Alternatives in the same proportions as the purchase payment. The amount of your Credit Enhancement is determined by multiplying the applicable Credit Enhancement Percentage in the table below and the amount of the purchase payment. We do not consider Credit Enhancements to be an investment in the Contract for income tax purposes.

The Credit Enhancement Percentage will be determined as follows:
------------------------------------------------------------------------------- --------------------------------------------

                                                                                      Credit Enhancement Percentage:
------------------------------------------------------------------------------- --------------------------------------------
------------------------------------------------------------------------------- ----------------------- --------------------

                                                                                  Issue Age is 85 or       Issue Age is
Total purchase payments adjusted for any withdrawals:                                  younger             between 86-90
------------------------------------------------------------------------------- ----------------------- --------------------
------------------------------------------------------------------------------- ----------------------- --------------------

         $500,000 or less                                                                4.0%                  2.0%
------------------------------------------------------------------------------- ----------------------- --------------------
------------------------------------------------------------------------------- ----------------------- --------------------

         $500,001 - $1,000,000                                                           4.5%                  2.5%
------------------------------------------------------------------------------- ----------------------- --------------------
------------------------------------------------------------------------------- ----------------------- --------------------

         $1,000,001 or more                                                              5.0%                  3.0%
------------------------------------------------------------------------------- ----------------------- --------------------

The Issue Age is the age of the oldest Contract Owner or Annuitant on the Issue Date of the Contract. The Issue Date is shown on the Annuity Data Page.


Variable Account The "Variable Account" for this Contract is shown on the Annuity Data Page. This account is a separate investment account to which we allocate assets contributed under this and certain other contracts. The income, gains and losses, realized or unrealized, from assets allocated to the Variable Account are credited to or charged against the account without regard to our other income, gains or losses.

If we deem it to be in the best interests of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940, as amended, or it may be deregistered under such Act in the event such registration is no longer required.

Variable Sub-accounts The Variable Account is divided into Sub-accounts. Each Sub-account represents an investment in the shares of the mutual fund underlying that Sub-account. We may offer additional Sub-accounts of the Variable Account at our discretion. We reserve the right to limit the number of Sub-accounts of the Variable Account that may be invested in at any one time.

We reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions for the shares of the underlying mutual fund of the Sub-accounts of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-account of the Variable Account without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940, as amended.

We reserve the right to establish additional Sub-accounts of the Variable Account, each of which would invest in shares of a mutual fund. You may then instruct us to allocate purchase payments or transfers to such Sub- accounts, subject to any terms set by us or the mutual fund. We reserve the right to limit the availability of Sub-accounts and/or funds for this Contract.

In the event of any such substitution or change, we may by endorsement, make such changes as may be necessary or appropriate to reflect such substitution or change.


Fixed Account Options There are 3 Fixed Account Options under this Contract. The Fixed Account Options are the Dollar Cost Averaging Fixed Account Option, the Standard Fixed Account Option and the Market Value Adjusted Fixed Account Option.


Dollar Cost Averaging Fixed Account Option The Dollar Cost Averaging Fixed Account is divided into individual Transfer Period Accounts. A new Transfer Period Account is established each time you allocate a purchase payment to the Dollar Cost Averaging Fixed Account and you choose the term length of the new Transfer Period Account. Purchase payments may not be allocated to any existing Transfer Period Account. No amount may be transferred into the Dollar Cost Averaging Fixed Account. Each Transfer Period Account is identified by the date the Transfer Period Account begins and the term length of the Transfer Period Account. Each purchase payment allocated to a Transfer Period Account must be at least $500. We will offer term lengths from which you may select for your Transfer Period Account(s), which may range from three to eighteen months; however, we may modify or eliminate the term lengths we offer at our discretion.

Amounts in a Transfer Period Account will earn interest at the rate declared for the Transfer Period Account at the time it is established. This interest rate will be in effect for the term of the Transfer Period Account. Each purchase payment, Credit Enhancement and all associated interest in a Transfer Period Account must be transferred to the other Investment Alternatives according to your allocation instructions in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the Investment Alternatives available for transfers from any Transfer Period Account. We may offer weekly, quarterly, semi-annual or other installment transfer period alternatives, at our discretion. For each purchase payment, the first transfer from a Transfer Period Account will begin on the first Valuation Date after the payment is received by us. If we do not receive an allocation instruction from you when the payment is received by us, the purchase payment, Credit Enhancement and all associated interest will be transferred to the money market Variable Sub-account in equal installments until we have received a different allocation instruction.

At the expiration of a Transfer Period Account, any residual amount will be automatically transferred to the money market Variable Sub-account. If you discontinue the Dollar Cost Averaging Option before the expiration of a Transfer Period Account, the remaining balance will be transferred on the day we receive notification to the money market Variable Sub-account unless you request a different Investment Alternative.

Guarantee Period Account The Standard Fixed Account and Market Value Adjusted Fixed Account are divided into individual Guarantee Period Accounts. A new Guarantee Period Account is established each time you allocate a purchase payment or transfer to the Standard Fixed Account or Market Value Adjusted Fixed Account. Each Guarantee Period Account is identified by the date the Guarantee Period Account was established and the term length of the Guarantee Period Account. You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer into a Guarantee Period Account must be at least $500. We will offer the following term lengths you may choose from for your Guarantee Period Accounts:

#        one year for the Standard Fixed Account
#        from one to ten years for the Market Value Adjusted Fixed Account

We may add to, modify or eliminate the term lengths we offer at our discretion.

You must choose the term length for a new Guarantee Period Account from the term lengths we offer for the Standard Fixed Account and the Market Value Adjusted Fixed Account at the time you create the new Guarantee Period Account. If you allocate a purchase payment or transfer to the Standard Fixed Account or the Market Value Adjusted Fixed Account, but you do not select a term length for the new Guarantee Period Account, we will allocate the purchase payment (and any Credit Enhancement) or the transfer to a new Guarantee Period Account with the same term length as the Guarantee Period Account of your most recent purchase payment or transfer to the same Fixed Account Option. If we no longer offer that term length, then we will allocate the purchase payment (and any Credit Enhancement) or the transfer to a new Guarantee Period Account with the next shortest term currently offered for that Fixed Account Option. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment (and any Credit Enhancement) or the transfer to a new Guarantee Period Account of the shortest term we are offering at that time.


Standard Fixed Account Option The following provisions apply to Guarantee Period Accounts of the Standard Fixed Account Option. Amounts in a Guarantee Period Account will earn interest at the rate declared for the term length at the time it is established. This interest rate will be in effect for one year. On the first anniversary of a Guarantee Period Account, we will declare a renewal interest rate, which will remain in effect for one year. Subsequent renewal dates will be on the anniversaries of the first renewal date.

The total amount of transfers and withdrawals from any individual Guarantee Period Account during a Contract Year cannot exceed 30% of the amount used to establish that Guarantee Period Account. Any portion of the total allowable transfer and withdrawal amount that is not transferred or withdrawn in a Contract Year will not increase the allowable transfer and withdrawal amount for any subsequent Contract Year. This limit will be waived if you elect to withdraw your entire Contract Value.

Prior to the renewal date of each Guarantee Period Account we will mail you a renewal notice outlining the options available to you. During the 30 day period after a renewal date, the 30% limit described above will be waived and you may transfer or withdraw all or a portion of the amount in the renewing Guarantee Period Account. If you make a withdrawal, a Withdrawal Charge and any applicable taxes may apply. If we receive notification of your election to make a transfer or withdrawal from a renewing Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date. If we receive notification of your election to make a transfer or withdrawal from the renewing Guarantee Period Account after the renewal date, but before expiration of the 30 day period, (i) the transfer or withdrawal will be deemed to have occurred on the day we receive such notice, and (ii) the amount transferred or withdrawn will earn interest for the period beginning on the renewal date and ending on the day we receive notification of your election at the renewal interest rate declared. Any remaining balance not withdrawn or transferred from the renewing Guarantee Period Account will continue to earn interest until the next renewal date at the renewal interest rate declared. If we do not receive notification from you within the 30 day period, you will be deemed to have elected to renew the Guarantee Period Account and the amount in the renewing Guarantee Period Account will continue to earn interest at the renewal interest rate declared until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account.

Market Value Adjusted Fixed Account Option The following provisions apply to Guarantee Period Accounts of the Market Value Adjusted Fixed Account Option. Amounts in a Guarantee Period Account will earn interest at the rate declared for the term length at the time it is established. This interest rate will be in effect for the term of the Guarantee Period Account. Upon the expiration of the term of the Guarantee Period Account, unless you specify otherwise, we will transfer the amount in the expiring Guarantee Period Account to establish a new Guarantee Period Account with the same term length and at an interest rate declared by us. The new Guarantee Period Account will be established as of the day immediately following the expiration date of the expiring Guarantee Period Account ("New Account Start Date").

Prior to the expiration of each Guarantee Period Account, we will mail you a notice outlining the options available to you. During the 30 day period after the expiration of a Guarantee Period Account, you may transfer or withdraw all or a portion of the amount in the expiring Guarantee Period Account without a Market Value Adjustment. If you make a withdrawal, a Withdrawal Charge and any applicable taxes may apply. If we receive notification of your election to make a transfer or withdrawal from an expiring Guarantee Period Account on or before the New Account Start Date, the transfer or withdrawal will be deemed to have occurred on the New Account Start Date. If we receive notification of your election to make a transfer or withdrawal from an expiring Guarantee Period Account after the New Account Start Date, but before expiration of the 30 day period, (i) the transfer or withdrawal will be deemed to have occurred on the day we receive such notice; and (ii) the amount transferred or withdrawn will earn interest for the period beginning on the New Account Start Date and ending on the day we receive notification of your election. Any remaining balance not withdrawn or transferred will earn interest for the term of the new Guarantee Period Account, at the interest rate declared for such Account. If we do not receive notification from you within the 30 day period, you will be deemed to have elected to transfer the amount in the expiring Guarantee Period Account to establish a new Guarantee Period Account with the same term length, and the amount in the new Guarantee Period Account will continue to earn interest at the interest rate declared for the new Guarantee Period Account, and will be subject to all restrictions of the Market Value Adjusted Fixed Account. If we no longer offer the term length of the expiring Guarantee Period Account, the term length of the new Guarantee Period Account will be the next shortest term length we offer for the Market Value Adjusted Fixed Account at that time, and the interest rate will be the rate declared by us at that time for such term.


Market Value Adjustment A Market Value Adjustment will apply to any withdrawal or transfer from a Guarantee Period Account of the Market Value Adjusted Fixed Account other than during the 30 day period after such Guarantee Period Account expires. A Market Value Adjustment also may apply to amounts in the Market Value Adjusted Fixed Account if we pay Death Proceeds or if the Payout Start Date begins on a day other than during the 30 day period after such Guarantee Period Account expires.

A Market Value Adjustment is an increase or decrease in the amount reflecting changes in the level of interest rates since the Guarantee Period Account was established. As used in the formula below, "Treasury Rate" means the U. S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15. If such yields cease to be available in Federal Reserve Bulletin Release H.15, then we will use an alternate source for such information in our discretion. The Market Value Adjustment is determined using the following adjustment factor:

                      .9 x {I - (J + .0025)} x N
where:

         I = the Treasury Rate for a maturity equal to the term length of the Guarantee Period Account for the week preceding the establishment of the Guarantee Period Account;

         J = the Treasury Rate for the same maturity as I, as of the week preceding the date amounts are transferred or withdrawn from the Guarantee Period Account, the date we determine the Death Proceeds, or the Payout Start Date, as the case may be ("Market Value Adjustment Date"); and

         N = the number of whole and partial years remaining in the term of the Guarantee Period Account, measured from the Market Value Adjustment Date to the expiration of the Guarantee Period Account.

The amount subject to a Market Value Adjustment is multiplied by the adjustment factor to determine the amount of the Market Value Adjustment.

Crediting Interest We credit interest daily to money allocated to the Fixed Account Options at interest rates which compound over one year to the interest rates we declared when the money was allocated. We will credit interest to the initial purchase payment plus any associated Credit Enhancement from the Issue Date. We will credit interest to subsequent purchase payments plus any associated Credit Enhancements from the day we receive them. We will credit interest to amounts transferred from the day the transfer is made. The annualized interest rate for the Dollar Cost Averaging Fixed Account and the Standard Fixed Account will never be less than 3%.


Transfers Prior to the Payout Start Date, you may transfer amounts among the Investment Alternatives. You may make 12 transfers per Contract Year without charge. Each transfer after the 12th in any Contract Year may be assessed a transfer fee of up to 2.0% of the amount transferred. Any transfers made from the Dollar Cost Averaging Fixed Account do not count as one of the free transfers allowed each Contract Year; and are not assessed a transfer fee. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee.

Transfers to and from the Fixed Account Options are subject to the restrictions described in the Dollar Cost Averaging Fixed Account Option, Standard Fixed Account Option or Market Value Adjusted Fixed Account Option provisions of this Contract.
We reserve the right to limit the number of transfers among the Variable Sub-accounts in any Contract Year or to refuse any transfer request submitted by or on behalf of an Owner or certain Owners if, in our sole discretion:

o We believe that excessive trading by such Owner or Owners or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the underlying mutual funds or would be to the disadvantage of other contract owners; or

o We are informed by one or more of the underlying mutual funds that the purchase of shares is to be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on share prices of affected underlying mutual funds.

Such restrictions may be applied in any manner which is reasonably designed to prevent any use of the transfer right which is considered by us in our sole discretion to be to the disadvantage of the other contract owners.

We reserve the right to assess short-term trading fees in connection with transfers from Variable Sub-accounts that occur within a certain number of days following the date of allocation to the Variable Sub-accounts. Such fees may vary by Sub-account, but will only apply to those Sub-accounts corresponding to underlying mutual funds that assess such fees.

We reserve the right to waive the transfer fees and restrictions contained in this Contract.


Contract Value Your "Contract Value" is equal to the sum of:

# the number of Accumulation Units you hold in each Sub-account of the Variable Account multiplied by the Accumulation Unit Value for that Sub-account on the most recent Valuation Date; plus

#        the total value you have in the Fixed Account Options.


Accumulation Units and Accumulation Unit Value Amounts you allocate to a Sub-account of the Variable Account are used to purchase Accumulation Units in that Sub-account. The number of Accumulation Units purchased on a given Valuation Date will depend on the Accumulation Unit Value of the Sub-account on that Valuation date. Accumulation Unit Values at the end of any subsequent Valuation Periods are calculated by multiplying the Accumulation Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor for the Valuation Period. The Accumulation Unit Values may increase or decrease.

Accumulation Unit Values for each Sub-account of the Variable Account are determined only on Valuation Dates. The Accumulation Unit Value for each Sub-account will vary with the price per share of the underlying mutual fund of the Sub-account, and in accordance with the Mortality and Expense Risk Charge, Administrative Expense Charge and any applicable taxes.

Additions or transfers to a Sub-account of the Variable Account will increase the number of Accumulation Units for that Sub-account. Withdrawals or transfers from a Sub-account of the Variable Account, Contract Maintenance Charges and any applicable annual fees will decrease the number of Accumulation Units for that Sub-account.


Net Investment Factor For each Variable Sub-account, the "Net Investment Factor" for a Valuation Period is equal to:

#    The sum of:

     o the net asset value per share of the underlying mutual fund of the Sub-account determined at the end of the current Valuation Period; plus

     o the per share amount of any dividend or capital gain distributions made by the underlying mutual fund of the Sub-account during the current Valuation Period.

# Divided by the net asset value per share of the underlying mutual fund of the Sub-account determined as of the end of the immediately preceding Valuation Period.

# The result is reduced by the Mortality and Expense Risk Charge and the Administrative Expense Charge corresponding to the portion of the 365 day year (366 days for a leap year) that is in the current Valuation Period.

The Net Investment Factor may be greater than, less than or equal to one; therefore, the value of an Accumulation Unit may increase, decrease, or remain the same.


Charges The charges for this Contract include Administrative Expense Charges, Mortality and Expense Risk Charges, Contract Maintenance Charges, transfer fees, and any applicable annual fees or taxes. If withdrawals are made, the Contract may also be subject to Withdrawal Charges.


Administrative Expense Charge Your actual Administrative Expense Charge is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value provision and the Net Investment Factor provision for a description of how this charge is applied.)


Mortality and Expense Risk Charge Your actual Mortality and Expense Risk Charges for the Contract as issued is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value provision and the Net Investment Factor provision for a description of how this charge is applied.)

Our actual mortality and expense experience will not adversely affect the dollar amount of variable benefits or other contractual payments or values under this Contract.

Contract Maintenance Charge On or prior to the Payout Start Date, a Contract Maintenance Charge will be deducted from your Contract Value on each Contract anniversary. The annual charge will be $30 per Contract Year. The Contract Maintenance Charge will be waived (i) for the remaining term of the Contract after the total amount of purchase payments you have made to this Contract reaches $50,000 or more; or (ii) for a Contract anniversary, if on that date your entire Contract Value is allocated to the Fixed Account Options. The charge is deducted only from the Sub-accounts of the Variable Account. The Contract Maintenance Charge will be deducted from the money market Variable Sub-account first; if the money market Variable Sub-account has insufficient funds to cover the Contract Maintenance Charge, the balance will be deducted on a pro-rata basis from each of the other Sub-accounts of the Variable Account in the proportion that your value in each Sub-account bears to your total value in all Sub-accounts of the Variable Account, excluding the money market Variable Sub-account. If the Contract is terminated on any date other than on the Contract anniversary, the full Contract Maintenance Charge will be deducted for the partial Contract Year.

After the Payout Start Date the Contract Maintenance Charge will be deducted in equal parts from each income payment. The Contract Maintenance Charge will be waived if the total amount of purchase payments you have made to this Contract on or prior to the Payout Start Date reaches $50,000 or more, or if, after the Payout Start Date, all income payments are Fixed Amount Income Payments.


Taxes Any premium tax relating to this Contract may be deducted from purchase payments or the Contract Value when the tax is incurred or at a later time.


Withdrawal You have the right, subject to the restrictions and charges described in this Contract, to withdraw part or all of your Contract Value at any time during the Accumulation Phase. A withdrawal must be at least $50. If any withdrawal reduces the Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value. If you withdraw the entire Contract Value, the Contract will terminate.
You must specify the Investment Alternative(s) from which you wish to make a withdrawal. When you make a withdrawal, your Contract Value will be reduced by a withdrawal amount equal to the amount paid to you and any applicable Withdrawal Charge, Market Value Adjustment, Contract Maintenance Charge and taxes.

Withdrawals from the Standard Fixed Account are subject to the restrictions described in the Standard Fixed Account Option provision.

Any Withdrawal Charge will be waived on withdrawals taken to satisfy IRS minimum distribution rules; however the amount of the withdrawal will reduce the Free Withdrawal Amount, as described in the provision below, available in a Contract Year. Withdrawals taken from any Guarantee Period Account of the Standard Fixed Account to satisfy IRS minimum distribution rules will count towards the 30% limit for transfers and withdrawals, as described in the Standard Fixed Account Option provision. This waiver is permitted only for withdrawals that satisfy required distributions resulting solely from this Contract.


Free Withdrawal Amount The Free Withdrawal Amount available in a Contract Year is equal to 15% of the purchase payments that are subject to a Withdrawal Charge as of the beginning of the Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. Purchase payments that are no longer subject to a Withdrawal Charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a Withdrawal Charge, if withdrawn.

During each Contract Year you may withdraw the Free Withdrawal Amount without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment and any applicable taxes. If you do not withdraw the entire Free Withdrawal Amount during a Contract Year, any remainder is not carried forward to increase the Free Withdrawal Amount in a subsequent Contract Year. The Free Withdrawal Amount is only available during the Accumulation Phase of the Contract.


Withdrawal Charge A Withdrawal Charge may be assessed on certain withdrawals. For purposes of assessing the Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Withdrawal Charge.

Withdrawals during the Accumulation Phase in excess of the Free Withdrawal Amount will be subject to a Withdrawal Charge as follows:

         Payment Year:   1    2    3    4    5    6    7   8   9 and  Later

         Percentage:   8.5% 8.5% 8.5% 7.5% 6.5% 5.5%  4%  2.5%     0%

For each purchase payment withdrawal, the "Payment Year" in the table above is the 365 day year (366 days for a leap year) beginning on the day we received the purchase payment. The Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year in the table above and the amount of each purchase payment withdrawal that is in excess of the Free Withdrawal Amount.


Death of Owner If you die prior to the Payout Start Date, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary provision.

If there is more than one new Owner taking a share of the Death Proceeds, described in the Death Proceeds provision, each new Owner will be treated as a separate and independent Owner of his or her respective share of the Death Proceeds. Each new Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below, subject to any restrictions previously placed upon the new Owner. Each new Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original new Owner.

If any new Owner is a non-living person, all new Owners will be considered to be non-living persons for purposes of this provision.

The Options available to the new Owner will be determined by the applicable following Category in which the new Owner is defined. If the new Owner took ownership of the Contract as the Beneficiary, the new Owner's Options will be subject to any restrictions previously placed upon the Beneficiary. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

Category 1. If your spouse is the sole new Owner of the entire Contract, your spouse must choose from Options A, B, C or D, described below. If your spouse does not choose one of these Options, Option D will apply.

Category 2. If the new Owner is a living person who is not your spouse, or if there are multiple living new Owners, the new Owner(s) must choose from Options A, B or C, described below. If a new Owner does not choose Option A, B or C, Option C will apply for such new Owner.

Category 3. If the new Owner is a corporation, trust or other non-living person, the new Owner must choose between Options A or C, described below. If the new Owner does not choose Option A or C, Option C will apply.

The following Death of Owner Options are available, as applicable:

Option A. The new Owner may elect to receive the Death Proceeds in a lump sum.

Option B. The new Owner may elect to receive the Death Proceeds paid out under one of the Income Plans described in the Payout Phase section, subject to the following conditions:

                  Income payments must begin within one year of your date of death. Income payments must be payable:

#    over the life of the new Owner; or

# for a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner; or

# over the life of the new Owner with a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner.

Option C. The new Owner may elect to receive the Contract Value payable within 5 years of your date of death. If the new Owner elects this Option, the Contract Value will be recalculated to equal the Death Proceeds, determined as of the day we receive the first complete request for settlement of the Death Proceeds. Unless otherwise instructed by the new Owner, if the Death Proceeds is greater than the Contract Value immediately before it is recalculated, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-account. Thereafter, the new Owner may exercise all rights as set forth in the Transfers provision during this 5 year period.

                  No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period; however the amount withdrawn may be subject to a Market Value Adjustment.

                  If the new Owner dies prior to the complete liquidation of the Contract Value, then the new Owner's Beneficiary(ies) will receive the greater of the remaining Settlement Value or the remaining Contract Value. This amount must be fully withdrawn within 5 years of the date of the original Owner's death.

Option D. The new Owner may elect to continue the Contract in the Accumulation Phase. If the Owner was also the Annuitant, then the new Owner will be the new Annuitant. Only one Contract continuation is allowed under this Contract.

                  If the Contract is continued in the Accumulation Phase, the following conditions apply:


#    If  the  new  Owner  elects  this  Option,   the  Contract  Value  will  be
     recalculated to equal the Death Proceeds, determined as of the day we receive the first complete request for settlement of the Death Proceeds.

# Unless otherwise instructed by the new Owner, if the Death Proceeds is greater than the Contract Value immediately before it is recalculated, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-accounts of the Variable Account. This excess will be allocated in proportion to the percentages of your Contract Value in those Sub-accounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the money market Variable Sub-account.

# Within 30 days after the date we determine the Death Proceeds, the new Owner may transfer all or a portion of the excess of the Death Proceeds, if any, into any combination of Variable Sub-accounts, the Standard Fixed Account and the Market Value Adjusted Fixed Account without incurring a transfer fee. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

# The new Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment.

# Prior to the Payout Start Date, the Death Proceeds of the continued Contract will be as described in the Death Proceeds provision.

Under any of these Options, all ownership rights subject to the conditions stated in this provision or any restrictions previously placed upon the Beneficiary, are available to the new Owner from the date of your death to the date on which the Death Proceeds are paid.

We reserve the right to offer additional Death of Owner Options.

If the Owner dies after the Payout Start Date, refer to the Payout Phase section of this Contract.

Death of Annuitant If the Annuitant who is also the Owner dies prior to the Payout Start Date, the Death of Owner provision applies. If the Annuitant who is not also the Owner dies prior to the Payout Start Date, the Options available to the Owner will be determined by the applicable following Category in which the Owner is defined.

Category 1. If the Owner is a living person, prior to the Annuitant's death, the Owner must choose from Options A, B or D, as described below. We reserve the right to change the timing and manner of this selection. If the Owner does not choose Option A, B or D, Option D will apply.

Category 2. If the Owner is a corporation, trust or other non-living person, the Owner must choose between Options A or C, described below. If the Owner does not choose Option A or C, Option C will apply.

The following Death of Annuitant Options are available:

Option A. The Owner may elect to receive the Death Proceeds in a lump sum.

Option B. The Owner may elect to receive the Death Proceeds paid out under one of the Income Plans as described in the Payout Phase section. Income payments must begin within one year of the Annuitant's date of death.

Option C. The Owner may elect to receive the Contract Value payable within 5 years of the Annuitant's date of death. If the new Owner elects this Option, the Contract Value will be recalculated to equal the Death Proceeds, determined as of the day we receive the first complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Owner, if the Death Proceeds is greater than the Contract Value immediately before it is recalculated, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-account. Thereafter, the Owner may exercise all rights as set forth in the Transfers provision during this 5 year period.

                  No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period; however the amount withdrawn may be subject to a Market Value Adjustment.

Option D. The Owner may elect to continue the Contract in the Accumulation Phase and the youngest Owner will become the Annuitant. The Contract Value of the continued Contract will not be adjusted to equal the Death Proceeds upon the death of the Annuitant.

Under any of these Options, all ownership rights, subject to the conditions stated in this provision, are available to the Owner from the date of the Annuitant's death to the date on which the Death Proceeds are paid.

We reserve the right to offer additional Death of Annuitant Options.

If the Annuitant dies after the Payout Start Date, refer to the Payout Phase section of this Contract.


Death Proceeds If we receive a complete request for settlement of the Death Proceeds within 180 days of the date of the Owner's or Annuitant's death, the Death Proceeds are equal to the Death Benefit described below. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Settlement Value.

We will determine the value of the Death Proceeds as of the end of the Valuation Period during which we receive the first complete request for settlement of the Death Proceeds. A complete request includes due proof of death.

We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which the Death Proceeds will equal the Death Benefit. This right will only apply for purposes of determining the amount payable as Death Proceeds and in no way restricts when a claim may be filed.

Death Benefit Prior to the Payout Start Date, the Death Benefit is equal to the greatest of:

# the sum of all purchase payments plus any associated Credit Enhancements reduced by a withdrawal adjustment for each withdrawal, as described below; or

#        the Contract Value as of the date we determine the Death Proceeds; or

#        the Settlement Value as of date we determine the Death Proceeds.

A withdrawal adjustment is equal to (a) divided by (b) and the result multiplied by (c) where:

         (a)      is the withdrawal amount.
         (b)      is the Contract Value immediately prior to the withdrawal.
         (c) is the sum of all purchase payments plus any associated Credit Enhancements immediately prior to the withdrawal, less any prior withdrawal adjustments.

..
Settlement Value The Settlement Value is the amount that would be paid in the event of a full withdrawal of the Contract Value.



----------------------------------------------------------------------------

PAYOUT PHASE
----------------------------------------------------------------------------


Payout Phase Defined The "Payout Phase" is the second of the two phases during your Contract. The Payout Phase begins on the Payout Start Date. It continues until we make the last payment as provided by the Income Plan(s) chosen.


Payout Start Date The "Payout Start Date" is the date the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes is applied to an Income Plan. The anticipated Payout Start Date is shown on the Annuity Data Page. You may change the Payout Start Date by writing to us at least 30 days prior to this date.

The anticipated Payout Start Date is the later of:

#        the Annuitant's 99th birthday; or

#        the 10th anniversary of the Issue Date.


Income Plans An "Income Plan" is a series of payments to be made on a scheduled basis to you or to another person designated by you. The Contract Value on the Payout Start Date adjusted by any Market Value Adjustment and less any applicable taxes, will be applied to your Income Plan choice from the following list. You may choose more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, should be allocated to each Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionately to each Income Plan chosen based on the proportion of your Contract Value applied to each Income Plan. We reserve the right to limit the number of Income Plans that you may select.

Income Plan 1 - Life Income with Guaranteed Number of Payments We will make payments for as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments have been paid. The number of months guaranteed ("Guaranteed Payment Period") may range from 0 to 360 months. If the Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Number of Payments We will make payments for as long as either the Annuitant or joint Annuitant, named at the time of Income Plan selection, lives. If both the Annuitant and the joint Annuitant die in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments have been paid. The Guaranteed Payment Period may range from 0 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 3 - Guaranteed Number of Payments We will make payments for a Guaranteed Payment Period. These payments do not depend on the Annuitant's life. The minimum Guaranteed Payment Period is 60 months (120 months if the Payout Start Date occurs prior to the third anniversary of the Issue Date). The maximum Guaranteed Payment Period is 360 months or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the Guaranteed Payment Period exceed 600 months. Income Plan 3 offers a withdrawal option as described in the Payout Withdrawal provision. Income payments under Income Plan 3 are subject to the following:

o You may request to change the length of the Guaranteed Payment Period and the frequency of payments. You may make this change no more than once each Contract Year. We reserve the right to limit the availability of such changes or to change the frequency of allowable changes without prior notice. If you elect to change the length of the Guaranteed Payment Period, the new payment period must be within the original maximum and minimum payment period you would have been permitted to select on the Payout Start Date; however the maximum payment period available to you will be shortened by the period elapsed since the original payment period began.

o If you change the length of your Guaranteed Payment Period, we will compute the present value of all remaining payments, using the same assumptions we would use if you were terminating the guaranteed payment plan, as described in the Payout Withdrawal provision. We will then adjust the remaining income payments to equal what the computed present value would support based on those same assumptions and based on the revised Guaranteed Payment Period.

o Changes to either the frequency of payments or length of a Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

o Any change in the frequency of payments or length of a Guaranteed Payment Period takes effect on the next payment date after we accept the requested change.

We reserve the right to make other Income Plans available.


Income Payments For each Income Plan selected, payment amounts may vary with the performance of the chosen Variable Sub-accounts and/or may be fixed for the duration of the Income Plan. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to Variable Amount Income Payments and the portion to be applied to Fixed Amount Income Payments. For the portion of your Contract Value to be applied to Variable Amount Income Payments, you must also specify the Variable Sub-accounts on which to base the Variable Amount Income Payments as well as the allocation among those Variable Sub-accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Account on the Payout Start Date will be applied to Variable Amount Income Payments, according to the Variable Sub-account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to Fixed Amount Income Payments. The method of calculating the initial payment is different for Variable Amount Income Payments and Fixed Amount Income Payments.


Variable Amount Income Payments On the Payout Start Date, the portion of the Contract Value you specify to be applied to Variable Amount Income Payments, adjusted by any applicable Market Value Adjustment and less any applicable taxes, is applied to the appropriate income payment factor for the selected Income Plan to determine the Initial Variable Amount Income Value. An explanation of the basis for determining income payment factors is described in the Income Payment Tables provision.

The Initial Variable Amount Income Value will be allocated among the Variable Sub-accounts you have chosen in the proportions you specified, as described above in the Income Payments provision. The portion of the Initial Variable Amount Income Value allocated to a particular Variable Sub-account is divided by the Annuity Unit Value for that Variable Sub-account on the Payout Start Date. This determines the number of Annuity Units from that Sub-account which will be used to determine your Variable Amount Income Payments. Variable Amount Income Payments, which include your first Variable Amount Income Payment, will vary depending on changes in the Annuity Unit Values for the Sub-accounts upon which the income payments are based. Unless Annuity Transfers are made between Sub-accounts, each income payment from that Sub-account will be that number of Annuity Units multiplied by the Annuity Unit Value for the Sub-account for the Valuation Date on which the income payment is made.


Annuity Unit Value The Annuity Unit Value for each Sub-account of the Variable Account at the end of the Valuation Period coinciding with the Payout Start Date is the number used to determine the number of Annuity Units.

Annuity Unit Values at the end of subsequent Valuation Periods are calculated by:

# multiplying the Annuity Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor during the period; and then

# dividing the result by 1.000 plus the Assumed Investment Rate for the period.


Assumed Investment Rate The Assumed Investment Rate is an effective annual rate of 3%. We reserve the right to offer other Assumed Investment Rates. The Assumed Investment Rate may not be changed after an Income Plan has been selected.


Fixed Amount Income Payments On the Payout Start Date, the portion of the Contract Value you specify, adjusted by any applicable Market Value Adjustment and less applicable taxes, will be applied to Fixed Amount Income Payments. The Fixed Amount Income Payment is determined by applying the above value to the greater of:

o The appropriate income payment factor for the selected Income Plan from the Income Payment Tables shown in the Income Payment Tables provision. An explanation of the basis for determining the income payment factors is described in the Income Payment Tables provision.

o An income payment factor for the selected Income Plan that we are offering on the Payout Start Date.

Fixed Amount Income Payments are fixed for the duration of the Income Plan.


Annuity Transfers After the Payout Start Date, you may make transfers among the Variable Sub-accounts. You may make up to 12 transfers per Contract Year within each Income Plan. No transfers may be made from the Fixed Amount Income Payments nor may transfers be made among Income Plans. Multiple transfers on a single Valuation Date are considered a single transfer.


Payout Withdrawal A Payout Withdrawal is a withdrawal of all or a portion of the allowable Withdrawal Value under an Income Plan. You may withdraw all or a portion of the Withdrawal Value under Income Plan 3 at any time, subject to a Payout Withdrawal Charge, by notice in a form satisfactory to us. For Variable Amount Income Payments, the Withdrawal Value is equal to the present value of the Variable Amount Income Payments being terminated, calculated using a discount rate equal to the Assumed Investment Rate that was used in determining the initial variable payment. For Fixed Amount Income Payments, the Withdrawal Value is equal to the present value of the Fixed Amount Income Payments being terminated, calculated using a discount rate equal to the Applicable Current Interest Rate. For this calculation, the Applicable Current Interest Rate is the rate we are using to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated on the day we receive your written payout withdrawal request.

A Payout Withdrawal must be a least $50. If any Payout Withdrawal reduces the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the Income Plan(s) and the Investment Alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately. On the day you withdraw all or a part of your Withdrawal Value, the Withdrawal Value will be reduced by the amount of the Payout Withdrawal. The remaining income payments will be reduced so that the present value of the reduced income payments plus the amount of the Payout Withdrawal will be equivalent to the present value of the income payments just prior to the Payout Withdrawal.


Payout Withdrawal Charge For purposes of assessing the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge.

Payout Withdrawals will be subject to a Payout Withdrawal Charge as follows:

         Payment Year:  1       2        3        4        5        6       7        8        9 and Later

         Percentage:    8.5%    8.5%    8.5%    7.5%    6.5%     5.5%       4%     2.5%       0%

For each purchase payment withdrawal, the "Payment Year" in the table is the 365 day period (366 days for a leap year) beginning on the date we receive the purchase payment. The Payout Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year in the table above by the amount of each purchase payment withdrawal.

Regularly scheduled income payments are never subject to a Payout Withdrawal Charge.


Payout Terms and Conditions The income payments are subject to the following terms and conditions:

# If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or if the Contract Value is not enough to provide an initial payment of at least $20 when it is applied to the Income Plan(s) you choose, we reserve the right to:

     o    change the payment frequency to make the payment at least $20; or

     o terminate the Contract and pay you the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes in a lump sum.

# If we do not receive a written selection of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be deemed to be Life Income with a Guaranteed Payment Period of 120 months.

# If you choose an Income Plan which depends on any person's life, we may require:

     o    proof of age and sex before income payments begin; and

     o proof that the Annuitant or joint Annuitant is still alive before we make each payment.

# After the Payout Start Date, a new Income Plan may not be selected nor may amounts be reallocated to a different Income Plan.

# After the Payout Start Date, withdrawals cannot be made unless income payments are being made under Income Plan 3. You may terminate income payments and withdraw the Withdrawal Value under Income Plan 3 at any time, subject to Payout Withdrawal Charges.

# If any Owner dies during the Payout Phase, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary provision. Any remaining income payments will be paid to the new Owner as scheduled.


------------------------------------------------------------------------------

INCOME PAYMENT TABLES
------------------------------------------------------------------------------


The Income Payment Tables shown below contain monthly income payment factors per $1,000 applied, which were calculated using the Annuity 2000 Mortality Tables and an annual interest rate of 3%. For ages and guaranteed payment periods not shown, monthly income payment factors will be calculated on a basis consistent with the factors shown. The adjusted age of the Annuitant is used to determine the appropriate monthly income payment factor to apply for the selected Income Plan. The adjusted age is the actual age of the Annuitant(s) on the Payout Start Date, reduced by one year for each six full years between January 1, 2000 and the Payout Start Date.

The Income Payment Tables below will be used to determine the following:

# For Variable Amount Income Payments and an Assumed Investment Rate of 3%, the initial monthly income payment for the selected Income Plan. Subsequent monthly income payments will vary as described in the Variable Amount Income Payments provision. For Variable Amount Income Payments with an Assumed Investment Rate other than 3%, monthly income payment factors will be calculated on a basis consistent with the factors shown in the Income Payment Tables using an interest rate equal to the Assumed Investment Rate.

# For Fixed Amount Income Payments, the minimum guaranteed monthly income payment for the selected Income Plan.


Income Plan 1 - Life Income with Guaranteed Payments for 120 Months

============================================================================================================================

                           Monthly Income Payment for each $1,000 Applied to this Income Plan
----------------------------------------------------------------------------------------------------------------------------
------------------ ----------------------- ---------------- ---------------------- ---------------- ------------------------

 Annuitant's                                 Annuitant's                             Annuitant's
   Adjusted          Male     Female          Adjusted        Male     Female         Adjusted        Male    Female
      Age                                        Age                                     Age
------------------ ----------------------- ---------------- ---------------------- ---------------- ------------------------
------------------ ----------------------- ---------------- ---------------------- ---------------- ------------------------

       35            $3.34     $3.22              49          $3.99    $3.76              63          $5.23    $4.84
       36              3.38      3.24             50            4.05     3.81             64            5.35     4.95
       37              3.41      3.27             51            4.11     3.87             65            5.49     5.07
       38              3.45      3.30             52            4.18     3.93             66            5.62     5.20
       39              3.49      3.34             53            4.26     3.99             67            5.77     5.33
       40              3.53      3.37             54            4.33     4.06             68            5.92     5.47
       41              3.57      3.41             55            4.41     4.13             69            6.07     5.62
       42              3.62      3.44             56            4.50     4.20             70            6.23
       43              3.66      3.48             57            4.58     4.28             71            5.78
       44              3.71      3.52             58            4.68     4.36             72            6.39     5.94
       45              3.76      3.57             59            4.78     4.45             73            6.56     6.11
       46              3.81      3.61             60            4.88     4.54             74            6.73     6.29
       47              3.87      3.66             61            4.99     4.63             75            6.90     6.48
       48              3.93      3.71             62            5.11     4.73                           7.08     6.67
================== ======================= ================ ====================== ================ ========================




Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payments for 120 Months

==============================================================================================================================

                            Monthly Income Payment for each $1,000 Applied to this Income Plan
------------------------------------------------------------------------------------------------------------------------------
-------------------- ---------------------------------------------------------------------------------------------------------

                     Female Annuitant's Adjusted Age
-------------------- ---------------------------------------------------------------------------------------------------------
-------------------- ---------- ------------ ----------- ---------- ---------- ---------- ---------- --------- ---------------

      Male
   Annuitant's          35         40        45          50         55           60         65           70         75
    Adjusted
       Age
-------------------- ---------- ------------ ----------- ---------- ---------- ---------- ---------- --------- ---------------
-------------------- ---------- ---------- ---------- ---------- ----------- ---------- ------------ ----------- -------------

       35            $3.06      $3.12      $3.17      $3.22      $3.26       $3.28      $3.31        $3.32       $3.33
       40              3.10       3.18       3.26       3.32       3.38        3.43       3.46         3.49        3.51
       45              3.13       3.23       3.33       3.43       3.52        3.59       3.65         3.69        3.72
       50              3.16       3.27       3.40       3.53       3.65        3.76       3.86         3.93        3.98
       55              3.18       3.30       3.45       3.61       3.77        3.94       4.08         4.20        4.29
       60              3.19       3.33       3.49       3.68       3.88                   4.31         4.51        4.66
       65              3.20       3.34       3.52       3.73       3.97      4.10         4.54         4.83        5.08
       70              3.21       3.35       3.54       3.76       4.03      4.24         4.73         5.13        5.52
       75              3.21       3.36       3.55       3.78       4.07        4.36       4.87         5.38        5.92
                                                                               4.44
==================== ========== ========== ========== ========== =========== ========== ============ =========== =============


Income Plan 3 - Guaranteed Number of Payments

================================= ===============================================

                                  Monthly Income Payment for each
    Specified Period              $1,000 Applied to this Income Plan
--------------------------------- -----------------------------------------------
--------------------------------- -----------------------------------------------

        10 Years                                    $9.61
        11 Years                                     8.86
        12 Years                                     8.24
        13 Years                                     7.71
        14 Years                                     7.26
        15 Years                                     6.87
        16 Years                                     6.53
        17 Years                                     6.23
        18 Years                                     5.96
        19 Years                                     5.73
        20 Years                                     5.51
================================= ===============================================




-----------------------------------------------------------------------------

GENERAL PROVISIONS
-----------------------------------------------------------------------------


The Entire Contract The entire contract consists of this Contract, any written applications, and any Contract endorsements and riders.

All statements made in written applications are representations and not warranties. No statement will be used by us in defense of a claim or to void the Contract unless it is included in a written application. If your Contract is voided, you will receive any purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation to the date the Contract is voided, plus any purchase payments allocated to the Fixed Account Options, less any withdrawals, excluding accrued interest.

Unless otherwise specified, all references in this Contract to days, months or years shall mean calendar days, months or years.

Only our officers may change the Contract or waive a right or requirement of the Contract. No other individual may do this.

We may not modify this Contract without your signed consent, except to make it comply with any changes in the Internal Revenue Code or as required by any other applicable law or as otherwise permitted by the terms of this Contract.


Incontestability We will not contest the validity of this Contract after the Issue Date.

Misstatement of Age or Sex If any age or sex has been misstated, we will pay the amounts which would have been paid at the correct age and sex.

If we find the misstatement of age or sex after the income payments begin, we will:

# pay all amounts underpaid including interest calculated at an effective annual rate of 6%; or

# stop payments until the total income payments made are equal to the total amounts that would have been made if the correct age and sex had been used.


Annual Statement At least once a year, prior to the Payout Start Date, we will send you a statement containing Contract Value information. The effective date of the information in the annual statement will not be more than two months before the date of the mailing. We will provide you with Contract Value information at any time upon request. The information presented will comply with any applicable law.


Settlements We must receive due proof of death of the Owner or Annuitant prior to settlement of a death claim.

Any full withdrawal or death benefit under this Contract will not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.


Deferment of Payments We will pay any amounts due from the Variable Account under this Contract within seven days, unless:

# the New York Stock Exchange is closed for other than usual weekends or holidays, or trading on such Exchange is restricted;

#    an emergency  exists as defined by the Securities and Exchange  Commission;
     or

# the Securities and Exchange Commission permits delay for the protection of contractholders.

We reserve the right to postpone payments or transfers from the Fixed Account Options for up to six months. If we elect to postpone payments or transfers from the Fixed Account Options for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date the payment or transfer request is received by us to the date the payment or transfer is made.

Exhibit 4(d)
                                     Page 2
     PA128                                                   (NMVA)
Allstate Life
Insurance Company
A Stock Company

Home Office: 3100 Sanders Road, Northbrook, Illinois  60062-7154


Flexible Premium Deferred Variable Annuity Contract

This Contract is issued to the Owner in consideration of the initial purchase payment. Allstate Life Insurance Company ("Allstate Life") will pay the benefits of this Contract, subject to its terms and conditions.

Throughout this Contract, "you" and "your" refer to the Owner(s) of this Contract. "We", "us" and "our" refer to Allstate Life Insurance Company.

Contract Summary
This flexible premium deferred variable annuity provides a cash withdrawal benefit, a death benefit, and a settlement value during the Accumulation Phase and periodic income payments beginning on the Payout Start Date during the Payout Phase.

The dollar amount of income payments or other values provided by this Contract, when based on the investment experience of the Variable Account, will vary to reflect the performance of the Variable Account.

This Contract does not pay dividends.

The tax status of this Contract as it applies to the Owner should be reviewed each year.

PLEASE READ YOUR CONTRACT CAREFULLY.

This is a legal Contract between the Owner(s) of this Contract and Allstate Life Insurance Company.

Trial Examination Period
Upon written request we will provide you with factual information regarding the benefits and provisions contained in this Contract. If you are not satisfied with this Contract for any reason, you may cancel it by written notification within 20 days after you receive it. We will refund purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation through the date of cancellation, plus any purchase payments allocated to the Fixed Account Options. (Where required by state law, we will refund purchase payments.) If this Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value. A refund under this Trial Examination Period excludes the actual amount of any Credit Enhancement.

If you have any questions about your Allstate Life Insurance Company variable annuity, please contact Allstate Life at (800) 390-1277.

-----------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]
-----------------------------------------------------------------------------





         Secretary                               Chairman
                                           and Chief Executive Officer

                   Flexible Premium Deferred Variable Annuity

------------------------------------------------------------------------

TABLE OF CONTENTS
------------------------------------------------------------------------


ANNUITY DATA PAGE.....................................................3

THE PERSONS INVOLVED..................................................5

ACCUMULATION PHASE....................................................6

PAYOUT PHASE.........................................................16

INCOME PAYMENT TABLES................................................19

GENERAL PROVISIONS...................................................21



                                     Page 4
DPA128
                                                                        (NMVA)

----------------------------------------------------------------------------------------------------------------------------

ANNUITY DATA PAGE
----------------------------------------------------------------------------------------------------------------------------

Contract Number:....................................................................................................444444444

Owner:...............................................................................................................John Doe

Annuitant:...........................................................................................................John Doe
         Age at Issue:.....................................................................................................35
         Sex:............................................................................................................Male

Issue Date:.......................................................................................................May 1, 2002

Initial Purchase Payment:..........................................................................................$10,000.00
Tax Qualification:........................................................................................................IRA

Initial Credit Enhancement Percentage:.....................................................................................4%

Variable Account:..........................................................Allstate Life Insurance Company Separate Account A


Allocation of Initial Purchase Payment:
                                                                             Allocated
                                                                             Amount (%)
Variable Sub-account
Fund Manager Sub-account A                                    10%
Fund Manager Sub-account B                                    10%
Fund Manager Sub-account C                                    10%
Fund Manager Sub-account D                                    10%

                                                                                                          Rate
                                                          Allocated             Current Annual   Guaranteed
                                                          Amount (%)   Interest Rate             Through

Dollar Cost Averaging Fixed Account
6  Month Transfer Period Account                     15%                     4.50%               11/01/2002
12 Month Transfer Period Account                     15%                      5.00%              05/01/2003


Standard Fixed Account
1 Year Guarantee Period Account                      10%                     4.50%               05/01/2003
3 Year Guarantee Period Account                      10%                     4.75%               05/01/2005
5 Year Guarantee Period Account                      10%                     5.25%               05/01/2007



Minimum Guaranteed Annual Rate
Dollar Cost Averaging Fixed Account:....................................................................................3.00%
Standard Fixed Account:.................................................................................................3.00%


Payout Start Date:................................................................................................May 1, 2066






Charges for the Contract on the Issue Date:

Annualized Charges
Administrative Expense Charge:..........................................................................................0.35%
Mortality and Expense Risk Charges:
        Base Contract:..................................................................................................1.40%
        Spousal Protection Rider:.......................................................................................0.15%
        Enhanced Beneficiary Protection Rider A:........................................................................0.30%
        Enhanced Beneficiary Protection Rider B:........................................................................0.30%
        Earnings Protection Death Benefit Rider:........................................................................0.35%

Annual Charges
Contract Maintenance Charge............................................................................................$30.00
                                                                      (Charge may be waived. See your Contract for details)
Retirement Income Guarantee Rider 2 Fee.............................................................0.75% of the Income Base*
                                                                                                *See your rider for details
Additional charges will apply if you add any Contract riders after the Issue
Date. Additional charges may apply if you make a transfer or withdrawal. See your Contract for details.



Co - Annuitant                               Age                                                Sex
--------------                         ---------------                                    --------------
Jane Doe                                    40                                                   F

Primary Beneficiary                         Relationship to Owner                          Percentage
-------------------                         ---------------------                        -------------
Jane Doe                                    Wife                                               100%

Contingent Beneficiary              Relationship to Owner                                    Percentage
----------------------              ---------------------                                  --------------
Susan Doe                                             Daughter                                          100%

                                     Page 22
     PA128                                                    (NMVA)

----------------------------------------------------------------------------

THE PERSONS INVOLVED
----------------------------------------------------------------------------


Owner The person named at the time of application is the Owner of this Contract unless subsequently changed. As Owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else. The Contract cannot be jointly owned by both a non-living person and a living person, unless the Owner(s) took ownership of the Contract as the Beneficiary. If the Owner is a trust, the Owner will be considered a non-living person.

You may exercise all rights stated in this Contract, subject to the rights of any irrevocable Beneficiary.

You may change the Owner or Beneficiary at any time by written notice in a form satisfactory to us. Once we accept a change, the change will take effect as of the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.

You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. We are bound by an assignment only if it is signed by the assignor and filed with us. We are not responsible for the validity of an assignment.

If more than one person is designated as Owner:

# Owner as used in this Contract refers to all people named as Owners, unless otherwise indicated;

#    any request to exercise ownership rights must be signed by all Owners; and

# on the death of any person who is an Owner, the surviving person(s) named as Owner(s) will continue as Owner(s), as described in the Death of Owner provision.


Annuitant The Annuitant is the person named on the Annuity Data Page. The Annuitant must be a living person. You cannot change the Annuitant at any time.


Beneficiary The two classes of Beneficiaries are Primary Beneficiaries and Contingent Beneficiaries. Primary Beneficiaries and Contingent Beneficiaries are individually and collectively referred to herein as "Beneficiaries".

The Primary Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under this Contract upon the death of the sole surviving Owner.

The Contingent Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Contingent Beneficiary is entitled to receive benefits under the Contract upon the death of the sole surviving Owner, when all Primary Beneficiary(ies) predecease the sole surviving Owner.

You may change or add Beneficiaries at any time by written request in a form satisfactory to us, unless you have designated an irrevocable Beneficiary. You may restrict income payments to Beneficiaries by written request in a form satisfactory to us. Once we accept a request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

If no named Beneficiary is living when the sole surviving Owner dies, or if a Beneficiary has not been named, the new Beneficiary will be:

         your spouse, or if he or she is no longer living,
         ii. your surviving children equally, or if you have no surviving children, iii. your estate.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation, trust or other non-living person, all Beneficiaries will be considered to be non-living persons.

Unless you have provided directions, in writing in a form satisfactory to us, to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Owner, the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original share of the remaining Beneficiaries.

Survivor Clause
For purposes of this Contract, in determining whether a living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.



------------------------------------------------------------------------------

ACCUMULATION PHASE
------------------------------------------------------------------------------


Accumulation Phase Defined The "Accumulation Phase" is the first of two phases during your Contract. The Accumulation Phase begins on the Issue Date stated on the Annuity Data Page. This phase will continue until the Payout Start Date unless this Contract is terminated before that date.


Contract Year A "Contract Year" is the 365 day period (366 days for a leap year) beginning on the Issue Date and on each anniversary of the Issue Date.


Valuation Date and Valuation Period A "Valuation Date" is each date Monday through Friday on which the New York Stock Exchange is open for regular trading. A "Valuation Period" is the time interval beginning at the closing of the New York Stock Exchange on a Valuation Date and ending at the closing of the New York Stock Exchange on the following Valuation Date.


Purchase Payments Purchase payments are initial and subsequent payments made by you and do not include any Credit Enhancements. The initial purchase payment is shown on the Annuity Data Page. You may make subsequent purchase payments during the Accumulation Phase. We reserve the right to impose a minimum amount on each subsequent purchase payment. This minimum amount will not exceed $1,000. We also reserve the right to limit cumulative purchase payments to a maximum amount of $1,000,000. We may limit your ability to make subsequent purchase payments in order to comply with the laws of the state where this Contract is delivered.

We will invest the purchase payments in the Investment Alternatives you select. You may allocate any portion of your purchase payment in whole percents from 0% to 100% or in exact dollar amounts to any of the Investment Alternatives. The total allocation of your purchase payment to the Investment Alternatives you select must equal 100%.

The allocation of the initial purchase payment is shown on the Annuity Data Page. Allocation of each subsequent purchase payment will be the same as the allocation for the most recent purchase payment unless you change the allocation. You may change the allocation of subsequent purchase payments at any time, without charge, by notice in a form satisfactory to us. Any change will take effect as of the day we receive the notice.

Initial Purchase Payment Allocation If the Trial Examination Period provision requires us to refund purchase payments, then during the Trial Examination Period, we reserve the right to invest the purchase payments you allocated to the Variable Account (plus any associated Credit Enhancements) to a money market Variable Sub-account available under this Contract. We will notify you if we do so. At the end of the Trial Examination Period, the amount in the money market Variable Sub-account will be allocated to the Variable Sub-accounts as originally designated by you. This allocation will not be considered a transfer.


Investment Alternatives Investment Alternatives are the Sub-accounts of the Variable Account and the Fixed Account Options under this Contract.

We reserve the right in our sole discretion to:

#    make additional Investment Alternatives available;

#    modify,   substitute  or  eliminate   any  current  or  future   Investment
     Alternatives we make available; and

# establish and modify the terms and conditions for making purchase payments to, withdrawals from, and transfers to or from any of the Investment Alternatives we make available.

Without limiting the foregoing:

We reserve the right to impose limitations on the Investment Alternatives in which you may invest. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-accounts, and/or the required use of automatic portfolio rebalancing. A current explanation and list of investment limitations is set forth in the prospectus that pertains to your Contract.


Credit Enhancement A "Credit Enhancement" will be allocated to the Investment Alternatives you selected at the time of purchase payment. It will be allocated among the Investment Alternatives in the same proportions as the purchase payment. The amount of your Credit Enhancement is determined by multiplying the applicable Credit Enhancement Percentage in the table below and the amount of the purchase payment. We do not consider Credit Enhancements to be an investment in the Contract for income tax purposes.

The Credit Enhancement Percentage will be determined as follows:
------------------------------------------------------------------------------- --------------------------------------------

                                                                                      Credit Enhancement Percentage:
------------------------------------------------------------------------------- --------------------------------------------
------------------------------------------------------------------------------- ----------------------- --------------------

                                                                                  Issue Age is 85 or       Issue Age is
Total purchase payments adjusted for any withdrawals:                                  younger             between 86-90
------------------------------------------------------------------------------- ----------------------- --------------------
------------------------------------------------------------------------------- ----------------------- --------------------

         $500,000 or less                                                                4.0%                  2.0%
------------------------------------------------------------------------------- ----------------------- --------------------
------------------------------------------------------------------------------- ----------------------- --------------------

         $500,001 - $1,000,000                                                           4.5%                  2.5%
------------------------------------------------------------------------------- ----------------------- --------------------
------------------------------------------------------------------------------- ----------------------- --------------------

         $1,000,001 or more                                                              5.0%                  3.0%
------------------------------------------------------------------------------- ----------------------- --------------------

The Issue Age is the age of the oldest Contract Owner or Annuitant on the Issue Date of the Contract. The Issue Date is shown on the Annuity Data Page.


Variable Account The "Variable Account" for this Contract is shown on the Annuity Data Page. This account is a separate investment account to which we allocate assets contributed under this and certain other contracts. The income, gains and losses, realized or unrealized, from assets allocated to the Variable Account are credited to or charged against the account without regard to our other income, gains or losses.

If we deem it to be in the best interests of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940, as amended, or it may be deregistered under such Act in the event such registration is no longer required.

Variable Sub-accounts The Variable Account is divided into Sub-accounts. Each Sub-account represents an investment in the shares of the mutual fund underlying that Sub-account. We may offer additional Sub-accounts of the Variable Account at our discretion. We reserve the right to limit the number of Sub-accounts of the Variable Account that may be invested in at any one time.

We reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions for the shares of the underlying mutual fund of the Sub-accounts of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-account of the Variable Account without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940, as amended.

We reserve the right to establish additional Sub-accounts of the Variable Account, each of which would invest in shares of a mutual fund. You may then instruct us to allocate purchase payments or transfers to such Sub-accounts, subject to any terms set by us or the mutual fund. We reserve the right to limit the availability of Sub-accounts and/or funds for this Contract.

In the event of any such substitution or change, we may by endorsement, make such changes as may be necessary or appropriate to reflect such substitution or change.


Fixed Account Options There are 2 Fixed Account Options under this Contract. The Fixed Account Options are the Dollar Cost Averaging Fixed Account Option and the Standard Fixed Account Option.


Dollar Cost Averaging Fixed Account Option The Dollar Cost Averaging Fixed Account is divided into individual Transfer Period Accounts. A new Transfer Period Account is established each time you allocate a purchase payment to the Dollar Cost Averaging Fixed Account and you choose the term length of the new Transfer Period Account. Purchase payments may not be allocated to any existing Transfer Period Account. No amount may be transferred into the Dollar Cost Averaging Fixed Account. Each Transfer Period Account is identified by the date the Transfer Period Account begins and the term length of the Transfer Period Account. Each purchase payment allocated to a Transfer Period Account must be at least $500. We will offer term lengths from which you may select for your Transfer Period Account(s), which may range from three to eighteen months; however, we may modify or eliminate the term lengths we offer at our discretion.

Amounts in a Transfer Period Account will earn interest at the rate declared for the Transfer Period Account at the time it is established. This interest rate will be in effect for the term of the Transfer Period Account. Each purchase payment, Credit Enhancement and all associated interest in a Transfer Period Account must be transferred to the other Investment Alternatives according to your allocation instructions in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the Investment Alternatives available for transfers from any Transfer Period Account. We may offer weekly, quarterly, semi-annual or other installment transfer period alternatives, at our discretion. For each purchase payment, the first transfer from a Transfer Period Account will begin on the first Valuation Date after the payment is received by us. If we do not receive an allocation instruction from you when payment is received by us, the purchase payment, Credit Enhancement and all associated interest will be transferred to the money market Variable Sub-account in equal installments until we have received a different allocation instruction.

At the expiration of a Transfer Period Account, any residual amount will be automatically transferred to the money market Variable Sub-account. If you discontinue the Dollar Cost Averaging Option before the expiration of a Transfer Period Account, the remaining balance will be transferred on the day we receive notification to the money market Variable Sub-account unless you request a different Investment Alternative.


Guarantee Period Account The Standard Fixed Account is divided into individual Guarantee Period Accounts. A new Guarantee Period Account is established each time you allocate a purchase payment or transfer to the Standard Fixed Account. Each Guarantee Period Account is identified by the date the Guarantee Period Account was established and the term length of the Guarantee Period Account. You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer into a Guarantee Period Account must be at least $500. We will offer term lengths you may choose from for your Guarantee Period Accounts from one to ten years for the Standard Fixed Account.

We may add to, modify or eliminate the term lengths we offer at our discretion.

You must choose the term length for a new Guarantee Period Account from the term lengths we offer for the Standard Fixed Account at the time you create the new Guarantee Period Account. If you allocate a purchase payment or transfer to the Standard Fixed Account, but you do not select a term length for the new Guarantee Period Account, we will allocate the purchase payment (and any Credit Enhancement) or the transfer to a new Guarantee Period Account with the same term length as the Guarantee Period Account of your most recent purchase payment or transfer to the same Fixed Account Option. If we no longer offer that term length, then we will allocate the purchase payment (and any Credit Enhancement) or the transfer to a new Guarantee Period Account with the next shortest term currently offered for that Fixed Account Option. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment (and any Credit Enhancement) or the transfer to a new Guarantee Period Account of the shortest term we are offering at that time.


Standard Fixed Account Option The following provisions apply to Guarantee Period Accounts of the Standard Fixed Account Option. Amounts in a Guarantee Period Account will earn interest at the rate declared for the term length at the time it is established. This interest rate will be in effect for the term of the Guarantee Period Account. Upon the expiration of the term of a Guarantee Period Account, we will declare a renewal interest rate, which will remain in effect for one year. Subsequent renewal dates will be on the anniversaries of the first renewal date.

The total amount of transfers and withdrawals from any individual Guarantee Period Account during a Contract Year cannot exceed 30% of the amount used to establish that Guarantee Period Account. Any portion of the total allowable transfer and withdrawal amount that is not transferred or withdrawn in a Contract Year will not increase the allowable transfer and withdrawal amount for any subsequent Contract Year. This limit will be waived if you elect to withdraw your entire Contract Value.

Prior to the renewal date of each Guarantee Period Account we will mail you a renewal notice outlining the options available to you. During the 30 day period after a renewal date, the 30% limit described above will be waived and you may transfer or withdraw all or a portion of the amount in the renewing Guarantee Period Account. If you make a withdrawal, a Withdrawal Charge and any applicable taxes may apply. If we receive notification of your election to make a transfer or withdrawal from a renewing Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date. If we receive notification of your election to make a transfer or withdrawal from the renewing Guarantee Period Account after the renewal date, but before expiration of the 30 day period, (i) the transfer or withdrawal will be deemed to have occurred on the day we receive such notice, and (ii) the amount transferred or withdrawn will earn interest for the period beginning on the renewal date and ending on the day we receive notification of your election at the renewal interest rate declared. Any remaining balance not withdrawn or transferred from the renewing Guarantee Period Account will continue to earn interest until the next renewal date at the renewal interest rate declared. If we do not receive notification from you within the 30 day period, you will be deemed to have elected to renew the Guarantee Period Account and the amount in the renewing Guarantee Period Account will continue to earn interest at the renewal interest rate declared until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account.


Crediting Interest We credit interest daily to money allocated to the Fixed Account Options at interest rates which compound over one year to the interest rates we declared when the money was allocated. We will credit interest to the initial purchase payment plus any associated Credit Enhancement from the Issue Date. We will credit interest to subsequent purchase payments plus any associated Credit Enhancements from the day we receive them. We will credit interest to amounts transferred from the day the transfer is made. The annualized interest rate for the Dollar Cost Averaging Fixed Account and the Standard Fixed Account will never be less than 3%.

Transfers Prior to the Payout Start Date, you may transfer amounts among the Investment Alternatives. You may make 12 transfers per Contract Year without charge. Each transfer after the 12th in any Contract Year may be assessed a transfer fee of up to 2.0% of the amount transferred. Any transfers made from the Dollar Cost Averaging Fixed Account do not count as one of the free transfers allowed each Contract Year; and are not assessed a transfer fee. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee.

Transfers to and from the Fixed Account Options are subject to the restrictions described in the Dollar Cost Averaging Fixed Account Option and Standard Fixed Account Option provisions of this Contract.

We reserve the right to limit the number of transfers among the Variable Sub-accounts in any Contract Year or to refuse any transfer request submitted by or on behalf of an Owner or certain Owners if, in our sole discretion:

o We believe that excessive trading by such Owner or Owners or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the underlying mutual funds or would be to the disadvantage of other contract owners; or

o We are informed by one or more of the underlying mutual funds that the purchase of shares is to be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on share prices of affected underlying mutual funds.

Such restrictions may be applied in any manner which is reasonably designed to prevent any use of the transfer right which is considered by us in our sole discretion to be to the disadvantage of the other contract owners.

We reserve the right to assess short-term trading fees in connection with transfers from Variable Sub-accounts that occur within a certain number of days following the date of allocation to the Variable Sub-accounts. Such fees may vary by Sub-account, but will only apply to those Sub-accounts corresponding to underlying mutual funds that assess such fees.

We reserve the right to waive the transfer fees and restrictions contained in this Contract.


Contract Value Your "Contract Value" is equal to the sum of:

# the number of Accumulation Units you hold in each Sub-account of the Variable Account multiplied by the Accumulation Unit Value for that Sub-account on the most recent Valuation Date; plus

#        the total value you have in the Fixed Account Options.


Accumulation Units and Accumulation Unit Value Amounts you allocate to a Sub-account of the Variable Account are used to purchase Accumulation Units in that Sub-account. The number of Accumulation Units purchased on a given Valuation Date will depend on the Accumulation Unit Value of the Sub-account on that Valuation date. Accumulation Unit Values at the end of any subsequent Valuation Periods are calculated by multiplying the Accumulation Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor for the Valuation Period. The Accumulation Unit Values may increase or decrease.

Accumulation Unit Values for each Sub-account of the Variable Account are determined only on Valuation Dates. The Accumulation Unit Value for each Sub-account will vary with the price per share of the underlying mutual fund of the Sub-account, and in accordance with the Mortality and Expense Risk Charge, Administrative Expense Charge and any applicable taxes.

Additions or transfers to a Sub-account of the Variable Account will increase the number of Accumulation Units for that Sub-account. Withdrawals or transfers from a Sub-account of the Variable Account, Contract Maintenance Charges and any applicable annual fees will decrease the number of Accumulation Units for that Sub-account.

Net Investment Factor For each Variable Sub-account, the "Net Investment Factor" for a Valuation Period is equal to:

#    The sum of:

     o the net asset value per share of the underlying mutual fund of the Sub-account determined at the end of the current Valuation Period; plus

     o the per share amount of any dividend or capital gain distributions made by the underlying mutual fund of the Sub-account during the current Valuation Period.

# Divided by the net asset value per share of the underlying mutual fund of the Sub-account determined as of the end of the immediately preceding Valuation Period.

# The result is reduced by the Mortality and Expense Risk Charge and the Administrative Expense Charge corresponding to the portion of the 365 day year (366 days for a leap year) that is in the current Valuation Period.

The Net Investment Factor may be greater than, less than or equal to one; therefore, the value of an Accumulation Unit may increase, decrease, or remain the same.


Charges The charges for this Contract include Administrative Expense Charges, Mortality and Expense Risk Charges, Contract Maintenance Charges, transfer fees, and any applicable annual fees or taxes. If withdrawals are made, the Contract may also be subject to Withdrawal Charges.


Administrative Expense Charge Your actual Administrative Expense Charge is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value provision and the Net Investment Factor provision for a description of how this charge is applied.)


Mortality and Expense Risk Charge Your actual Mortality and Expense Risk Charges for the Contract as issued is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value provision and the Net Investment Factor provision for a description of how this charge is applied.)

Our actual mortality and expense experience will not adversely affect the dollar amount of variable benefits or other contractual payments or values under this Contract.


Contract Maintenance Charge On or prior to the Payout Start Date, a Contract Maintenance Charge will be deducted from your Contract Value on each Contract anniversary. The annual charge will be $30 per Contract Year. The Contract Maintenance Charge will be waived (i) for the remaining term of the Contract after the total amount of purchase payments you have made to this Contract reaches $50,000 or more; or (ii) for a Contract anniversary, if on that date your entire Contract Value is allocated to the Fixed Account Options. The charge is deducted only from the Sub-accounts of the Variable Account. The Contract Maintenance Charge will be deducted from the money market Variable Sub-account first; if the money market Variable Sub-account has insufficient funds to cover the Contract Maintenance Charge, the balance will be deducted on a pro-rata basis from each of the other Sub-accounts of the Variable Account in the proportion that your value in each Sub-account bears to your total value in all Sub-accounts of the Variable Account, excluding the money market Variable Sub-account. If the Contract is terminated on any date other than on the Contract anniversary, the full Contract Maintenance Charge will be deducted for the partial Contract Year.

After the Payout Start Date the Contract Maintenance Charge will be deducted in equal parts from each income payment. The Contract Maintenance Charge will be waived if the total amount of purchase payments you have made to this Contract on or prior to the Payout Start Date reaches $50,000 or more, or if, after the Payout Start Date, all income payments are Fixed Amount Income Payments.

Taxes Any premium tax relating to this Contract may be deducted from purchase payments or the Contract Value when the tax is incurred or at a later time.


Withdrawal You have the right, subject to the restrictions and charges described in this Contract, to withdraw part or all of your Contract Value at any time during the Accumulation Phase. A withdrawal must be at least $50. If any withdrawal reduces the Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value. If you withdraw the entire Contract Value, the Contract will terminate.

You must specify the Investment Alternative(s) from which you wish to make a withdrawal. When you make a withdrawal, your Contract Value will be reduced by a withdrawal amount equal to the amount paid to you and any applicable Withdrawal Charge, Contract Maintenance Charge and taxes.

Withdrawals from the Standard Fixed Account are subject to the restrictions described in the Standard Fixed Account Option provision.

Any Withdrawal Charge will be waived on withdrawals taken to satisfy IRS minimum distribution rules; however the amount of the withdrawal will reduce the Free Withdrawal Amount, as described in the provision below, available in a Contract Year. Withdrawals taken from any Guarantee Period Account of the Standard Fixed Account to satisfy IRS minimum distribution rules will count towards the 30% limit for transfers and withdrawals, as described in the Standard Fixed Account Option provision. This waiver is permitted only for withdrawals that satisfy required distributions resulting solely from this Contract.


Free Withdrawal Amount The Free Withdrawal Amount available in a Contract Year is equal to 15% of the purchase payments that are subject to a Withdrawal Charge as of the beginning of the Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. Purchase payments that are no longer subject to a Withdrawal Charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a Withdrawal Charge, if withdrawn.

During each Contract Year you may withdraw the Free Withdrawal Amount without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to any applicable taxes. If you do not withdraw the entire Free Withdrawal Amount during a Contract Year, any remainder is not carried forward to increase the Free Withdrawal Amount in a subsequent Contract Year. The Free Withdrawal Amount is only available during the Accumulation Phase of the Contract.


Withdrawal Charge A Withdrawal Charge may be assessed on certain withdrawals. For purposes of assessing the Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Withdrawal Charge.

Withdrawals during the Accumulation Phase in excess of the Free Withdrawal Amount will be subject to a Withdrawal Charge as follows:

         Payment Year:              1       2        3        4        5        6       7        8        9 and Later

         Percentage:                8.5%    8.5%    8.5%    7.5%    6.5%     5.5%       4%     2.5%       0%


For each purchase payment withdrawal, the "Payment Year" in the table above is the 365 day year (366 days for a leap year) beginning on the day we received the purchase payment. The Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year in the table above and the amount of each purchase payment withdrawal that is in excess of the Free Withdrawal Amount.

Death of Owner If you die prior to the Payout Start Date, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary provision.

If there is more than one new Owner taking a share of the Death Proceeds, described in the Death Proceeds provision, each new Owner will be treated as a separate and independent Owner of his or her respective share of the Death Proceeds. Each new Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below, subject to any restrictions previously placed upon the new Owner. Each new Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original new Owner.

If any new Owner is a non-living person, all new Owners will be considered to be non-living persons for purposes of this provision.

The Options available to the new Owner will be determined by the applicable following Category in which the new Owner is defined. If the new Owner took ownership of the Contract as the Beneficiary, the new Owner's Options will be subject to any restrictions previously placed upon the Beneficiary. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

Category 1. If your spouse is the sole new Owner of the entire Contract, your spouse must choose from Options A, B, C or D, described below. If your spouse does not choose one of these Options, Option D will apply.

Category 2. If the new Owner is a living person who is not your spouse, or if there are multiple living new Owners, the new Owner(s) must choose from Options A, B or C, described below. If a new Owner does not choose Option A, B or C, Option C will apply for such new Owner.

Category 3. If the new Owner is a corporation, trust or other non-living person, the new Owner must choose between Options A or C, described below. If the new Owner does not choose Option A or C, Option C will apply.

The following Death of Owner Options are available, as applicable:

Option A. The new Owner may elect to receive the Death Proceeds in a lump sum.

Option B. The new Owner may elect to receive the Death Proceeds paid out under one of the Income Plans described in the Payout Phase section, subject to the following conditions:

                  Income payments must begin within one year of your date of death. Income payments must be payable:

#    over the life of the new Owner; or

# for a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner; or

# over the life of the new Owner with a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner.

Option C. The new Owner may elect to receive the Contract Value payable within 5 years of your date of death. If the new Owner elects this Option, the Contract Value will be recalculated to equal the Death Proceeds, determined as of the day we receive the first complete request for settlement of the Death Proceeds. Unless otherwise instructed by the new Owner, if the Death Proceeds is greater than the Contract Value immediately before it is recalculated, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-account. Thereafter, the new Owner may exercise all rights as set forth in the Transfers provision during this 5 year period.

                  No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

                  If the new Owner dies prior to the complete liquidation of the Contract Value, then the new Owner's Beneficiary(ies) will receive the greater of the remaining Settlement Value or the remaining Contract Value. This amount must be fully withdrawn within 5 years of the date of the original Owner's death.

Option D. The new Owner may elect to continue the Contract in the Accumulation Phase. If the Owner was also the Annuitant, then the new Owner will be the new Annuitant. Only one Contract continuation is allowed under this Contract.

                  If the Contract is continued in the Accumulation Phase, the following conditions apply:

#    If  the  new  Owner  elects  this  Option,   the  Contract  Value  will  be
     recalculated to equal the Death Proceeds, determined as of the day we receive the first complete request for settlement of the Death Proceeds.

# Unless otherwise instructed by the new Owner, if the Death Proceeds is greater than the Contract Value immediately before it is recalculated, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-accounts of the Variable Account. This excess will be allocated in proportion to the percentages of your Contract Value in those Sub-accounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the money market Variable Sub-account.

# Within 30 days after the date we determine the Death Proceeds, the new Owner may transfer all or a portion of the excess of the Death Proceeds, if any, into any combination of Variable Sub-accounts and the Standard Fixed Account without incurring a transfer fee. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

# The new Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge.

# Prior to the Payout Start Date, the Death Proceeds of the continued Contract will be as described in the Death Proceeds provision.

Under any of these Options, all ownership rights subject to the conditions stated in this provision or any restrictions previously placed upon the Beneficiary, are available to the new Owner from the date of your death to the date on which the Death Proceeds are paid.

We reserve the right to offer additional Death of Owner Options.

If the Owner dies after the Payout Start Date, refer to the Payout Phase section of this Contract.


Death of Annuitant If the Annuitant who is also the Owner dies prior to the Payout Start Date, the Death of Owner provision applies. If the Annuitant who is not also the Owner dies prior to the Payout Start Date, the Options available to the Owner will be determined by the applicable following Category in which the Owner is defined.

Category 1. If the Owner is a living person, prior to the Annuitant's death, the Owner must choose from Options A, B or D, as described below. We reserve the right to change the timing and manner of this selection. If the Owner does not choose Option A, B or D, Option D will apply.

Category 2. If the Owner is a corporation, trust or other non-living person, the Owner must choose between Options A or C, described below. If the Owner does not choose Option A or C, Option C will apply.

The following Death of Annuitant Options are available:

Option A. The Owner may elect to receive the Death Proceeds in a lump sum.

Option B. The Owner may elect to receive the Death Proceeds paid out under one of the Income Plans as described in the Payout Phase section. Income payments must begin within one year of the Annuitant's date of death.

Option C. The Owner may elect to receive the Contract Value payable within 5 years of the Annuitant's date of death. If the new Owner elects this Option, the Contract Value will be recalculated to equal the Death Proceeds, determined as of the day we receive the first complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Owner, if the Death Proceeds is greater than the Contract Value immediately before it is recalculated, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-account. Thereafter, the Owner may exercise all rights as set forth in the Transfers provision during this 5 year period.

                  No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

Option D. The Owner may elect to continue the Contract in the Accumulation Phase and the youngest Owner will become the Annuitant. The Contract Value of the continued Contract will not be adjusted to equal the Death Proceeds upon the death of the Annuitant.

Under any of these Options, all ownership rights, subject to the conditions stated in this provision, are available to the Owner from the date of the Annuitant's death to the date on which the Death Proceeds are paid.

We reserve the right to offer additional Death of Annuitant Options.

If the Annuitant dies after the Payout Start Date, refer to the Payout Phase section of this Contract.


Death Proceeds If we receive a complete request for settlement of the Death Proceeds within 180 days of the date of the Owner's or Annuitant's death, the Death Proceeds are equal to the Death Benefit described below. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Settlement Value.

We will determine the value of the Death Proceeds as of the end of the Valuation Period during which we receive the first complete request for settlement of the Death Proceeds. A complete request includes due proof of death.

We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which the Death Proceeds will equal the Death Benefit. This right will only apply for purposes of determining the amount payable as Death Proceeds and in no way restricts when a claim may be filed.


Death Benefit Prior to the Payout Start Date, the Death Benefit is equal to the greatest of:

# the sum of all purchase payments plus any associated Credit Enhancements reduced by a withdrawal adjustment for each withdrawal, as described below; or

#        the Contract Value as of the date we determine the Death Proceeds; or

#        the Settlement Value as of date we determine the Death Proceeds.

A withdrawal adjustment is equal to (a) divided by (b) and the result multiplied by (c) where:

         (a)      is the withdrawal amount.
         (b)      is the Contract Value immediately prior to the withdrawal.
         (c) is the sum of all purchase payments plus any associated Credit Enhancements immediately prior to the withdrawal, less any prior withdrawal adjustments.

Settlement Value The Settlement Value is the amount that would be paid in the event of a full withdrawal of the Contract Value.



----------------------------------------------------------------------------

PAYOUT PHASE
----------------------------------------------------------------------------


Payout Phase Defined The "Payout Phase" is the second of the two phases during your Contract. The Payout Phase begins on the Payout Start Date. It continues until we make the last payment as provided by the Income Plan(s) chosen.


Payout Start Date The "Payout Start Date" is the date the Contract Value less any applicable taxes is applied to an Income Plan. The anticipated Payout Start Date is shown on the Annuity Data Page. You may change the Payout Start Date by writing to us at least 30 days prior to this date.

The anticipated Payout Start Date is the later of:

#        the Annuitant's 99th birthday; or

#        the 10th anniversary of the Issue Date.


Income Plans An "Income Plan" is a series of payments to be made on a scheduled basis to you or to another person designated by you. The Contract Value on the Payout Start Date less any applicable taxes, will be applied to your Income Plan choice from the following list. You may choose more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value less any applicable taxes should be allocated to each Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionately to each Income Plan chosen based on the proportion of your Contract Value applied to each Income Plan. We reserve the right to limit the number of Income Plans that you may select.

Income Plan 1 - Life Income with Guaranteed Number of Payments We will make payments for as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments have been paid. The number of months guaranteed ("Guaranteed Payment Period") may range from 0 to 360 months. If the Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Number of Payments We will make payments for as long as either the Annuitant or joint Annuitant, named at the time of Income Plan selection, lives. If both the Annuitant and the joint Annuitant die in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments have been paid. The Guaranteed Payment Period may range from 0 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 3 - Guaranteed Number of Payments We will make payments for a Guaranteed Payment Period. These payments do not depend on the Annuitant's life. The minimum Guaranteed Payment Period is 60 months (120 months if the Payout Start Date occurs prior to the third anniversary of the Issue Date). The maximum Guaranteed Payment Period is 360 months or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the Guaranteed Payment Period exceed 600 months. Income Plan 3 offers a withdrawal option as described in the Payout Withdrawal provision. Income payments under Income Plan 3 are subject to the following:

o You may request to change the length of the Guaranteed Payment Period and the frequency of payments. You may make this change no more than once each Contract Year. We reserve the right to limit the availability of such changes or to change the frequency of allowable changes without prior notice. If you elect to change the length of the Guaranteed Payment Period, the new payment period must be within the original maximum and minimum payment period you would have been permitted to select on the Payout Start Date; however the maximum payment period available to you will be shortened by the period elapsed since the original payment period began.

o If you change the length of your Guaranteed Payment Period, we will compute the present value of all remaining payments, using the same assumptions we would use if you were terminating the guaranteed payment plan, as described in the Payout Withdrawal provision. We will then adjust the remaining income payments to equal what the computed present value would support based on those same assumptions and based on the revised Guaranteed Payment Period.

o Changes to either the frequency of payments or length of a Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

o Any change in the frequency of payments or length of a Guaranteed Payment Period takes effect on the next payment date after we accept the requested change.

We reserve the right to make other Income Plans available.


Income Payments For each Income Plan selected, payment amounts may vary with the performance of the chosen Variable Sub-accounts and/or may be fixed for the duration of the Income Plan. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to Variable Amount Income Payments and the portion to be applied to Fixed Amount Income Payments. For the portion of your Contract Value to be applied to Variable Amount Income Payments, you must also specify the Variable Sub-accounts on which to base the Variable Amount Income Payments as well as the allocation among those Variable Sub-accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Account on the Payout Start Date will be applied to Variable Amount Income Payments, according to the Variable Sub-account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to Fixed Amount Income Payments. The method of calculating the initial payment is different for Variable Amount Income Payments and Fixed Amount Income Payments.


Variable Amount Income Payments On the Payout Start Date, the portion of the Contract Value you specify to be applied to Variable Amount Income Payments less any applicable taxes, is applied to the appropriate income payment factor for the selected Income Plan to determine the Initial Variable Amount Income Value. An explanation of the basis for determining income payment factors is described in the Income Payment Tables provision.

The Initial Variable Amount Income Value will be allocated among the Variable Sub-accounts you have chosen in the proportions you specified, as described above in the Income Payments provision. The portion of the Initial Variable Amount Income Value allocated to a particular Variable Sub-account is divided by the Annuity Unit Value for that Variable Sub-account on the Payout Start Date. This determines the number of Annuity Units from that Sub-account which will be used to determine your Variable Amount Income Payments. Variable Amount Income Payments, which include your first Variable Amount Income Payment, will vary depending on changes in the Annuity Unit Values for the Sub-accounts upon which the income payments are based. Unless Annuity Transfers are made between Sub-accounts, each income payment from that Sub-account will be that number of Annuity Units multiplied by the Annuity Unit Value for the Sub-account for the Valuation Date on which the income payment is made.


Annuity Unit Value The Annuity Unit Value for each Sub-account of the Variable Account at the end of the Valuation Period coinciding with the Payout Start Date is the number used to determine the number of Annuity Units.

Annuity Unit Values at the end of subsequent Valuation Periods are calculated by:

# multiplying the Annuity Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor during the period; and then

# dividing the result by 1.000 plus the Assumed Investment Rate for the period.

Assumed Investment Rate The Assumed Investment Rate is an effective annual rate of 3%. We reserve the right to offer other Assumed Investment Rates. The Assumed Investment Rate may not be changed after an Income Plan has been selected.


Fixed Amount Income Payments On the Payout Start Date, the portion of the Contract Value you specify, less applicable taxes, will be applied to Fixed Amount Income Payments. The Fixed Amount Income Payment is determined by applying the above value to the greater of:

o The appropriate income payment factor for the selected Income Plan from the Income Payment Tables shown in the Income Payment Tables provision. An explanation of the basis for determining the income payment factors is described in the Income Payment Tables provision.

o An income payment factor for the selected Income Plan that we are offering on the Payout Start Date.

Fixed Amount Income Payments are fixed for the duration of the Income Plan.


Annuity Transfers After the Payout Start Date, you may make transfers among the Variable Sub-accounts. You may make up to 12 transfers per Contract Year within each Income Plan. No transfers may be made from the Fixed Amount Income Payments nor may transfers be made among Income Plans. Multiple transfers on a single Valuation Date are considered a single transfer.


Payout Withdrawal A Payout Withdrawal is a withdrawal of all or a portion of the allowable Withdrawal Value under an Income Plan. You may withdraw all or a portion of the Withdrawal Value under Income Plan 3 at any time, subject to a Payout Withdrawal Charge, by notice in a form satisfactory to us. For Variable Amount Income Payments, the Withdrawal Value is equal to the present value of the Variable Amount Income Payments being terminated, calculated using a discount rate equal to the Assumed Investment Rate that was used in determining the initial variable payment. For Fixed Amount Income Payments, the Withdrawal Value is equal to the present value of the Fixed Amount Income Payments being terminated, calculated using a discount rate equal to the Applicable Current Interest Rate. For this calculation, the Applicable Current Interest Rate is the rate we are using to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated on the day we receive your written payout withdrawal request.

A Payout Withdrawal must be a least $50. If any Payout Withdrawal reduces the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the Income Plan(s) and the Investment Alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately. On the day you withdraw all or a part of your Withdrawal Value, the Withdrawal Value will be reduced by the amount of the Payout Withdrawal. The remaining income payments will be reduced so that the present value of the reduced income payments plus the amount of the Payout Withdrawal will be equivalent to the present value of the income payments just prior to the Payout Withdrawal.


Payout Withdrawal Charge For purposes of assessing the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge.

Payout Withdrawals will be subject to a Payout Withdrawal Charge as follows:

         Payment Year:              1       2        3        4        5        6       7        8        9 and Later

         Percentage:                8.5%    8.5%    8.5%    7.5%    6.5%     5.5%       4%     2.5%       0%


For each purchase payment withdrawal, the "Payment Year" in the table is the 365 day period (366 days for a leap year) beginning on the date we receive the purchase payment. The Payout Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year in the table above by the amount of each purchase payment withdrawal.

Regularly scheduled income payments are never subject to a Payout Withdrawal Charge.


Payout Terms and Conditions The income payments are subject to the following terms and conditions:

# If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or if the Contract Value is not enough to provide an initial payment of at least $20 when it is applied to the Income Plan(s) you choose, we reserve the right to:

     o    change the payment frequency to make the payment at least $20; or

     o terminate the Contract and pay you the Contract Value less any applicable taxes in a lump sum . # If we do not receive a written selection of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be deemed to be Life Income with a Guaranteed Payment Period of 120 months.

# If you choose an Income Plan which depends on any person's life, we may require:

     o    proof of age and sex before income payments begin; and

     o proof that the Annuitant or joint Annuitant is still alive before we make each payment.

# After the Payout Start Date, a new Income Plan may not be selected nor may amounts be reallocated to a different Income Plan.

# After the Payout Start Date, withdrawals cannot be made unless income payments are being made under Income Plan 3. You may terminate income payments and withdraw the Withdrawal Value under Income Plan 3 at any time, subject to Payout Withdrawal Charges.

# If any Owner dies during the Payout Phase, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary provision. Any remaining income payments will be paid to the new Owner as scheduled.



-----------------------------------------------------------------------------

INCOME PAYMENT TABLES
-----------------------------------------------------------------------------


The Income Payment Tables shown below contain monthly income payment factors per $1,000 applied, which were calculated using the Annuity 2000 Mortality Tables and an annual interest rate of 3%. For ages and guaranteed payment periods not shown, monthly income payment factors will be calculated on a basis consistent with the factors shown. The adjusted age of the Annuitant is used to determine the appropriate monthly income payment factor to apply for the selected Income Plan. The adjusted age is the actual age of the Annuitant(s) on the Payout Start Date, reduced by one year for each six full years between January 1, 2000 and the Payout Start Date.

The Income Payment Tables below will be used to determine the following:

# For Variable Amount Income Payments and an Assumed Investment Rate of 3%, the initial monthly income payment for the selected Income Plan. Subsequent monthly income payments will vary as described in the Variable Amount Income Payments provision. For Variable Amount Income Payments with an Assumed Investment Rate other than 3%, monthly income payment factors will be calculated on a basis consistent with the factors shown in the Income Payment Tables using an interest rate equal to the Assumed Investment Rate.

# For Fixed Amount Income Payments, the minimum guaranteed monthly income payment for the selected Income Plan.


Income Plan 1 - Life Income with Guaranteed Payments for 120 Months

============================================================================================================================

                           Monthly Income Payment for each $1,000 Applied to this Income Plan
----------------------------------------------------------------------------------------------------------------------------
------------------ ----------------------- ---------------- ---------------------- ---------------- ------------------------

 Annuitant's                                 Annuitant's                             Annuitant's
   Adjusted          Male     Female          Adjusted        Male     Female         Adjusted        Male    Female
      Age                                        Age                                     Age
------------------ ----------------------- ---------------- ---------------------- ---------------- ------------------------
------------------ ----------------------- ---------------- ---------------------- ---------------- ------------------------

       35            $3.34     $3.22              49          $3.99    $3.76              63          $5.23    $4.84
       36              3.38      3.24             50            4.05     3.81             64            5.35     4.95
       37              3.41      3.27             51            4.11     3.87             65            5.49     5.07
       38              3.45      3.30             52            4.18     3.93             66            5.62     5.20
       39              3.49      3.34             53            4.26     3.99             67            5.77     5.33
       40              3.53      3.37             54            4.33     4.06             68            5.92     5.47
       41              3.57      3.41             55            4.41     4.13             69            6.07     5.62
       42              3.62      3.44             56            4.50     4.20             70            6.23
       43              3.66      3.48             57            4.58     4.28             71        5.78
       44              3.71      3.52             58            4.68     4.36             72        6.39     5.94
       45              3.76      3.57             59            4.78     4.45             73            6.56     6.11
       46              3.81      3.61             60            4.88     4.54             74            6.73     6.29
       47              3.87      3.66             61            4.99     4.63             75            6.90     6.48
       48              3.93      3.71             62            5.11     4.73                           7.08     6.67
================== ======================= ================ ====================== ================ ========================

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payments for 120 Months

==============================================================================================================================

                            Monthly Income Payment for each $1,000 Applied to this Income Plan
------------------------------------------------------------------------------------------------------------------------------
-------------------- ---------------------------------------------------------------------------------------------------------

                     Female Annuitant's Adjusted Age
-------------------- ---------------------------------------------------------------------------------------------------------
-------------------- ---------- ------------ ----------- ---------- ---------- ---------- ---------- --------- ---------------

      Male
   Annuitant's          35         40        45          50         55           60         65           70         75
    Adjusted
       Age
-------------------- ---------- ------------ ----------- ---------- ---------- ---------- ---------- --------- ---------------
-------------------- ---------- ---------- ---------- ---------- ----------- ---------- ------------ ----------- -------------

       35            $3.06      $3.12      $3.17      $3.22      $3.26       $3.28      $3.31        $3.32       $3.33
       40              3.10       3.18       3.26       3.32       3.38        3.43       3.46         3.49        3.51
       45              3.13       3.23       3.33       3.43       3.52        3.59       3.65         3.69        3.72
       50              3.16       3.27       3.40       3.53       3.65        3.76       3.86         3.93        3.98
       55              3.18       3.30       3.45       3.61       3.77        3.94       4.08         4.20        4.29
       60              3.19       3.33       3.49       3.68       3.88                   4.31         4.51        4.66
       65              3.20       3.34       3.52       3.73       3.97      4.10         4.54         4.83        5.08
       70              3.21       3.35       3.54       3.76       4.03      4.24         4.73         5.13        5.52
       75              3.21       3.36       3.55       3.78       4.07        4.36       4.87         5.38        5.92
                                                                               4.44
==================== ========== ========== ========== ========== =========== ========== ============ =========== =============

Income Plan 3 - Guaranteed Number of Payments

================================= ===============================================

                                  Monthly Income Payment for each
    Specified Period              $1,000 Applied to this Income Plan
--------------------------------- -----------------------------------------------
--------------------------------- -----------------------------------------------

        10 Years                                    $9.61
        11 Years                                     8.86
        12 Years                                     8.24
        13 Years                                     7.71
        14 Years                                     7.26
        15 Years                                     6.87
        16 Years                                     6.53
        17 Years                                     6.23
        18 Years                                     5.96
        19 Years                                     5.73
        20 Years                                     5.51
================================= ===============================================

------------------------------------------------------------------------------

GENERAL PROVISIONS
------------------------------------------------------------------------------


The Entire Contract The entire contract consists of this Contract, any written applications, and any Contract endorsements and riders.

All statements made in written applications are representations and not warranties. No statement will be used by us in defense of a claim or to void the Contract unless it is included in a written application. If your Contract is voided, you will receive any purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation to the date the Contract is voided, plus any purchase payments allocated to the Fixed Account Options, less any withdrawals, excluding accrued interest.

Unless otherwise specified, all references in this Contract to days, months or years shall mean calendar days, months or years.

Only our officers may change the Contract or waive a right or requirement of the Contract. No other individual may do this.

We may not modify this Contract without your signed consent, except to make it comply with any changes in the Internal Revenue Code or as required by any other applicable law or as otherwise permitted by the terms of this Contract.


Incontestability We will not contest the validity of this Contract after the Issue Date.


Misstatement of Age or Sex If any age or sex has been misstated, we will pay the amounts which would have been paid at the correct age and sex.

If we find the misstatement of age or sex after the income payments begin, we will:

# pay all amounts underpaid including interest calculated at an effective annual rate of 6%; or

# stop payments until the total income payments made are equal to the total amounts that would have been made if the correct age and sex had been used.


Annual Statement At least once a year, prior to the Payout Start Date, we will send you a statement containing Contract Value information. The effective date of the information in the annual statement will not be more than two months before the date of the mailing. We will provide you with Contract Value information at any time upon request. The information presented will comply with any applicable law.


Settlements We must receive due proof of death of the Owner or Annuitant prior to settlement of a death claim.

Any full withdrawal or death benefit under this Contract will not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.


Deferment of Payments We will pay any amounts due from the Variable Account under this Contract within seven days, unless:

# the New York Stock Exchange is closed for other than usual weekends or holidays, or trading on such Exchange is restricted;

#    an emergency  exists as defined by the Securities and Exchange  Commission;
     or

# the Securities and Exchange Commission permits delay for the protection of contractholders.

We reserve the right to postpone payments or transfers from the Fixed Account Options for up to six months. If we elect to postpone payments or transfers from the Fixed Account Options for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date the payment or transfer request is received by us to the date the payment or transfer is made.

Exhibit 4(e)
                                     Page 1
     PA130
                                 Allstate Life
                               Insurance Company
                                A Stock Company

        Home Office: 3100 Sanders Road, Northbrook, Illinois 60062-7154


              Flexible Premium Deferred Variable Annuity Contract

This Contract is issued to the Owner in consideration of the initial purchase payment. Allstate Life Insurance Company ("Allstate Life") will pay the benefits of this Contract, subject to its terms and conditions.

Throughout this Contract, "you" and "your" refer to the Owner(s) of this Contract. "We", "us" and "our" refer to Allstate Life Insurance Company.

Contract Summary
This flexible premium deferred variable annuity provides a cash withdrawal benefit, a death benefit, and a settlement value during the Accumulation Phase and periodic income payments beginning on the Payout Start Date during the Payout Phase.

The dollar amount of income payments or other values provided by this Contract, when based on the investment experience of the Variable Account, will vary to reflect the performance of the Variable Account. For amounts in the Market Value Adjusted Fixed Account, the withdrawal benefit, the settlement value, transfers to other Investment Alternatives and any amount applied to an Income Plan may be subject to a Market Value Adjustment which may result in an upward or downward adjustment of the amount distributed.

This Contract does not pay dividends.

The tax status of this Contract as it applies to the Owner should be reviewed each year.

PLEASE READ YOUR CONTRACT CAREFULLY.

This is a legal Contract between the Owner(s) of this Contract and Allstate Life Insurance Company.

Trial Examination Period
Upon written request we will provide you with factual information regarding the benefits and provisions contained in this Contract. If you are not satisfied with this Contract for any reason, you may cancel it by written notification within 20 days after you receive it. We will refund purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation through the date of cancellation, plus any purchase payments allocated to the Fixed Account Options. (Where required by state law, we will refund purchase payments.) If this Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

If you have any questions about your Allstate Life Insurance Company variable annuity, please contact Allstate Life at (800) 390-1277.

------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]
-----------------------------------------------------------------------------




 Secretary                                             Chairman
                                                and Chief Executive Officer

                   Flexible Premium Deferred Variable Annuity

---------------------------------------------------------------------

TABLE OF CONTENTS
---------------------------------------------------------------------


ANNUITY DATA PAGE.....................................................3

THE PERSONS INVOLVED..................................................5

ACCUMULATION PHASE....................................................6

PAYOUT PHASE.........................................................16

INCOME PAYMENT TABLES................................................20

GENERAL PROVISIONS...................................................22

                                     Page 3
DPA130

----------------------------------------------------------------------

ANNUITY DATA PAGE
----------------------------------------------------------------------

Contract Number:...............................................444444444

Owner:..........................................................John Doe

Annuitant:......................................................John Doe
         Age at Issue:................................................35
         Sex:.......................................................Male

Issue Date:..................................................May 1, 2002

Initial Purchase Payment:.....................................$10,000.00
Tax Qualification:...................................................IRA

Variable Account:.....Allstate Life Insurance Company Separate Account A

Allocation of Initial Purchase Payment:
                                                         Allocated
                                                          Amount (%)
Variable Sub-account
Fund Manager Sub-account A                                    10%
Fund Manager Sub-account B                                    10%
Fund Manager Sub-account C                                    10%
Fund Manager Sub-account D                                    10%

                                                                                                    Rate
                                                          Allocated      Current Annual         Guaranteed
                                                          Amount (%)   Interest Rate             Through

Dollar Cost Averaging Fixed Account
6  Month Transfer Period Account                     5%                      4.50%               11/01/2002
12 Month Transfer Period Account                     5%                       5.00%              05/01/2003


Standard Fixed Account
1 Year Guarantee Period Account                      10%                     4.50%               05/01/2003


Market Value Adjusted Fixed Account
3 Year Guarantee Period Account                      10%                     4.75%               05/01/2005
5 Year Guarantee Period Account                      10%                     5.25%               05/01/2007
7 Year Guarantee Period Account                      10%                     5.50%               05/01/2009
10 Year Guarantee Period Account                     10%                     5.75%               05/01/2012


Minimum Guaranteed Annual Rate
Dollar Cost Averaging Fixed Account:..........................3.00%
Standard Fixed Account:.......................................3.00%


Payout Start Date:......................................May 1, 2066

Charges for the Contract on the Issue Date:

Annualized Charges
Administrative Expense Charge:............................................0.35%
Mortality and Expense Risk Charges:
        Base Contract:....................................................1.40%
        Spousal Protection Rider:.........................................0.15%
        Enhanced Beneficiary Protection Rider A:..........................0.30%
        Enhanced Beneficiary Protection Rider B:..........................0.30%
        Earnings Protection Death Benefit Rider:..........................0.35%

Annual Charges
Contract Maintenance Charge..............................................$30.00
                          (Charge may be waived. See your Contract for details)
Retirement Income Guarantee Rider 2 Fee...............0.75% of the Income Base*
                                                   *See your rider for details
Additional charges will apply if you add any Contract riders after the Issue Date. Additional charges may apply if you make a transfer or withdrawal. See your Contract for details.


Co - Annuitant                               Age                     Sex
--------------                        ---------------           --------------
Jane Doe                                    40                         F

Primary Beneficiary                   Relationship to Owner        Percentage
-------------------                   ---------------------     -------------
Jane Doe                                    Wife                     100%

Contingent Beneficiary                Relationship to Owner        Percentage
----------------------               ---------------------      --------------
Susan Doe                                  Daughter                  100%

                                     Page 23
     PA130

---------------------------------------------------------------------------

THE PERSONS INVOLVED
---------------------------------------------------------------------------


Owner The person named at the time of application is the Owner of this Contract unless subsequently changed. As Owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else. The Contract cannot be jointly owned by both a non-living person and a living person, unless the Owner(s) took ownership of the Contract as the Beneficiary. If the Owner is a trust, the Owner will be considered a non-living person.

You may exercise all rights stated in this Contract, subject to the rights of any irrevocable Beneficiary.

You may change the Owner or Beneficiary at any time by written notice in a form satisfactory to us. Once we accept a change, the change will take effect as of the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.

You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. We are bound by an assignment only if it is signed by the assignor and filed with us. We are not responsible for the validity of an assignment.

If more than one person is designated as Owner:

* Owner as used in this Contract refers to all people named as Owners, unless otherwise indicated;

*        any request to exercise ownership rights must be signed by all Owners;
         and

* on the death of any person who is an Owner, the surviving person(s) named as Owner(s) will continue as Owner(s), as described in the Death of Owner provision.

Annuitant The Annuitant is the person named on the Annuity Data Page. The Annuitant must be a living person. You cannot change the Annuitant at any time.

Beneficiary The two classes of Beneficiaries are Primary Beneficiaries and Contingent Beneficiaries. Primary Beneficiaries and Contingent Beneficiaries are individually and collectively referred to herein as "Beneficiaries".

The Primary Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under this Contract upon the death of the sole surviving Owner.

The Contingent Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Contingent Beneficiary is entitled to receive benefits under the Contract upon the death of the sole surviving Owner, when all Primary Beneficiary(ies) predecease the sole surviving Owner.

You may change or add Beneficiaries at any time by written request in a form satisfactory to us, unless you have designated an irrevocable Beneficiary. You may restrict income payments to Beneficiaries by written request in a form satisfactory to us. Once we accept a request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

If no named Beneficiary is living when the sole surviving Owner dies, or if a Beneficiary has not been named, the new Beneficiary will be:

   i.   your spouse, or if he or she is no longer living,
  ii.   your surviving children equally, or if you have no surviving children,
 iii.   your estate.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation, trust or other non-living person, all Beneficiaries will be considered to be non-living persons.

Unless you have provided directions, in writing in a form satisfactory to us, to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Owner, the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original share of the remaining Beneficiaries.

Survivor Clause
For purposes of this Contract, in determining whether a living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.


-----------------------------------------------------------------------------

ACCUMULATION PHASE
-----------------------------------------------------------------------------


Accumulation Phase Defined The "Accumulation Phase" is the first of two phases during your Contract. The Accumulation Phase begins on the Issue Date stated on the Annuity Data Page. This phase will continue until the Payout Start Date unless this Contract is terminated before that date.

Contract Year A "Contract Year" is the 365 day period (366 days for a leap year) beginning on the Issue Date and on each anniversary of the Issue Date.

Valuation Date and Valuation Period A "Valuation Date" is each date Monday through Friday on which the New York Stock Exchange is open for regular trading. A "Valuation Period" is the time interval beginning at the closing of the New York Stock Exchange on a Valuation Date and ending at the closing of the New York Stock Exchange on the following Valuation Date.

Purchase Payments The initial purchase payment is shown on the Annuity Data Page. You may make subsequent purchase payments during the Accumulation Phase. We reserve the right to impose a minimum amount on each subsequent purchase payment. This minimum amount will not exceed $1,000. We also reserve the right to limit cumulative purchase payments to a maximum amount of $1,000,000. We may limit your ability to make subsequent purchase payments in order to comply with the laws of the state where this Contract is delivered.

We will invest the purchase payments in the Investment Alternatives you select. You may allocate any portion of your purchase payment in whole percents from 0% to 100% or in exact dollar amounts to any of the Investment Alternatives. The total allocation of your purchase payment to the Investment Alternatives you select must equal 100%.

The allocation of the initial purchase payment is shown on the Annuity Data Page. Allocation of each subsequent purchase payment will be the same as the allocation for the most recent purchase payment unless you change the allocation. You may change the allocation of subsequent purchase payments at any time, without charge, by notice in a form satisfactory to us. Any change will take effect as of the day we receive the notice.

Initial Purchase Payment Allocation If the Trial Examination Period provision requires us to refund purchase payments, then during the Trial Examination Period, we reserve the right to invest the purchase payments you allocated to the Variable Account to a money market Variable Sub-account available under this Contract. We will notify you if we do so. At the end of the Trial Examination Period, the amount in the money market Variable Sub-account will be allocated to the Variable Sub-accounts as originally designated by you. This allocation will not be considered a transfer.

Investment Alternatives Investment Alternatives are the Sub-accounts of the Variable Account and the Fixed Account Options under this Contract.

We reserve the right in our sole discretion to:
* make additional Investment Alternatives available;
* modify, substitute or eliminate any current or future Investment Alternatives we make available; and
* establish and modify the terms and conditions for making purchase payments to, withdrawals from, and transfers to or from any of the Investment Alternatives we make available.

Without limiting the foregoing:

We reserve the right to impose limitations on the Investment Alternatives in which you may invest. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-accounts, and/or the required use of automatic portfolio rebalancing. A current explanation and list of investment limitations is set forth in the prospectus that pertains to your Contract.

Variable Account The "Variable Account" for this Contract is shown on the Annuity Data Page. This account is a separate investment account to which we allocate assets contributed under this and certain other contracts. The income, gains and losses, realized or unrealized, from assets allocated to the Variable Account are credited to or charged against the account without regard to our other income, gains or losses.

If we deem it to be in the best interests of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940, as amended, or it may be deregistered under such Act in the event such registration is no longer required.

Variable Sub-accounts The Variable Account is divided into Sub-accounts. Each Sub-account represents an investment in the shares of the mutual fund underlying that Sub-account. We may offer additional Sub-accounts of the Variable Account at our discretion. We reserve the right to limit the number of Sub-accounts of the Variable Account that may be invested in at any one time.

We reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions for the shares of the underlying mutual fund of the Sub-accounts of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-account of the Variable Account without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940, as amended.

We reserve the right to establish additional Sub-accounts of the Variable Account, each of which would invest in shares of a mutual fund. You may then instruct us to allocate purchase payments or transfers to such Sub-accounts, subject to any terms set by us or the mutual fund. We reserve the right to limit the availability of Sub-accounts and/or funds for this Contract.

In the event of any such substitution or change, we may by endorsement, make such changes as may be necessary or appropriate to reflect such substitution or change.

Fixed Account Options There are 3 Fixed Account Options under this Contract. The Fixed Account Options are the Dollar Cost Averaging Fixed Account Option, the Standard Fixed Account Option and the Market Value Adjusted Fixed Account Option.

Dollar Cost Averaging Fixed Account Option The Dollar Cost Averaging Fixed Account is divided into individual Transfer Period Accounts. A new Transfer Period Account is established each time you allocate a purchase payment to the Dollar Cost Averaging Fixed Account and you choose the term length of the new Transfer Period Account. Purchase payments may not be allocated to any existing Transfer Period Account. No amount may be transferred into the Dollar Cost Averaging Fixed Account. Each Transfer Period Account is identified by the date the Transfer Period Account begins and the term length of the Transfer Period Account. Each purchase payment allocated to a Transfer Period Account must be at least $500. We will offer term lengths from which you may select for your Transfer Period Account(s), which may range from three to eighteen months; however, we may modify or eliminate the term lengths we offer at our discretion.

Amounts in a Transfer Period Account will earn interest at the rate declared for the Transfer Period Account at the time it is established. This interest rate will be in effect for the term of the Transfer Period Account. Each purchase payment and all associated interest in a Transfer Period Account must be transferred to the other Investment Alternatives according to your allocation instructions in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the Investment Alternatives available for transfers from any Transfer Period Account. We may offer weekly, quarterly, semi-annual or other installment transfer period alternatives, at our discretion. For each purchase payment, the first transfer from a Transfer Period Account will begin on the first Valuation Date after the payment is received by us. If we do not receive an allocation instruction from you when payment is received by us, the purchase payment and all associated interest will be transferred to the money market Variable Sub-account in equal installments until we have received a different allocation instruction.

At the expiration of a Transfer Period Account, any residual amount will be automatically transferred to the money market Variable Sub-account. If you discontinue the Dollar Cost Averaging Option before the expiration of a Transfer Period Account, the remaining balance will be transferred on the day we receive notification to the money market Variable Sub-account unless you request a different Investment Alternative.

Guarantee Period Account The Standard Fixed Account and Market Value Adjusted Fixed Account are divided into individual Guarantee Period Accounts. A new Guarantee Period Account is established each time you allocate a purchase payment or transfer to the Standard Fixed Account or Market Value Adjusted Fixed Account. Each Guarantee Period Account is identified by the date the Guarantee Period Account was established and the term length of the Guarantee Period Account. You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer into a Guarantee Period Account must be at least $500. We will offer the following term lengths you may choose from for your Guarantee Period Accounts:

*        one year for the Standard Fixed Account
*        from one to ten years for the Market Value Adjusted Fixed Account

We may add to, modify or eliminate the term lengths we offer at our discretion.

You must choose the term length for a new Guarantee Period Account from the term lengths we offer for the Standard Fixed Account and the Market Value Adjusted Fixed Account at the time you create the new Guarantee Period Account. If you allocate a purchase payment or transfer to the Standard Fixed Account or the Market Value Adjusted Fixed Account, but you do not select a term length for the new Guarantee Period Account, we will allocate the purchase payment or the transfer to a new Guarantee Period Account with the same term length as the Guarantee Period Account of your most recent purchase payment or transfer to the same Fixed Account Option. If we no longer offer that term length, then we will allocate the purchase payment or the transfer to a new Guarantee Period Account with the next shortest term currently offered for that Fixed Account Option. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or the transfer to a new Guarantee Period Account of the shortest term we are offering at that time.

Standard Fixed Account Option The following provisions apply to Guarantee Period Accounts of the Standard Fixed Account Option. Amounts in a Guarantee Period Account will earn interest at the rate declared for the term length at the time it is established. This interest rate will be in effect for one year. On the first anniversary of a Guarantee Period Account, we will declare a renewal interest rate, which will remain in effect for one year. Subsequent renewal dates will be on the anniversaries of the first renewal date.

The total amount of transfers and withdrawals from any individual Guarantee Period Account during a Contract Year cannot exceed 30% of the amount used to establish that Guarantee Period Account. Any portion of the total allowable transfer and withdrawal amount that is not transferred or withdrawn in a Contract Year will not increase the allowable transfer and withdrawal amount for any subsequent Contract Year. This limit will be waived if you elect to withdraw your entire Contract Value.

Prior to the renewal date of each Guarantee Period Account we will mail you a renewal notice outlining the options available to you. During the 30 day period after a renewal date, the 30% limit described above will be waived and you may transfer or withdraw all or a portion of the amount in the renewing Guarantee Period Account. If you make a withdrawal, a Withdrawal Charge and any applicable taxes may apply. If we receive notification of your election to make a transfer or withdrawal from a renewing Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date. If we receive notification of your election to make a transfer or withdrawal from the renewing Guarantee Period Account after the renewal date, but before expiration of the 30 day period, (i) the transfer or withdrawal will be deemed to have occurred on the day we receive such notice, and (ii) the amount transferred or withdrawn will earn interest for the period beginning on the renewal date and ending on the day we receive notification of your election at the renewal interest rate declared. Any remaining balance not withdrawn or transferred from the renewing Guarantee Period Account will continue to earn interest until the next renewal date at the renewal interest rate declared. If we do not receive notification from you within the 30 day period, you will be deemed to have elected to renew the Guarantee Period Account and the amount in the renewing Guarantee Period Account will continue to earn interest at the renewal interest rate declared until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account.

Market Value Adjusted Fixed Account Option The following provisions apply to Guarantee Period Accounts of the Market Value Adjusted Fixed Account Option. Amounts in a Guarantee Period Account will earn interest at the rate declared for the term length at the time it is established. This interest rate will be in effect for the term of the Guarantee Period Account. Upon the expiration of the term of the Guarantee Period Account, unless you specify otherwise, we will transfer the amount in the expiring Guarantee Period Account to establish a new Guarantee Period Account with the same term length and at an interest rate declared by us. The new Guarantee Period Account will be established as of the day immediately following the expiration date of the expiring Guarantee Period Account ("New Account Start Date").

Prior to the expiration of each Guarantee Period Account, we will mail you a notice outlining the options available to you. During the 30 day period after the expiration of a Guarantee Period Account, you may transfer or withdraw all or a portion of the amount in the expiring Guarantee Period Account without a Market Value Adjustment. If you make a withdrawal, a Withdrawal Charge and any applicable taxes may apply. If we receive notification of your election to make a transfer or withdrawal from an expiring Guarantee Period Account on or before the New Account Start Date, the transfer or withdrawal will be deemed to have occurred on the New Account Start Date. If we receive notification of your election to make a transfer or withdrawal from an expiring Guarantee Period Account after the New Account Start Date, but before expiration of the 30 day period, (i) the transfer or withdrawal will be deemed to have occurred on the day we receive such notice; and (ii) the amount transferred or withdrawn will earn interest for the period beginning on the New Account Start Date and ending on the day we receive notification of your election. Any remaining balance not withdrawn or transferred will earn interest for the term of the new Guarantee Period Account, at the interest rate declared for such Account. If we do not receive notification from you within the 30 day period, you will be deemed to have elected to transfer the amount in the expiring Guarantee Period Account to establish a new Guarantee Period Account with the same term length, and the amount in the new Guarantee Period Account will continue to earn interest at the interest rate declared for the new Guarantee Period Account, and will be subject to all restrictions of the Market Value Adjusted Fixed Account. If we no longer offer the term length of the expiring Guarantee Period Account, the term length of the new Guarantee Period Account will be the next shortest term length we offer for the Market Value Adjusted Fixed Account at that time, and the interest rate will be the rate declared by us at that time for such term.

Market Value Adjustment A Market Value Adjustment will apply to any withdrawal or transfer from a Guarantee Period Account of the Market Value Adjusted Fixed Account other than during the 30 day period after such Guarantee Period Account expires. A Market Value Adjustment also may apply to amounts in the Market Value Adjusted Fixed Account if we pay Death Proceeds or if the Payout Start Date begins on a day other than during the 30 day period after such Guarantee Period Account expires.

A Market Value Adjustment is an increase or decrease in the amount reflecting changes in the level of interest rates since the Guarantee Period Account was established. As used in the formula below, "Treasury Rate" means the U. S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15. If such yields cease to be available in Federal Reserve Bulletin Release H.15, then we will use an alternate source for such information in our discretion. The Market Value Adjustment is determined using the following adjustment factor:

                  .9 x {I - (J + .0025)} x N where:

         I = the Treasury Rate for a maturity equal to the term length of the Guarantee Period Account for the week preceding the establishment of the Guarantee Period Account;

         J = the Treasury Rate for the same maturity as I, as of the week preceding the date amounts are transferred or withdrawn from the Guarantee Period Account, the date we determine the Death Proceeds, or the Payout Start Date, as the case may be ("Market Value Adjustment Date"); and

         N = the number of whole and partial years remaining in the term of the Guarantee Period Account, measured from the Market Value Adjustment Date to the expiration of the Guarantee Period Account.

The amount subject to a Market Value Adjustment is multiplied by the adjustment factor to determine the amount of the Market Value Adjustment.

Crediting Interest We credit interest daily to money allocated to the Fixed Account Options at interest rates which compound over one year to the interest rates we declared when the money was allocated. We will credit interest to the initial purchase payment from the Issue Date. We will credit interest to subsequent purchase payments from the day we receive them. We will credit interest to amounts transferred from the day the transfer is made. The annualized interest rate for the Dollar Cost Averaging Fixed Account and the Standard Fixed Account will never be less than 3%.

Transfers Prior to the Payout Start Date, you may transfer amounts among the Investment Alternatives. You may make 12 transfers per Contract Year without charge. Each transfer after the 12th in any Contract Year may be assessed a transfer fee of up to 2.0% of the amount transferred. Any transfers made from the Dollar Cost Averaging Fixed Account do not count as one of the free transfers allowed each Contract Year; and are not assessed a transfer fee. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee.

Transfers to and from the Fixed Account Options are subject to the restrictions described in the Dollar Cost Averaging Fixed Account Option, Standard Fixed Account Option or Market Value Adjusted Fixed Account Option provisions of this Contract.

We reserve the right to limit the number of transfers among the Variable Sub-accounts in any Contract Year or to refuse any transfer request submitted by or on behalf of an Owner or certain Owners if, in our sole discretion:

* We believe that excessive trading by such Owner or Owners or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the underlying mutual funds or would be to the disadvantage of other contract owners; or

* We are informed by one or more of the underlying mutual funds that the purchase of shares is to be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on share prices of affected underlying mutual funds.

Such restrictions may be applied in any manner which is reasonably designed to prevent any use of the transfer right which is considered by us in our sole discretion to be to the disadvantage of the other contract owners.

We reserve the right to assess short-term trading fees in connection with transfers from Variable Sub-accounts that occur within a certain number of days following the date of allocation to the Variable Sub-accounts. Such fees may vary by Sub-account, but will only apply to those Sub-accounts corresponding to underlying mutual funds that assess such fees.

We reserve the right to waive the transfer fees and restrictions contained in this Contract.


Contract Value Your "Contract Value" is equal to the sum of:

* the number of Accumulation Units you hold in each Sub-account of the Variable Account multiplied by the Accumulation Unit Value for that Sub-account on the most recent Valuation Date; plus

*        the total value you have in the Fixed Account Options.


Accumulation Units and Accumulation Unit Value Amounts you allocate to a Sub-account of the Variable Account are used to purchase Accumulation Units in that Sub-account. The number of Accumulation Units purchased on a given Valuation Date will depend on the Accumulation Unit Value of the Sub-account on that Valuation date. Accumulation Unit Values at the end of any subsequent Valuation Periods are calculated by multiplying the Accumulation Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor for the Valuation Period. The Accumulation Unit Values may increase or decrease.

Accumulation Unit Values for each Sub-account of the Variable Account are determined only on Valuation Dates. The Accumulation Unit Value for each Sub-account will vary with the price per share of the underlying mutual fund of the Sub-account, and in accordance with the Mortality and Expense Risk Charge, Administrative Expense Charge and any applicable taxes.

Additions or transfers to a Sub-account of the Variable Account will increase the number of Accumulation Units for that Sub-account. Withdrawals or transfers from a Sub-account of the Variable Account, Contract Maintenance Charges and any applicable annual fees will decrease the number of Accumulation Units for that Sub-account.


Net Investment Factor For each Variable Sub-account, the "Net Investment Factor" for a Valuation Period is equal to:

*        The sum of:

         * the net asset value per share of the underlying mutual fund of the Sub-account determined at the end of the current Valuation Period; plus

         * the per share amount of any dividend or capital gain distributions made by the underlying mutual fund of the Sub-account during the current Valuation Period.

* Divided by the net asset value per share of the underlying mutual fund of the Sub-account determined as of the end of the immediately preceding Valuation Period.

* The result is reduced by the Mortality and Expense Risk Charge and the Administrative Expense Charge corresponding to the portion of the 365 day year (366 days for a leap year) that is in the current Valuation Period.

The Net Investment Factor may be greater than, less than or equal to one; therefore, the value of an Accumulation Unit may increase, decrease, or remain the same.

Charges The charges for this Contract include Administrative Expense Charges, Mortality and Expense Risk Charges, Contract Maintenance Charges, transfer fees, and any applicable annual fees or taxes. If withdrawals are made, the Contract may also be subject to Withdrawal Charges.

Administrative Expense Charge Your actual Administrative Expense Charge is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value provision and the Net Investment Factor provision for a description of how this charge is applied.)

Mortality and Expense Risk Charge Your actual Mortality and Expense Risk Charges for the Contract as issued is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value provision and the Net Investment Factor provision for a description of how this charge is applied.)

Our actual mortality and expense experience will not adversely affect the dollar amount of variable benefits or other contractual payments or values under this Contract.

Contract Maintenance Charge On or prior to the Payout Start Date, a Contract Maintenance Charge will be deducted from your Contract Value on each Contract anniversary. The annual charge will be $30 per Contract Year. The Contract Maintenance Charge will be waived (i) for the remaining term of the Contract after the total amount of purchase payments you have made to this Contract reaches $50,000 or more; or (ii) for a Contract anniversary, if on that date your entire Contract Value is allocated to the Fixed Account Options. The charge is deducted only from the Sub-accounts of the Variable Account. The Contract Maintenance Charge will be deducted from the money market Variable Sub-account first; if the money market Variable Sub-account has insufficient funds to cover the Contract Maintenance Charge, the balance will be deducted on a pro-rata basis from each of the other Sub-accounts of the Variable Account in the proportion that your value in each Sub-account bears to your total value in all Sub-accounts of the Variable Account, excluding the money market Variable Sub-account. If the Contract is terminated on any date other than on the Contract anniversary, the full Contract Maintenance Charge will be deducted for the partial Contract Year.

After the Payout Start Date the Contract Maintenance Charge will be deducted in equal parts from each income payment. The Contract Maintenance Charge will be waived if the total amount of purchase payments you have made to this Contract on or prior to the Payout Start Date reaches $50,000 or more, or if, after the Payout Start Date, all income payments are Fixed Amount Income Payments.

Taxes Any premium tax relating to this Contract may be deducted from purchase payments or the Contract Value when the tax is incurred or at a later time.

Withdrawal You have the right, subject to the restrictions and charges described in this Contract, to withdraw part or all of your Contract Value at any time during the Accumulation Phase. A withdrawal must be at least $50. If any withdrawal reduces the Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value. If you withdraw the entire Contract Value, the Contract will terminate.

You must specify the Investment Alternative(s) from which you wish to make a withdrawal. When you make a withdrawal, your Contract Value will be reduced by a withdrawal amount equal to the amount paid to you and any applicable Withdrawal Charge, Market Value Adjustment, Contract Maintenance Charge and taxes.

Withdrawals from the Standard Fixed Account are subject to the restrictions described in the Standard Fixed Account Option provision.

Any Withdrawal Charge will be waived on withdrawals taken to satisfy IRS minimum distribution rules; however the amount of the withdrawal will reduce the Free Withdrawal Amount, as described in the provision below, available in a Contract Year. Withdrawals taken from any Guarantee Period Account of the Standard Fixed Account to satisfy IRS minimum distribution rules will count towards the 30% limit for transfers and withdrawals, as described in the Standard Fixed Account Option provision. This waiver is permitted only for withdrawals that satisfy required distributions resulting solely from this Contract.

Free Withdrawal Amount The Free Withdrawal Amount available in a Contract Year is equal to 15% of the purchase payments that are subject to a Withdrawal Charge as of the beginning of the Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. Purchase payments that are no longer subject to a Withdrawal Charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a Withdrawal Charge, if withdrawn.

During each Contract Year you may withdraw the Free Withdrawal Amount without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment and any applicable taxes. If you do not withdraw the entire Free Withdrawal Amount during a Contract Year, any remainder is not carried forward to increase the Free Withdrawal Amount in a subsequent Contract Year. The Free Withdrawal Amount is only available during the Accumulation Phase of the Contract.

Withdrawal Charge A Withdrawal Charge may be assessed on certain withdrawals. For purposes of assessing the Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Withdrawal Charge.

Withdrawals during the Accumulation Phase in excess of the Free Withdrawal Amount will be subject to a Withdrawal Charge as follows:

                  Payment Year:             1        2        3        4        5       6 and Later

                  Percentage:               7%       6%       5%       4%       3%      0%

For each purchase payment withdrawal, the "Payment Year" in the table above is the 365 day year (366 days for a leap year) beginning on the day we received the purchase payment. The Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year in the table above and the amount of each purchase payment withdrawal that is in excess of the Free Withdrawal Amount.

Death of Owner If you die prior to the Payout Start Date, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary provision.

If there is more than one new Owner taking a share of the Death Proceeds, described in the Death Proceeds provision, each new Owner will be treated as a separate and independent Owner of his or her respective share of the Death Proceeds. Each new Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below, subject to any restrictions previously placed upon the new Owner. Each new Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original new Owner.

If any new Owner is a non-living person, all new Owners will be considered to be non-living persons for purposes of this provision.

The Options available to the new Owner will be determined by the applicable following Category in which the new Owner is defined. If the new Owner took ownership of the Contract as the Beneficiary, the new Owner's Options will be subject to any restrictions previously placed upon the Beneficiary. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

Category 1. If your spouse is the sole new Owner of the entire Contract, your spouse must choose from Options A, B, C or D, described below. If your spouse does not choose one of these Options, Option D will apply.

Category 2. If the new Owner is a living person who is not your spouse, or if there are multiple living new Owners, the new Owner(s) must choose from Options A, B or C, described below. If a new Owner does not choose Option A, B or C, Option C will apply for such new Owner.

Category 3. If the new Owner is a corporation, trust or other non-living person, the new Owner must choose between Options A or C, described below. If the new Owner does not choose Option A or C, Option C will apply.

The following Death of Owner Options are available, as applicable:

Option A.         The new Owner may elect to receive the Death Proceeds in a lump sum.

Option B.         The new Owner may elect to receive the Death Proceeds paid out under one of the Income Plans described in the Payout
                  Phase section, subject to the following conditions:

                  Income payments must begin within one year of your date of death. Income payments must be payable:

*        over the life of the new Owner; or
* for a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner; or # over the life of the new Owner with a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner.

Option C.         The new Owner may elect to receive the Contract Value
                  payable within 5 years of your date of death. If the new Owner elects this Option, the Contract Value will be recalculated to equal the Death Proceeds, determined as of the day we receive the first complete request for settlement of the Death
                  Proceeds. Unless otherwise instructed by the new Owner, if the Death Proceeds is greater than the Contract Value immediately before it is recalculated, the excess, if any, of the Death
                  Proceeds over the Contract Value will be allocated to the money market Variable Sub-account. Thereafter, the new Owner may exercise all rights as set forth in the Transfers provision during this 5 year period.

                  No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period; however the amount withdrawn may be subject to a Market Value Adjustment.

                  If the new Owner dies prior to the complete liquidation of the Contract Value, then the new Owner's Beneficiary(ies) will receive the greater of the remaining Settlement Value or the remaining Contract Value. This amount must be fully withdrawn within 5 years of the date of the original Owner's death.

Option  D.        The new Owner may elect to continue the Contract in the
                  Accumulation Phase. If the Owner was also the Annuitant, then the new Owner will be the new Annuitant. Only one Contract continuation is allowed under this Contract.

                  If the Contract is continued in the Accumulation Phase, the following conditions apply:

* If the new Owner elects this Option, the Contract Value will be recalculated to equal the Death Proceeds, determined as of the day we receive the first complete request for settlement of the Death Proceeds.

* Unless otherwise instructed by the new Owner, if the Death Proceeds is greater than the Contract Value immediately before it is recalculated, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-accounts of the Variable Account. This excess will be allocated in proportion to the percentages of your Contract Value in those Sub-accounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the money market Variable Sub-account.

* Within 30 days after the date we determine the Death Proceeds, the new Owner may transfer all or a portion of the excess of the Death Proceeds, if any, into any combination of Variable Sub-accounts, the Standard Fixed Account and the Market Value Adjusted Fixed Account without incurring a transfer fee. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

* The new Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment.

* Prior to the Payout Start Date, the Death Proceeds of the continued Contract will be as described in the Death Proceeds provision.

Under any of these Options, all ownership rights subject to the conditions stated in this provision or any restrictions previously placed upon the Beneficiary, are available to the new Owner from the date of your death to the date on which the Death Proceeds are paid.

We reserve the right to offer additional Death of Owner Options.

If the Owner dies after the Payout Start Date, refer to the Payout Phase section of this Contract.

Death of Annuitant If the Annuitant who is also the Owner dies prior to the Payout Start Date, the Death of Owner provision applies. If the Annuitant who is not also the Owner dies prior to the Payout Start Date, the Options available to the Owner will be determined by the applicable following Category in which the Owner is defined.

Category  1.      If the Owner is a living person, prior to the Annuitant's
                  death, the Owner must choose from Options A, B or D, as described below. We reserve the right to change the timing and manner of this selection. If the Owner does not choose Option
                  A, B or D, Option D will apply.

Category  2.      If the Owner is a corporation, trust or other non-living
                  person, the Owner must choose between Options A or C, described below. If the Owner does not choose Option A or C, Option C will apply.

The following Death of Annuitant Options are available:

Option A.         The Owner may elect to receive the Death Proceeds in a lump sum.

Option B.         The Owner may elect to receive the Death Proceeds paid out under one of the Income Plans as described in the Payout Phase section. Income payments must begin within one year of the Annuitant's date of death.

Option C.         The Owner may elect to receive the Contract Value payable
                  within 5 years of the Annuitant's date of death. If the new
                  Owner elects this Option, the Contract Value will be recalculated to equal the Death Proceeds, determined as of the day we receive the first complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Owner, if the Death Proceeds is greater than the Contract Value immediately before it is recalculated, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-account. Thereafter, the Owner may exercise all rights as set forth in the Transfers provision during this 5 year period.

                  No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period; however the amount withdrawn may be subject to a Market Value Adjustment.

Option D.         The Owner may elect to continue the Contract in the
                  Accumulation Phase and the youngest Owner will become the Annuitant. The Contract Value of the continued Contract will not be adjusted to equal the Death Proceeds upon the death of the Annuitant.

Under any of these Options, all ownership rights, subject to the conditions stated in this provision, are available to the Owner from the date of the Annuitant's death to the date on which the Death Proceeds are paid.

We reserve the right to offer additional Death of Annuitant Options.

If the Annuitant dies after the Payout Start Date, refer to the Payout Phase section of this Contract.

Death Proceeds If we receive a complete request for settlement of the Death Proceeds within 180 days of the date of the Owner's or Annuitant's death, the Death Proceeds are equal to the Death Benefit described below. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Settlement Value.

We will determine the value of the Death Proceeds as of the end of the Valuation Period during which we receive the first complete request for settlement of the Death Proceeds. A complete request includes due proof of death.

We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which the Death Proceeds will equal the Death Benefit. This right will only apply for purposes of determining the amount payable as Death Proceeds and in no way restricts when a claim may be filed.


Death Benefit Prior to the Payout Start Date, the Death Benefit is equal to the greatest of:

* the sum of all purchase payments reduced by a withdrawal adjustment for each withdrawal, as described below; or

*        the Contract Value as of the date we determine the Death Proceeds; or

*        the Settlement Value as of date we determine the Death Proceeds.

A withdrawal adjustment is equal to (a) divided by (b) and the result multiplied by (c) where:

         (a)      is the withdrawal amount.
         (b)      is the Contract Value immediately prior to the withdrawal.
         (c) is the sum of all purchase payments immediately prior to the withdrawal, less any prior withdrawal adjustments.


Settlement Value The Settlement Value is the amount that would be paid in the event of a full withdrawal of the Contract Value.



--------------------------------------------------------------------------

PAYOUT PHASE
--------------------------------------------------------------------------

Payout Phase Defined The "Payout Phase" is the second of the two phases during your Contract. The Payout Phase begins on the Payout Start Date. It continues until we make the last payment as provided by the Income Plan(s) chosen.

Payout Start Date The "Payout Start Date" is the date the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes is applied to an Income Plan. The anticipated Payout Start Date is shown on the Annuity Data Page. You may change the Payout Start Date by writing to us at least 30 days prior to this date.

The anticipated Payout Start Date is the later of:

*        the Annuitant's 99th birthday; or

*        the 10th anniversary of the Issue Date.


Income Plans An "Income Plan" is a series of payments to be made on a scheduled basis to you or to another person designated by you. The Contract Value on the Payout Start Date adjusted by any Market Value Adjustment and less any applicable taxes, will be applied to your Income Plan choice from the following list. You may choose more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, should be allocated to each Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionately to each Income Plan chosen based on the proportion of your Contract Value applied to each Income Plan. We reserve the right to limit the number of Income Plans that you may select.

Income Plan 1 - Life Income with Guaranteed Number of Payments We will make payments for as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments have been paid. The number of months guaranteed ("Guaranteed Payment Period") may range from 0 to 360 months. If the Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Number of Payments We will make payments for as long as either the Annuitant or joint Annuitant, named at the time of Income Plan selection, lives. If both the Annuitant and the joint Annuitant die in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments have been paid. The Guaranteed Payment Period may range from 0 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 3 - Guaranteed Number of Payments We will make payments for a Guaranteed Payment Period. These payments do not depend on the Annuitant's life. The minimum Guaranteed Payment Period is 60 months (120 months if the Payout Start Date occurs prior to the third anniversary of the Issue Date). The maximum Guaranteed Payment Period is 360 months or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the Guaranteed Payment Period exceed 600 months. Income Plan 3 offers a withdrawal option as described in the Payout Withdrawal provision. Income payments under Income Plan 3 are subject to the following:

* You may request to change the length of the Guaranteed Payment Period and the frequency of payments. You may make this change no more than once each Contract Year. We reserve the right to limit the availability of such changes or to change the frequency of allowable changes without prior notice. If you elect to change the length of the Guaranteed Payment Period, the new payment period must be within the original maximum and minimum payment period you would have been permitted to select on the Payout Start Date; however the maximum payment period available to you will be shortened by the period elapsed since the original payment period began.

* If you change the length of your Guaranteed Payment Period, we will compute the present value of all remaining payments, using the same assumptions we would use if you were terminating the guaranteed payment plan, as described in the Payout Withdrawal provision. We will then adjust the remaining income payments to equal what the computed present value would support based on those same assumptions and based on the revised Guaranteed Payment Period.

* Changes to either the frequency of payments or length of a Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

* Any change in the frequency of payments or length of a Guaranteed Payment Period takes effect on the next payment date after we accept the requested change.

We reserve the right to make other Income Plans available.


Income Payments For each Income Plan selected, payment amounts may vary with the performance of the chosen Variable Sub-accounts and/or may be fixed for the duration of the Income Plan. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to Variable Amount Income Payments and the portion to be applied to Fixed Amount Income Payments. For the portion of your Contract Value to be applied to Variable Amount Income Payments, you must also specify the Variable Sub-accounts on which to base the Variable Amount Income Payments as well as the allocation among those Variable Sub-accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Account on the Payout Start Date will be applied to Variable Amount Income Payments, according to the Variable Sub-account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to Fixed Amount Income Payments. The method of calculating the initial payment is different for Variable Amount Income Payments and Fixed Amount Income Payments.


Variable Amount Income Payments On the Payout Start Date, the portion of the Contract Value you specify to be applied to Variable Amount Income Payments, adjusted by any applicable Market Value Adjustment and less any applicable taxes, is applied to the appropriate income payment factor for the selected Income Plan to determine the Initial Variable Amount Income Value. An explanation of the basis for determining income payment factors is described in the Income Payment Tables provision.

The Initial Variable Amount Income Value will be allocated among the Variable Sub-accounts you have chosen in the proportions you specified, as described above in the Income Payments provision. The portion of the Initial Variable Amount Income Value allocated to a particular Variable Sub-account is divided by the Annuity Unit Value for that Variable Sub-account on the Payout Start Date. This determines the number of Annuity Units from that Sub-account which will be used to determine your Variable Amount Income Payments. Variable Amount Income Payments, which include your first Variable Amount Income Payment, will vary depending on changes in the Annuity Unit Values for the Sub-accounts upon which the income payments are based. Unless Annuity Transfers are made between Sub-accounts, each income payment from that Sub-account will be that number of Annuity Units multiplied by the Annuity Unit Value for the Sub-account for the Valuation Date on which the income payment is made.


Annuity Unit Value The Annuity Unit Value for each Sub-account of the Variable Account at the end of the Valuation Period coinciding with the Payout Start Date is the number used to determine the number of Annuity Units.

Annuity Unit Values at the end of subsequent Valuation Periods are calculated by:

* multiplying the Annuity Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor during the period; and then

* dividing the result by 1.000 plus the Assumed Investment Rate for the period.

Assumed Investment Rate The Assumed Investment Rate is an effective annual rate of 3%. We reserve the right to offer other Assumed Investment Rates. The Assumed Investment Rate may not be changed after an Income Plan has been selected.

Fixed Amount Income Payments On the Payout Start Date, the portion of the Contract Value you specify, adjusted by any applicable Market Value Adjustment and less applicable taxes, will be applied to Fixed Amount Income Payments. The Fixed Amount Income Payment is determined by applying the above value to the greater of:
* The appropriate income payment factor for the selected Income Plan from the Income Payment Tables shown in the Income Payment Tables provision. An explanation of the basis for determining the income payment factors is described in the Income Payment Tables provision.

* An income payment factor for the selected Income Plan that we are offering on the Payout Start Date.

Fixed Amount Income Payments are fixed for the duration of the Income Plan.

Annuity Transfers After the Payout Start Date, you may make transfers among the Variable Sub-accounts. You may make up to 12 transfers per Contract Year within each Income Plan. No transfers may be made from the Fixed Amount Income Payments nor may transfers be made among Income Plans. Multiple transfers on a single Valuation Date are considered a single transfer.

Payout Withdrawal A Payout Withdrawal is a withdrawal of all or a portion of the allowable Withdrawal Value under an Income Plan. You may withdraw all or a portion of the Withdrawal Value under Income Plan 3 at any time, subject to a Payout Withdrawal Charge, by notice in a form satisfactory to us. For Variable Amount Income Payments, the Withdrawal Value is equal to the present value of the Variable Amount Income Payments being terminated, calculated using a discount rate equal to the Assumed Investment Rate that was used in determining the initial variable payment. For Fixed Amount Income Payments, the Withdrawal Value is equal to the present value of the Fixed Amount Income Payments being terminated, calculated using a discount rate equal to the Applicable Current Interest Rate. For this calculation, the Applicable Current Interest Rate is the rate we are using to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated on the day we receive your written payout withdrawal request.

A Payout Withdrawal must be a least $50. If any Payout Withdrawal reduces the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the Income Plan(s) and the Investment Alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately. On the day you withdraw all or a part of your Withdrawal Value, the Withdrawal Value will be reduced by the amount of the Payout Withdrawal. The remaining income payments will be reduced so that the present value of the reduced income payments plus the amount of the Payout Withdrawal will be equivalent to the present value of the income payments just prior to the Payout Withdrawal.


Payout Withdrawal Charge For purposes of assessing the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge.

Payout Withdrawals will be subject to a Payout Withdrawal Charge as follows:

                  Payment Year:             1        2        3        4        5       6 and Later

                  Percentage:               7%       6%       5%       4%       3%      0%

For each purchase payment withdrawal, the "Payment Year" in the table is the 365 day period (366 days for a leap year) beginning on the date we receive the purchase payment. The Payout Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year in the table above by the amount of each purchase payment withdrawal.

Regularly scheduled income payments are never subject to a Payout Withdrawal Charge.

Payout Terms and Conditions The income payments are subject to the following terms and conditions:

* If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or if the Contract Value is not enough to provide an initial payment of at least $20 when it is applied to the Income Plan(s) you choose, we reserve the right to:

         *        change the payment frequency to make the payment at least $20;
                  or

         * terminate the Contract and pay you the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes in a lump sum.

* If we do not receive a written selection of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be deemed to be Life Income with a Guaranteed Payment Period of 120 months.

* If you choose an Income Plan which depends on any person's life, we may require:

         *        proof of age and sex before income payments begin; and

         * proof that the Annuitant or joint Annuitant is still alive before we make each payment.

* After the Payout Start Date, a new Income Plan may not be selected nor may amounts be reallocated to a different Income Plan.

* After the Payout Start Date, withdrawals cannot be made unless income payments are being made under Income Plan 3. You may terminate income payments and withdraw the Withdrawal Value under Income Plan 3 at any time, subject to Payout Withdrawal Charges.

* If any Owner dies during the Payout Phase, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary provision. Any remaining income payments will be paid to the new Owner as scheduled.



---------------------------------------------------------------------------

INCOME PAYMENT TABLES
---------------------------------------------------------------------------

The Income Payment Tables shown below contain monthly income payment factors per $1,000 applied, which were calculated using the Annuity 2000 Mortality Tables and an annual interest rate of 3%. For ages and guaranteed payment periods not shown, monthly income payment factors will be calculated on a basis consistent with the factors shown. The adjusted age of the Annuitant is used to determine the appropriate monthly income payment factor to apply for the selected Income Plan. The adjusted age is the actual age of the Annuitant(s) on the Payout Start Date, reduced by one year for each six full years between January 1, 2000 and the Payout Start Date.

The Income Payment Tables below will be used to determine the following:

* For Variable Amount Income Payments and an Assumed Investment Rate of 3%, the initial monthly income payment for the selected Income Plan. Subsequent monthly income payments will vary as described in the Variable Amount Income Payments provision. For Variable Amount Income Payments with an Assumed Investment Rate other than 3%, monthly income payment factors will be calculated on a basis consistent with the factors shown in the Income Payment Tables using an interest rate equal to the Assumed Investment Rate.

* For Fixed Amount Income Payments, the minimum guaranteed monthly income payment for the selected Income Plan.

Income Plan 1 - Life Income with Guaranteed Payments for 120 Months

============================================================================================================================

                           Monthly Income Payment for each $1,000 Applied to this Income Plan
----------------------------------------------------------------------------------------------------------------------------


 Annuitant's                                 Annuitant's                             Annuitant's
   Adjusted          Male     Female          Adjusted        Male     Female         Adjusted        Male    Female
      Age                                        Age                                     Age
------------------ ----------------------- ---------------- ---------------------- ---------------- ------------------------


       35             $3.34     $3.22             49           $3.99    $3.76             63           $5.23    $4.84
       36              3.38      3.24             50            4.05     3.81             64            5.35     4.95
       37              3.41      3.27             51            4.11     3.87             65            5.49     5.07
       38              3.45      3.30             52            4.18     3.93             66            5.62     5.20
       39              3.49      3.34             53            4.26     3.99             67            5.77     5.33
       40              3.53      3.37             54            4.33     4.06             68            5.92     5.47
       41              3.57      3.41             55            4.41     4.13             69            6.07     5.62
       42              3.62      3.44             56            4.50     4.20             70            6.23
       43              3.66      3.48             57            4.58     4.28             71            5.78
       44              3.71      3.52             58            4.68     4.36             72            6.39     5.94
       45              3.76      3.57             59            4.78     4.45             73            6.56     6.11
       46              3.81      3.61             60            4.88     4.54             74            6.73     6.29
       47              3.87      3.66             61            4.99     4.63             75            6.90     6.48
       48              3.93      3.71             62            5.11     4.73                           7.08     6.67
================== ======================= ================ ====================== ================ ========================



Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payments for 120 Months

==============================================================================================================================

                            Monthly Income Payment for each $1,000 Applied to this Income Plan
------------------------------------------------------------------------------------------------------------------------------


                     Female Annuitant's Adjusted Age
-------------------- ---------------------------------------------------------------------------------------------------------

      Male
   Annuitant's          35         40        45          50         55           60         65           70         75
    Adjusted
       Age
-------------------- ---------- ------------ ----------- ---------- ---------- ---------- ---------- --------- ---------------
-------------------- ---------- ---------- ---------- ---------- ----------- ---------- ------------ ----------- -------------

       35             $3.06      $3.12      $3.17      $3.22      $3.26       $3.28      $3.31        $3.32       $3.33
       40              3.10       3.18       3.26       3.32       3.38        3.43       3.46         3.49        3.51
       45              3.13       3.23       3.33       3.43       3.52        3.59       3.65         3.69        3.72
       50              3.16       3.27       3.40       3.53       3.65        3.76       3.86         3.93        3.98
       55              3.18       3.30       3.45       3.61       3.77        3.94       4.08         4.20        4.29
       60              3.19       3.33       3.49       3.68       3.88                   4.31         4.51        4.66
       65              3.20       3.34       3.52       3.73       3.97        4.10       4.54         4.83        5.08
       70              3.21       3.35       3.54       3.76       4.03        4.24       4.73         5.13        5.52
       75              3.21       3.36       3.55       3.78       4.07        4.36       4.87         5.38        5.92
                                                                               4.44
==================== ========== ========== ========== ========== =========== ========== ============ =========== =============


Income Plan 3 - Guaranteed Number of Payments

================================= ============================================

                                  Monthly Income Payment for each
    Specified Period              $1,000 Applied to this Income Plan
--------------------------------- --------------------------------------------
--------------------------------- --------------------------------------------

        10 Years                                    $9.61
        11 Years                                     8.86
        12 Years                                     8.24
        13 Years                                     7.71
        14 Years                                     7.26
        15 Years                                     6.87
        16 Years                                     6.53
        17 Years                                     6.23
        18 Years                                     5.96
        19 Years                                     5.73
        20 Years                                     5.51
================================= ============================================

---------------------------------------------------------------------------

GENERAL PROVISIONS
---------------------------------------------------------------------------

The Entire Contract The entire contract consists of this Contract, any written applications, and any Contract endorsements and riders.

All statements made in written applications are representations and not warranties. No statement will be used by us in defense of a claim or to void the Contract unless it is included in a written application. If your Contract is voided, you will receive any purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation to the date the Contract is voided, plus any purchase payments allocated to the Fixed Account Options, less any withdrawals, excluding accrued interest.

Unless otherwise specified, all references in this Contract to days, months or years shall mean calendar days, months or years.

Only our officers may change the Contract or waive a right or requirement of the Contract. No other individual may do this.

We may not modify this Contract without your signed consent, except to make it comply with any changes in the Internal Revenue Code or as required by any other applicable law or as otherwise permitted by the terms of this Contract.

Incontestability We will not contest the validity of this Contract after the Issue Date.

Misstatement of Age or Sex If any age or sex has been misstated, we will pay the amounts which would have been paid at the correct age and sex.

If we find the misstatement of age or sex after the income payments begin, we will:

* pay all amounts underpaid including interest calculated at an effective annual rate of 6%; or

* stop payments until the total income payments made are equal to the total amounts that would have been made if the correct age and sex had been used.

Annual Statement At least once a year, prior to the Payout Start Date, we will send you a statement containing Contract Value information. The effective date of the information in the annual statement will not be more than two months before the date of the mailing. We will provide you with Contract Value information at any time upon request. The information presented will comply with any applicable law.

Settlements We must receive due proof of death of the Owner or Annuitant prior to settlement of a death claim.

Any full withdrawal or death benefit under this Contract will not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.

Deferment of Payments We will pay any amounts due from the Variable Account under this Contract within seven days, unless:

* the New York Stock Exchange is closed for other than usual weekends or holidays, or trading on such Exchange is restricted;

*       an emergency exists as defined by the Securities and Exchange
        Commission; or

* the Securities and Exchange Commission permits delay for the protection of contractholders.

We reserve the right to postpone payments or transfers from the Fixed Account Options for up to six months. If we elect to postpone payments or transfers from the Fixed Account Options for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date the payment or transfer request is received by us to the date the payment or transfer is made.

Exhibit 4(f)

                                 Allstate Life
                               Insurance Company
                                A Stock Company

        Home Office: 3100 Sanders Road, Northbrook, Illinois 60062-7154


              Flexible Premium Deferred Variable Annuity Contract

This Contract is issued to the Owner in consideration of the initial purchase payment. Allstate Life Insurance Company ("Allstate Life") will pay the benefits of this Contract, subject to its terms and conditions.

Throughout this Contract, "you" and "your" refer to the Owner(s) of this Contract. "We", "us" and "our" refer to Allstate Life Insurance Company.

Contract Summary
This flexible premium deferred variable annuity provides a cash withdrawal benefit, a death benefit, and a settlement value during the Accumulation Phase and periodic income payments beginning on the Payout Start Date during the Payout Phase.

The dollar amount of income payments or other values provided by this Contract, when based on the investment experience of the Variable Account, will vary to reflect the performance of the Variable Account.

This Contract does not pay dividends.

The tax status of this Contract as it applies to the Owner should be reviewed each year.

PLEASE READ YOUR CONTRACT CAREFULLY.

This is a legal Contract between the Owner(s) of this Contract and Allstate Life Insurance Company.

Trial Examination Period
Upon written request we will provide you with factual information regarding the benefits and provisions contained in this Contract. If you are not satisfied with this Contract for any reason, you may cancel it by written notification within 20 days after you receive it. We will refund purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation through the date of cancellation, plus any purchase payments allocated to the Fixed Account Options. (Where required by state law, we will refund purchase payments.) If this Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

If you have any questions about your Allstate Life Insurance Company variable annuity, please contact Allstate Life at (800) 390-1277.

----------------------------------------------------------------------------=
[GRAPHIC OMITTED][GRAPHIC OMITTED]
-----------------------------------------------------------------------------





 Secretary                                      Chairman
                                      and Chief Executive Officer

                   Flexible Premium Deferred Variable Annuity

----------------------------------------------------------------------------

TABLE OF CONTENTS
----------------------------------------------------------------------------


ANNUITY DATA PAGE................................................3

THE PERSONS INVOLVED.............................................5

ACCUMULATION PHASE...............................................6

PAYOUT PHASE....................................................15

INCOME PAYMENT TABLES...........................................19

GENERAL PROVISIONS..............................................21


                                     Page 3

DPA130
                                                                                                                   (NMVA)

----------------------------------------------------------------------------------------------------------------------------

ANNUITY DATA PAGE
----------------------------------------------------------------------------------------------------------------------------

Contract Number:....................................................................................................444444444

Owner:...............................................................................................................John Doe

Annuitant:...........................................................................................................John Doe
         Age at Issue:.....................................................................................................35
         Sex:............................................................................................................Male

Issue Date:.......................................................................................................May 1, 2002

Initial Purchase Payment:..........................................................................................$10,000.00
Tax Qualification:........................................................................................................IRA

Variable Account:..........................................................Allstate Life Insurance Company Separate Account A

Allocation of Initial Purchase Payment:
                                                                             Allocated
                                                                             Amount (%)
Variable Sub-account
Fund Manager Sub-account A                                    10%
Fund Manager Sub-account B                                    10%
Fund Manager Sub-account C                                    10%
Fund Manager Sub-account D                                    10%

                                                                                                   Rate
                                                          Allocated       Current Annual       Guaranteed
                                                          Amount (%)   Interest Rate             Through

Dollar Cost Averaging Fixed Account
6  Month Transfer Period Account                     15%                     4.50%               11/01/2002
12 Month Transfer Period Account                     15%                     5.00%               05/01/2003


Standard Fixed Account
1 Year Guarantee Period Account                      10%                     4.50%               05/01/2003
3 Year Guarantee Period Account                      10%                     4.75%               05/01/2005
5 Year Guarantee Period Account                      10%                     5.25%               05/01/2007




Minimum Guaranteed Annual Rate
Dollar Cost Averaging Fixed Account:....................................................................................3.00%
Standard Fixed Account:.................................................................................................3.00%


Payout Start Date:................................................................................................May 1, 2066



Charges for the Contract on the Issue Date:

Annualized Charges
Administrative Expense Charge:..........................................................................................0.35%
Mortality and Expense Risk Charges:
        Base Contract:..................................................................................................1.40%
        Spousal Protection Rider:.......................................................................................0.15%
        Enhanced Beneficiary Protection Rider A:........................................................................0.30%
        Enhanced Beneficiary Protection Rider B:........................................................................0.30%
        Earnings Protection Death Benefit Rider:........................................................................0.35%

Annual Charges
Contract Maintenance Charge............................................................................................$30.00
                                                                      (Charge may be waived. See your Contract for details)
Retirement Income Guarantee Rider 2 Fee.............................................................0.75% of the Income Base*
                                                                                                *See your rider for details
Additional charges will apply if you add any Contract riders after the Issue
Date. Additional charges may apply if you make a transfer or withdrawal. See your Contract for details.


Co - Annuitant                               Age                                                Sex
--------------                         ---------------                                    --------------
Jane Doe                                    40                                                   F

Primary Beneficiary                     Relationship to Owner                                Percentage
-------------------                    ---------------------                              -------------
Jane Doe                                    Wife                                               100%

Contingent Beneficiary                  Relationship to Owner                               Percentage
----------------------                  ---------------------                              --------------
Susan Doe                                  Daughter                                              100%

                                     Page 22
     PA130

-----------------------------------------------------------------------------

THE PERSONS INVOLVED
-----------------------------------------------------------------------------

Owner The person named at the time of application is the Owner of this Contract unless subsequently changed. As Owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else. The Contract cannot be jointly owned by both a non-living person and a living person, unless the Owner(s) took ownership of the Contract as the Beneficiary. If the Owner is a trust, the Owner will be considered a non-living person.

You may exercise all rights stated in this Contract, subject to the rights of any irrevocable Beneficiary.

You may change the Owner or Beneficiary at any time by written notice in a form satisfactory to us. Once we accept a change, the change will take effect as of the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.

You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. We are bound by an assignment only if it is signed by the assignor and filed with us. We are not responsible for the validity of an assignment.

If more than one person is designated as Owner:

* Owner as used in this Contract refers to all people named as Owners, unless otherwise indicated;

*    any request to exercise ownership rights must be signed by all Owners; and

* on the death of any person who is an Owner, the surviving person(s) named as Owner(s) will continue as Owner(s), as described in the Death of Owner provision.

Annuitant The Annuitant is the person named on the Annuity Data Page. The Annuitant must be a living person. You cannot change the Annuitant at any time.

Beneficiary The two classes of Beneficiaries are Primary Beneficiaries and Contingent Beneficiaries. Primary Beneficiaries and Contingent Beneficiaries are individually and collectively referred to herein as "Beneficiaries".

The Primary Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under this Contract upon the death of the sole surviving Owner.

The Contingent Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Contingent Beneficiary is entitled to receive benefits under the Contract upon the death of the sole surviving Owner, when all Primary Beneficiary(ies) predecease the sole surviving Owner.

You may change or add Beneficiaries at any time by written request in a form satisfactory to us, unless you have designated an irrevocable Beneficiary. You may restrict income payments to Beneficiaries by written request in a form satisfactory to us. Once we accept a request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

If no named Beneficiary is living when the sole surviving Owner dies, or if a Beneficiary has not been named, the new Beneficiary will be:

           i.       your spouse, or if he or she is no longer living,
          ii. your surviving children equally, or if you have no surviving children,
         iii.       your estate.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation, trust or other non-living person, all Beneficiaries will be considered to be non-living persons.

Unless you have provided directions, in writing in a form satisfactory to us, to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Owner, the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original share of the remaining Beneficiaries.

Survivor Clause
For purposes of this Contract, in determining whether a living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.


----------------------------------------------------------------------------

ACCUMULATION PHASE
----------------------------------------------------------------------------


Accumulation Phase Defined The "Accumulation Phase" is the first of two phases during your Contract. The Accumulation Phase begins on the Issue Date stated on the Annuity Data Page. This phase will continue until the Payout Start Date unless this Contract is terminated before that date.

Contract Year A "Contract Year" is the 365 day period (366 days for a leap year) beginning on the Issue Date and on each anniversary of the Issue Date.

Valuation Date and Valuation Period A "Valuation Date" is each date Monday through Friday on which the New York Stock Exchange is open for regular trading. A "Valuation Period" is the time interval beginning at the closing of the New York Stock Exchange on a Valuation Date and ending at the closing of the New York Stock Exchange on the following Valuation Date.

Purchase Payments The initial purchase payment is shown on the Annuity Data Page. You may make subsequent purchase payments during the Accumulation Phase. We reserve the right to impose a minimum amount on each subsequent purchase payment. This minimum amount will not exceed $1,000. We also reserve the right to limit cumulative purchase payments to a maximum amount of $1,000,000. We may limit your ability to make subsequent purchase payments in order to comply with the laws of the state where this Contract is delivered.

We will invest the purchase payments in the Investment Alternatives you select. You may allocate any portion of your purchase payment in whole percents from 0% to 100% or in exact dollar amounts to any of the Investment Alternatives. The total allocation of your purchase payment to the Investment Alternatives you select must equal 100%.

The allocation of the initial purchase payment is shown on the Annuity Data Page. Allocation of each subsequent purchase payment will be the same as the allocation for the most recent purchase payment unless you change the allocation. You may change the allocation of subsequent purchase payments at any time, without charge, by notice in a form satisfactory to us. Any change will take effect as of the day we receive the notice.

Initial Purchase Payment Allocation If the Trial Examination Period provision requires us to refund purchase payments, then during the Trial Examination Period, we reserve the right to invest the purchase payments you allocated to the Variable Account to a money market Variable Sub-account available under this Contract. We will notify you if we do so. At the end of the Trial Examination Period, the amount in the money market Variable Sub-account will be allocated to the Variable Sub-accounts as originally designated by you. This allocation will not be considered a transfer.

Investment Alternatives Investment Alternatives are the Sub-accounts of the Variable Account and the Fixed Account Options under this Contract.

We reserve the right in our sole discretion to:
*        make additional Investment Alternatives available;
* modify, substitute or eliminate any current or future Investment Alternatives we make available; and # establish and modify the terms and conditions for making purchase payments to, withdrawals from, and transfers to or from any of the Investment Alternatives we make available.

Without limiting the foregoing:

We reserve the right to impose limitations on the Investment Alternatives in which you may invest. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-accounts, and/or the required use of automatic portfolio rebalancing. A current explanation and list of investment limitations is set forth in the prospectus that pertains to your Contract.

Variable Account The "Variable Account" for this Contract is shown on the Annuity Data Page. This account is a separate investment account to which we allocate assets contributed under this and certain other contracts. The income, gains and losses, realized or unrealized, from assets allocated to the Variable Account are credited to or charged against the account without regard to our other income, gains or losses.

If we deem it to be in the best interests of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940, as amended, or it may be deregistered under such Act in the event such registration is no longer required.

Variable Sub-accounts The Variable Account is divided into Sub-accounts. Each Sub-account represents an investment in the shares of the mutual fund underlying that Sub-account. We may offer additional Sub-accounts of the Variable Account at our discretion. We reserve the right to limit the number of Sub-accounts of the Variable Account that may be invested in at any one time.

We reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions for the shares of the underlying mutual fund of the Sub-accounts of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-account of the Variable Account without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940, as amended.

We reserve the right to establish additional Sub-accounts of the Variable Account, each of which would invest in shares of a mutual fund. You may then instruct us to allocate purchase payments or transfers to such Sub-accounts, subject to any terms set by us or the mutual fund. We reserve the right to limit the availability of Sub-accounts and/or funds for this Contract.

In the event of any such substitution or change, we may by endorsement, make such changes as may be necessary or appropriate to reflect such substitution or change.

Fixed Account Options There are 2 Fixed Account Options under this Contract. The Fixed Account Options are the Dollar Cost Averaging Fixed Account Option and the Standard Fixed Account Option.

Dollar Cost Averaging Fixed Account Option The Dollar Cost Averaging Fixed Account is divided into individual Transfer Period Accounts. A new Transfer Period Account is established each time you allocate a purchase payment to the Dollar Cost Averaging Fixed Account and you choose the term length of the new Transfer Period Account. Purchase payments may not be allocated to any existing Transfer Period Account. No amount may be transferred into the Dollar Cost Averaging Fixed Account. Each Transfer Period Account is identified by the date the Transfer Period Account begins and the term length of the Transfer Period Account. Each purchase payment allocated to a Transfer Period Account must be at least $500. We will offer term lengths from which you may select for your Transfer Period Account(s), which may range from three to eighteen months; however, we may modify or eliminate the term lengths we offer at our discretion.

Amounts in a Transfer Period Account will earn interest at the rate declared for the Transfer Period Account at the time it is established. This interest rate will be in effect for the term of the Transfer Period Account. Each purchase payment and all associated interest in a Transfer Period Account must be transferred to the other Investment Alternatives according to your allocation instructions in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the Investment Alternatives available for transfers from any Transfer Period Account. We may offer weekly, quarterly, semi-annual or other installment transfer period alternatives, at our discretion. For each purchase payment, the first transfer from a Transfer Period Account will begin on the first Valuation Date after the payment is received by us. If we do not receive an allocation instruction from you when payment is received by us, the purchase payment and all associated interest will be transferred to the money market Variable Sub-account in equal installments until we have received a different allocation instruction.

At the expiration of a Transfer Period Account, any residual amount will be automatically transferred to the money market Variable Sub-account. If you discontinue the Dollar Cost Averaging Option before the expiration of a Transfer Period Account, the remaining balance will be transferred on the day we receive notification to the money market Variable Sub-account unless you request a different Investment Alternative.

Guarantee Period Account The Standard Fixed Account is divided into individual Guarantee Period Accounts. A new Guarantee Period Account is established each time you allocate a purchase payment or transfer to the Standard Fixed Account. Each Guarantee Period Account is identified by the date the Guarantee Period Account was established and the term length of the Guarantee Period Account. You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer into a Guarantee Period Account must be at least $500. We will offer term lengths you may choose from for your Guarantee Period Accounts from one to ten years for the Standard Fixed Account.

We may add to, modify or eliminate the term lengths we offer at our discretion.

You must choose the term length for a new Guarantee Period Account from the term lengths we offer for the Standard Fixed Account at the time you create the new Guarantee Period Account. If you allocate a purchase payment or transfer to the Standard Fixed Account, but you do not select a term length for the new Guarantee Period Account, we will allocate the purchase payment or the transfer to a new Guarantee Period Account with the same term length as the Guarantee Period Account of your most recent purchase payment or transfer to the same Fixed Account Option. If we no longer offer that term length, then we will allocate the purchase payment or the transfer to a new Guarantee Period Account with the next shortest term currently offered for that Fixed Account Option. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or the transfer to a new Guarantee Period Account of the shortest term we are offering at that time.

Standard Fixed Account Option The following provisions apply to Guarantee Period Accounts of the Standard Fixed Account Option. Amounts in a Guarantee Period Account will earn interest at the rate declared for the term length at the time it is established. This interest rate will be in effect for the term of the Guarantee Period Account. Upon the expiration of the term of a Guarantee Period Account, we will declare a renewal interest rate, which will remain in effect for one year. Subsequent renewal dates will be on the anniversaries of the first renewal date.

The total amount of transfers and withdrawals from any individual Guarantee Period Account during a Contract Year cannot exceed 30% of the amount used to establish that Guarantee Period Account. Any portion of the total allowable transfer and withdrawal amount that is not transferred or withdrawn in a Contract Year will not increase the allowable transfer and withdrawal amount for any subsequent Contract Year. This limit will be waived if you elect to withdraw your entire Contract Value.

Prior to the renewal date of each Guarantee Period Account we will mail you a renewal notice outlining the options available to you. During the 30 day period after a renewal date, the 30% limit described above will be waived and you may transfer or withdraw all or a portion of the amount in the renewing Guarantee Period Account. If you make a withdrawal, a Withdrawal Charge and any applicable taxes may apply. If we receive notification of your election to make a transfer or withdrawal from a renewing Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date. If we receive notification of your election to make a transfer or withdrawal from the renewing Guarantee Period Account after the renewal date, but before expiration of the 30 day period, (i) the transfer or withdrawal will be deemed to have occurred on the day we receive such notice, and (ii) the amount transferred or withdrawn will earn interest for the period beginning on the renewal date and ending on the day we receive notification of your election at the renewal interest rate declared. Any remaining balance not withdrawn or transferred from the renewing Guarantee Period Account will continue to earn interest until the next renewal date at the renewal interest rate declared. If we do not receive notification from you within the 30 day period, you will be deemed to have elected to renew the Guarantee Period Account and the amount in the renewing Guarantee Period Account will continue to earn interest at the renewal interest rate declared until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account.

Crediting Interest We credit interest daily to money allocated to the Fixed Account Options at interest rates which compound over one year to the interest rates we declared when the money was allocated. We will credit interest to the initial purchase payment from the Issue Date. We will credit interest to subsequent purchase payments from the day we receive them. We will credit interest to amounts transferred from the day the transfer is made. The annualized interest rate for the Dollar Cost Averaging Fixed Account and the Standard Fixed Account will never be less than 3%.

Transfers Prior to the Payout Start Date, you may transfer amounts among the Investment Alternatives. You may make 12 transfers per Contract Year without charge. Each transfer after the 12th in any Contract Year may be assessed a transfer fee of up to 2.0% of the amount transferred. Any transfers made from the Dollar Cost Averaging Fixed Account do not count as one of the free transfers allowed each Contract Year; and are not assessed a transfer fee. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee.

Transfers to and from the Fixed Account Options are subject to the restrictions described in the Dollar Cost Averaging Fixed Account Option and Standard Fixed Account Option provisions of this Contract.

We reserve the right to limit the number of transfers among the Variable Sub-accounts in any Contract Year or to refuse any transfer request submitted by or on behalf of an Owner or certain Owners if, in our sole discretion:

* We believe that excessive trading by such Owner or Owners or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the underlying mutual funds or would be to the disadvantage of other contract owners; or


* We are informed by one or more of the underlying mutual funds that the purchase of shares is to be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on share prices of affected underlying mutual funds.

Such restrictions may be applied in any manner which is reasonably designed to prevent any use of the transfer right which is considered by us in our sole discretion to be to the disadvantage of the other contract owners.

We reserve the right to assess short-term trading fees in connection with transfers from Variable Sub-accounts that occur within a certain number of days following the date of allocation to the Variable Sub-accounts. Such fees may vary by Sub-account, but will only apply to those Sub-accounts corresponding to underlying mutual funds that assess such fees.

We reserve the right to waive the transfer fees and restrictions contained in this Contract.

Contract Value Your "Contract Value" is equal to the sum of:

* the number of Accumulation Units you hold in each Sub-account of the Variable Account multiplied by the Accumulation Unit Value for that Sub-account on the most recent Valuation Date; plus

*        the total value you have in the Fixed Account Options.

Accumulation Units and Accumulation Unit Value Amounts you allocate to a Sub-account of the Variable Account are used to purchase Accumulation Units in that Sub-account. The number of Accumulation Units purchased on a given Valuation Date will depend on the Accumulation Unit Value of the Sub-account on that Valuation date. Accumulation Unit Values at the end of any subsequent Valuation Periods are calculated by multiplying the Accumulation Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor for the Valuation Period. The Accumulation Unit Values may increase or decrease.

Accumulation Unit Values for each Sub-account of the Variable Account are determined only on Valuation Dates. The Accumulation Unit Value for each Sub-account will vary with the price per share of the underlying mutual fund of the Sub-account, and in accordance with the Mortality and Expense Risk Charge, Administrative Expense Charge and any applicable taxes.

Additions or transfers to a Sub-account of the Variable Account will increase the number of Accumulation Units for that Sub-account. Withdrawals or transfers from a Sub-account of the Variable Account, Contract Maintenance Charges and any applicable annual fees will decrease the number of Accumulation Units for that Sub-account.


Net Investment Factor For each Variable Sub-account, the "Net Investment Factor" for a Valuation Period is equal to:

*        The sum of:

         * the net asset value per share of the underlying mutual fund of the Sub-account determined at the end of the current Valuation Period; plus

         * the per share amount of any dividend or capital gain distributions made by the underlying mutual fund of the Sub-account during the current Valuation Period.

* Divided by the net asset value per share of the underlying mutual fund of the Sub-account determined as of the end of the immediately preceding Valuation Period.

* The result is reduced by the Mortality and Expense Risk Charge and the Administrative Expense Charge corresponding to the portion of the 365 day year (366 days for a leap year) that is in the current Valuation Period.

The Net Investment Factor may be greater than, less than or equal to one; therefore, the value of an Accumulation Unit may increase, decrease, or remain the same.

Charges The charges for this Contract include Administrative Expense Charges, Mortality and Expense Risk Charges, Contract Maintenance Charges, transfer fees, and any applicable annual fees or taxes. If withdrawals are made, the Contract may also be subject to Withdrawal Charges.

Administrative Expense Charge Your actual Administrative Expense Charge is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value provision and the Net Investment Factor provision for a description of how this charge is applied.)

Mortality and Expense Risk Charge Your actual Mortality and Expense Risk Charges for the Contract as issued is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value provision and the Net Investment Factor provision for a description of how this charge is applied.)

Our actual mortality and expense experience will not adversely affect the dollar amount of variable benefits or other contractual payments or values under this Contract.

Contract Maintenance Charge On or prior to the Payout Start Date, a Contract Maintenance Charge will be deducted from your Contract Value on each Contract anniversary. The annual charge will be $30 per Contract Year. The Contract Maintenance Charge will be waived (i) for the remaining term of the Contract after the total amount of purchase payments you have made to this Contract reaches $50,000 or more; or (ii) for a Contract anniversary, if on that date your entire Contract Value is allocated to the Fixed Account Options. The charge is deducted only from the Sub-accounts of the Variable Account. The Contract Maintenance Charge will be deducted from the money market Variable Sub-account first; if the money market Variable Sub-account has insufficient funds to cover the Contract Maintenance Charge, the balance will be deducted on a pro-rata basis from each of the other Sub-accounts of the Variable Account in the proportion that your value in each Sub-account bears to your total value in all Sub-accounts of the Variable Account, excluding the money market Variable Sub-account. If the Contract is terminated on any date other than on the Contract anniversary, the full Contract Maintenance Charge will be deducted for the partial Contract Year.

After the Payout Start Date the Contract Maintenance Charge will be deducted in equal parts from each income payment. The Contract Maintenance Charge will be waived if the total amount of purchase payments you have made to this Contract on or prior to the Payout Start Date reaches $50,000 or more, or if, after the Payout Start Date, all income payments are Fixed Amount Income Payments.

Taxes Any premium tax relating to this Contract may be deducted from purchase payments or the Contract Value when the tax is incurred or at a later time.

Withdrawal You have the right, subject to the restrictions and charges described in this Contract, to withdraw part or all of your Contract Value at any time during the Accumulation Phase. A withdrawal must be at least $50. If any withdrawal reduces the Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value. If you withdraw the entire Contract Value, the Contract will terminate.

You must specify the Investment Alternative(s) from which you wish to make a withdrawal. When you make a withdrawal, your Contract Value will be reduced by a withdrawal amount equal to the amount paid to you and any applicable Withdrawal Charge, Contract Maintenance Charge and taxes.

Withdrawals from the Standard Fixed Account are subject to the restrictions described in the Standard Fixed Account Option provision.

Any Withdrawal Charge will be waived on withdrawals taken to satisfy IRS minimum distribution rules; however the amount of the withdrawal will reduce the Free Withdrawal Amount, as described in the provision below, available in a Contract Year. Withdrawals taken from any Guarantee Period Account of the Standard Fixed Account to satisfy IRS minimum distribution rules will count towards the 30% limit for transfers and withdrawals, as described in the Standard Fixed Account Option provision. This waiver is permitted only for withdrawals that satisfy required distributions resulting solely from this Contract.

Free Withdrawal Amount The Free Withdrawal Amount available in a Contract Year is equal to 15% of the purchase payments that are subject to a Withdrawal Charge as of the beginning of the Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. Purchase payments that are no longer subject to a Withdrawal Charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a Withdrawal Charge, if withdrawn.

During each Contract Year you may withdraw the Free Withdrawal Amount without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to any applicable taxes. If you do not withdraw the entire Free Withdrawal Amount during a Contract Year, any remainder is not carried forward to increase the Free Withdrawal Amount in a subsequent Contract Year. The Free Withdrawal Amount is only available during the Accumulation Phase of the Contract.

Withdrawal Charge A Withdrawal Charge may be assessed on certain withdrawals. For purposes of assessing the Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Withdrawal Charge.

Withdrawals during the Accumulation Phase in excess of the Free Withdrawal Amount will be subject to a Withdrawal Charge as follows:

   Payment Year:  1     2      3     4      5       6 and Later

   Percentage:    7%    6%     5%    4%     3%      0%

For each purchase payment withdrawal, the "Payment Year" in the table above is the 365 day year (366 days for a leap year) beginning on the day we received the purchase payment. The Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year in the table above and the amount of each purchase payment withdrawal that is in excess of the Free Withdrawal Amount.

Death of Owner If you die prior to the Payout Start Date, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary provision.

If there is more than one new Owner taking a share of the Death Proceeds, described in the Death Proceeds provision, each new Owner will be treated as a separate and independent Owner of his or her respective share of the Death Proceeds. Each new Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below, subject to any restrictions previously placed upon the new Owner. Each new Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original new Owner.

If any new Owner is a non-living person, all new Owners will be considered to be non-living persons for purposes of this provision.

The Options available to the new Owner will be determined by the applicable following Category in which the new Owner is defined. If the new Owner took ownership of the Contract as the Beneficiary, the new Owner's Options will be subject to any restrictions previously placed upon the Beneficiary. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

Category  1.      If your spouse is the sole new Owner of the entire
                  Contract, your spouse must choose from Options A, B, C or D, described below. If your spouse does not choose one of these Options, Option D will apply.

Category  2.     If the new Owner is a living person who is not your spouse, or if there are multiple living new Owners, the new Owner(s) must choose from Options A, B or C, described below. If a new
                 Owner does not choose Option A, B or C, Option C will apply for such new Owner.

Category  3.     If the new Owner is a corporation, trust or other
                 non-living person, the new Owner must choose between Options A or C, described below. If the new Owner does not choose Option
                 A or C, Option C will apply.

The following Death of Owner Options are available, as applicable:

Option A.       The new Owner may elect to receive the Death Proceeds in a lump sum.

Option B.       The new Owner may elect to receive the Death Proceeds paid out under one of the Income Plans described in the Payout
                Phase section, subject to the following conditions:

Income payments must begin within one year of your date of death. Income payments must be payable:

*        over the life of the new Owner; or
* for a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner; or
* over the life of the new Owner with a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner.

Option  C.        The new Owner may elect to receive the Contract Value
                  payable within 5 years of your date of death. If the new Owner elects this Option, the Contract Value will be recalculated to equal the Death Proceeds, determined as of the day we receive the first complete request for settlement of the Death
                  Proceeds. Unless otherwise instructed by the new Owner, if the Death Proceeds is greater than the Contract Value immediately before it is recalculated, the excess, if any, of the Death
                  Proceeds over the Contract Value will be allocated to the money market Variable Sub-account. Thereafter, the new Owner may exercise all rights as set forth in the Transfers provision during this 5 year period.

                  No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

                  If the new Owner dies prior to the complete liquidation of the Contract Value, then the new Owner's Beneficiary(ies) will receive the greater of the remaining Settlement Value or the remaining Contract Value. This amount must be fully withdrawn within 5 years of the date of the original Owner's death.

Option  D.        The new Owner may elect to continue the Contract in the
                  Accumulation Phase. If the Owner was also the Annuitant, then the new Owner will be the new Annuitant. Only one Contract continuation is allowed under this Contract.

If the Contract is continued in the Accumulation Phase, the following conditions apply:

* If the new Owner elects this Option, the Contract Value will be recalculated to equal the Death Proceeds, determined as of the day we receive the first complete request for settlement of the Death Proceeds.

* Unless otherwise instructed by the new Owner, if the Death Proceeds is greater than the Contract Value immediately before it is recalculated, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-accounts of the Variable Account. This excess will be allocated in proportion to the percentages of your Contract Value in those Sub-accounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the money market Variable Sub-account.

* Proceeds, the new Owner may transfer all or a portion of the excess of the Death Proceeds, if any, into any combination of Variable Sub-accounts and the Standard Fixed Account without incurring a transfer fee. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

# The new Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge.

# Prior to the Payout Start Date, the Death Proceeds of the continued Contract will be as described in the Death Proceeds provision.

Under any of these Options, all ownership rights subject to the conditions stated in this provision or any restrictions previously placed upon the Beneficiary, are available to the new Owner from the date of your death to the date on which the Death Proceeds are paid.

We reserve the right to offer additional Death of Owner Options.

If the Owner dies after the Payout Start Date, refer to the Payout Phase section of this Contract.

Death of Annuitant If the Annuitant who is also the Owner dies prior to the Payout Start Date, the Death of Owner provision applies. If the Annuitant who is not also the Owner dies prior to the Payout Start Date, the Options available to the Owner will be determined by the applicable following Category in which the Owner is defined.

Category  1.      If the Owner is a living person, prior to the Annuitant's
                  death, the Owner must choose from Options A, B or D, as described below. We reserve the right to change the timing and manner of this selection. If the Owner does not choose Option
                  A, B or D, Option D will apply.

Category 2.       If the Owner is a corporation, trust or other non-living
                  person, the Owner must choose between Options A or C, described below. If the Owner does not choose Option A or C, Option C will apply.

The following Death of Annuitant Options are available:

Option A.         The Owner may elect to receive the Death Proceeds in a lump sum.

Option B.         The Owner may elect to receive the Death Proceeds paid out under one of the Income Plans as described in the Payout Phase section. Income payments must begin within one year of the Annuitant's date of death.

Option C.         The Owner may elect to receive the Contract Value payable
                  within 5 years of the Annuitant's date of death. If the new
                  Owner elects this Option, the Contract Value will be recalculated to equal the Death Proceeds, determined as of the day we receive the first complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Owner, if the Death Proceeds is greater than the Contract Value immediately before it is recalculated, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-account. Thereafter, the Owner may exercise all rights as set forth in the Transfers provision during this 5 year period.

                  No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

Option D.         The Owner may elect to continue the Contract in the
                  Accumulation Phase and the youngest Owner will become the Annuitant. The Contract Value of the continued Contract will not be adjusted to equal the Death Proceeds upon the death of the Annuitant.

Under any of these Options, all ownership rights, subject to the conditions stated in this provision, are available to the Owner from the date of the Annuitant's death to the date on which the Death Proceeds are paid.

We reserve the right to offer additional Death of Annuitant Options.

If the Annuitant dies after the Payout Start Date, refer to the Payout Phase section of this Contract.

Death Proceeds If we receive a complete request for settlement of the Death Proceeds within 180 days of the date of the Owner's or Annuitant's death, the Death Proceeds are equal to the Death Benefit described below. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Settlement Value.

We will determine the value of the Death Proceeds as of the end of the Valuation Period during which we receive the first complete request for settlement of the Death Proceeds. A complete request includes due proof of death.

We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which the Death Proceeds will equal the Death Benefit. This right will only apply for purposes of determining the amount payable as Death Proceeds and in no way restricts when a claim may be filed.

Death Benefit Prior to the Payout Start Date, the Death Benefit is equal to the greatest of:

* the sum of all purchase payments reduced by a withdrawal adjustment for each withdrawal, as described below; or

*        the Contract Value as of the date we determine the Death Proceeds; or

*        the Settlement Value as of date we determine the Death Proceeds.

A withdrawal adjustment is equal to (a) divided by (b) and the result multiplied by (c) where:

         (a)      is the withdrawal amount.
         (b)      is the Contract Value immediately prior to the withdrawal.
         (c) is the sum of all purchase payments immediately prior to the withdrawal, less any prior withdrawal adjustments.

Se ttlement Value The Settlement Value is the amount that would be paid in the event of a full withdrawal of the Contract Value.

------------------------------------------------------------------------------

PAYOUT PHASE
------------------------------------------------------------------------------

Payout Phase Defined The "Payout Phase" is the second of the two phases during your Contract. The Payout Phase begins on the Payout Start Date. It continues until we make the last payment as provided by the Income Plan(s) chosen.

Payout Start Date The "Payout Start Date" is the date the Contract Value less any applicable taxes is applied to an Income Plan. The anticipated Payout Start Date is shown on the Annuity Data Page. You may change the Payout Start Date by writing to us at least 30 days prior to this date.

The anticipated Payout Start Date is the later of:

*        the Annuitant's 99th birthday; or

*        the 10th anniversary of the Issue Date.

Income Plans An "Income Plan" is a series of payments to be made on a scheduled basis to you or to another person designated by you. The Contract Value on the Payout Start Date less any applicable taxes, will be applied to your Income Plan choice from the following list. You may choose more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value less any applicable taxes should be allocated to each Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionately to each Income Plan chosen based on the proportion of your Contract Value applied to each Income Plan. We reserve the right to limit the number of Income Plans that you may select.

Income Plan 1 - Life Income with Guaranteed Number of Payments We will make payments for as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments have been paid. The number of months guaranteed ("Guaranteed Payment Period") may range from 0 to 360 months. If the Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Number of Payments We will make payments for as long as either the Annuitant or joint Annuitant, named at the time of Income Plan selection, lives. If both the Annuitant and the joint Annuitant die in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments have been paid. The Guaranteed Payment Period may range from 0 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 3 - Guaranteed Number of Payments We will make payments for a Guaranteed Payment Period. These payments do not depend on the Annuitant's life. The minimum Guaranteed Payment Period is 60 months (120 months if the Payout Start Date occurs prior to the third anniversary of the Issue Date). The maximum Guaranteed Payment Period is 360 months or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the Guaranteed Payment Period exceed 600 months. Income Plan 3 offers a withdrawal option as described in the Payout Withdrawal provision. Income payments under Income Plan 3 are subject to the following:

* You may request to change the length of the Guaranteed Payment Period and the frequency of payments. You may make this change no more than once each Contract Year. We reserve the right to limit the availability of such changes or to change the frequency of allowable changes without prior notice. If you elect to change the length of the Guaranteed Payment Period, the new payment period must be within the original maximum and minimum payment period you would have been permitted to select on the Payout Start Date; however the maximum payment period available to you will be shortened by the period elapsed since the original payment period began.

* If you change the length of your Guaranteed Payment Period, we will compute the present value of all remaining payments, using the same assumptions we would use if you were terminating the guaranteed payment plan, as described in the Payout Withdrawal provision. We will then adjust the remaining income payments to equal what the computed present value would support based on those same assumptions and based on the revised Guaranteed Payment Period.

* Changes to either the frequency of payments or length of a Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

* Any change in the frequency of payments or length of a Guaranteed Payment Period takes effect on the next payment date after we accept the requested change.

We reserve the right to make other Income Plans available.

Income Payments For each Income Plan selected, payment amounts may vary with the performance of the chosen Variable Sub-accounts and/or may be fixed for the duration of the Income Plan. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to Variable Amount Income Payments and the portion to be applied to Fixed Amount Income Payments. For the portion of your Contract Value to be applied to Variable Amount Income Payments, you must also specify the Variable Sub-accounts on which to base the Variable Amount Income Payments as well as the allocation among those Variable Sub-accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Account on the Payout Start Date will be applied to Variable Amount Income Payments, according to the Variable Sub-account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to Fixed Amount Income Payments. The method of calculating the initial payment is different for Variable Amount Income Payments and Fixed Amount Income Payments.

Variable Amount Income Payments On the Payout Start Date, the portion of the Contract Value you specify to be applied to Variable Amount Income Payments less any applicable taxes, is applied to the appropriate income payment factor for the selected Income Plan to determine the Initial Variable Amount Income Value. An explanation of the basis for determining income payment factors is described in the Income Payment Tables provision.

The Initial Variable Amount Income Value will be allocated among the Variable Sub-accounts you have chosen in the proportions you specified, as described above in the Income Payments provision. The portion of the Initial Variable Amount Income Value allocated to a particular Variable Sub-account is divided by the Annuity Unit Value for that Variable Sub-account on the Payout Start Date. This determines the number of Annuity Units from that Sub-account which will be used to determine your Variable Amount Income Payments. Variable Amount Income Payments, which include your first Variable Amount Income Payment, will vary depending on changes in the Annuity Unit Values for the Sub-accounts upon which the income payments are based. Unless Annuity Transfers are made between Sub-accounts, each income payment from that Sub-account will be that number of Annuity Units multiplied by the Annuity Unit Value for the Sub-account for the Valuation Date on which the income payment is made.

Annuity Unit Value The Annuity Unit Value for each Sub-account of the Variable Account at the end of the Valuation Period coinciding with the Payout Start Date is the number used to determine the number of Annuity Units.

Annuity Unit Values at the end of subsequent Valuation Periods are calculated by:

* multiplying the Annuity Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor during the period; and then

* dividing the result by 1.000 plus the Assumed Investment Rate for the period.

Assumed Investment Rate The Assumed Investment Rate is an effective annual rate of 3%. We reserve the right to offer other Assumed Investment Rates. The Assumed Investment Rate may not be changed after an Income Plan has been selected.

Fixed Amount Income Payments On the Payout Start Date, the portion of the Contract Value you specify, less applicable taxes, will be applied to Fixed Amount Income Payments. The Fixed Amount Income Payment is determined by applying the above value to the greater of:

* The appropriate income payment factor for the selected Income Plan from the Income Payment Tables shown in the Income Payment Tables provision. An explanation of the basis for determining the income payment factors is described in the Income Payment Tables provision.

* An income payment factor for the selected Income Plan that we are offering on the Payout Start Date.

Fixed Amount Income Payments are fixed for the duration of the Income Plan.

Annuity Transfers After the Payout Start Date, you may make transfers among the Variable Sub-accounts. You may make up to 12 transfers per Contract Year within each Income Plan. No transfers may be made from the Fixed Amount Income Payments nor may transfers be made among Income Plans. Multiple transfers on a single Valuation Date are considered a single transfer.

Payout Withdrawal A Payout Withdrawal is a withdrawal of all or a portion of the allowable Withdrawal Value under an Income Plan. You may withdraw all or a portion of the Withdrawal Value under Income Plan 3 at any time, subject to a Payout Withdrawal Charge, by notice in a form satisfactory to us. For Variable Amount Income Payments, the Withdrawal Value is equal to the present value of the Variable Amount Income Payments being terminated, calculated using a discount rate equal to the Assumed Investment Rate that was used in determining the initial variable payment. For Fixed Amount Income Payments, the Withdrawal Value is equal to the present value of the Fixed Amount Income Payments being terminated, calculated using a discount rate equal to the Applicable Current Interest Rate. For this calculation, the Applicable Current Interest Rate is the rate we are using to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated on the day we receive your written payout withdrawal request.

A Payout Withdrawal must be a least $50. If any Payout Withdrawal reduces the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the Income Plan(s) and the Investment Alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately. On the day you withdraw all or a part of your Withdrawal Value, the Withdrawal Value will be reduced by the amount of the Payout Withdrawal. The remaining income payments will be reduced so that the present value of the reduced income payments plus the amount of the Payout Withdrawal will be equivalent to the present value of the income payments just prior to the Payout Withdrawal.

Payout Withdrawal Charge For purposes of assessing the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge.

Payout Withdrawals will be subject to a Payout Withdrawal Charge as follows:

   Payment Year:   1    2     3      4     5      6 and Later

   Percentage:     7%   6%    5%     4%    3%     0%

For each purchase payment withdrawal, the "Payment Year" in the table is the 365 day period (366 days for a leap year) beginning on the date we receive the purchase payment. The Payout Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year in the table above by the amount of each purchase payment withdrawal.

Regularly scheduled income payments are never subject to a Payout Withdrawal Charge.

Payout Terms and Conditions The income payments are subject to the following terms and conditions:

* If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or if the Contract Value is not enough to provide an initial payment of at least $20 when it is applied to the Income Plan(s) you choose, we reserve the right to:

         *        change the payment frequency to make the payment at least
                  $20; or

         * terminate the Contract and pay you the Contract Value less any applicable taxes in a lump sum.

* If we do not receive a written selection of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be deemed to be Life Income with a Guaranteed Payment Period of 120 months.

* If you choose an Income Plan which depends on any person's life, we may require:

         *        proof of age and sex before income payments begin; and

         * proof that the Annuitant or joint Annuitant is still alive before we make each payment.

* After the Payout Start Date, a new Income Plan may not be selected nor may amounts be reallocated to a different Income Plan.

* After the Payout Start Date, withdrawals cannot be made unless income payments are being made under Income Plan 3. You may terminate income payments and withdraw the Withdrawal Value under Income Plan 3 at any time, subject to Payout Withdrawal Charges.

* If any Owner dies during the Payout Phase, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary provision. Any remaining income payments will be paid to the new Owner as scheduled.



------------------------------------------------------------------------------

INCOME PAYMENT TABLES
------------------------------------------------------------------------------

The Income Payment Tables shown below contain monthly income payment factors per $1,000 applied, which were calculated using the Annuity 2000 Mortality Tables and an annual interest rate of 3%. For ages and guaranteed payment periods not shown, monthly income payment factors will be calculated on a basis consistent with the factors shown. The adjusted age of the Annuitant is used to determine the appropriate monthly income payment factor to apply for the selected Income Plan. The adjusted age is the actual age of the Annuitant(s) on the Payout Start Date, reduced by one year for each six full years between January 1, 2000 and the Payout Start Date.

The Income Payment Tables below will be used to determine the following:

* For Variable Amount Income Payments and an Assumed Investment Rate of 3%, the initial monthly income payment for the selected Income Plan. Subsequent monthly income payments will vary as described in the Variable Amount Income Payments provision. For Variable Amount Income Payments with an Assumed Investment Rate other than 3%, monthly income payment factors will be calculated on a basis consistent with the factors shown in the Income Payment Tables using an interest rate equal to the Assumed Investment Rate.

* For Fixed Amount Income Payments, the minimum guaranteed monthly income payment for the selected Income Plan.



Income Plan 1 - Life Income with Guaranteed Payments for 120 Months

============================================================================================================================

                           Monthly Income Payment for each $1,000 Applied to this Income Plan
----------------------------------------------------------------------------------------------------------------------------


 Annuitant's                                 Annuitant's                             Annuitant's
   Adjusted          Male     Female          Adjusted        Male     Female         Adjusted        Male    Female
      Age                                        Age                                     Age
------------------ ----------------------- ---------------- ---------------------- ---------------- ------------------------


       35             $3.34     $3.22             49           $3.99    $3.76             63           $5.23    $4.84
       36              3.38      3.24             50            4.05     3.81             64            5.35     4.95
       37              3.41      3.27             51            4.11     3.87             65            5.49     5.07
       38              3.45      3.30             52            4.18     3.93             66            5.62     5.20
       39              3.49      3.34             53            4.26     3.99             67            5.77     5.33
       40              3.53      3.37             54            4.33     4.06             68            5.92     5.47
       41              3.57      3.41             55            4.41     4.13             69            6.07     5.62
       42              3.62      3.44             56            4.50     4.20             70            6.23
       43              3.66      3.48             57            4.58     4.28             71            5.78
       44              3.71      3.52             58            4.68     4.36             72            6.39     5.94
       45              3.76      3.57             59            4.78     4.45             73            6.56     6.11
       46              3.81      3.61             60            4.88     4.54             74            6.73     6.29
       47              3.87      3.66             61            4.99     4.63             75            6.90     6.48
       48              3.93      3.71             62            5.11     4.73                           7.08     6.67
================== ======================= ================ ====================== ================ ========================





Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payments for 120 Months

==============================================================================================================================

                            Monthly Income Payment for each $1,000 Applied to this Income Plan
------------------------------------------------------------------------------------------------------------------------------

                     Female Annuitant's Adjusted Age
-------------------- ---------------------------------------------------------------------------------------------------------

      Male
   Annuitant's          35         40        45          50         55           60         65           70         75
    Adjusted
       Age
-------------------- ---------- ------------ ----------- ---------- ---------- ---------- ---------- --------- ---------------

       35             $3.06      $3.12      $3.17      $3.22      $3.26       $3.28      $3.31        $3.32       $3.33
       40              3.10       3.18       3.26       3.32       3.38        3.43       3.46         3.49        3.51
       45              3.13       3.23       3.33       3.43       3.52        3.59       3.65         3.69        3.72
       50              3.16       3.27       3.40       3.53       3.65        3.76       3.86         3.93        3.98
       55              3.18       3.30       3.45       3.61       3.77        3.94       4.08         4.20        4.29
       60              3.19       3.33       3.49       3.68       3.88                   4.31         4.51        4.66
       65              3.20       3.34       3.52       3.73       3.97        4.10       4.54         4.83        5.08
       70              3.21       3.35       3.54       3.76       4.03        4.24       4.73         5.13        5.52
       75              3.21       3.36       3.55       3.78       4.07        4.36       4.87         5.38        5.92
                                                                               4.44
==================== ========== ========== ========== ========== =========== ========== ============ =========== =============



Income Plan 3 - Guaranteed Number of Payments

================================= ===========================================

                                  Monthly Income Payment for each
    Specified Period              $1,000 Applied to this Income Plan
--------------------------------- -------------------------------------------
--------------------------------- -------------------------------------------

        10 Years                                    $9.61
        11 Years                                     8.86
        12 Years                                     8.24
        13 Years                                     7.71
        14 Years                                     7.26
        15 Years                                     6.87
        16 Years                                     6.53
        17 Years                                     6.23
        18 Years                                     5.96
        19 Years                                     5.73
        20 Years                                     5.51
================================= ============================================




------------------------------------------------------------------------------

GENERAL PROVISIONS
------------------------------------------------------------------------------

The Entire Contract The entire contract consists of this Contract, any written applications, and any Contract endorsements and riders.

All statements made in written applications are representations and not warranties. No statement will be used by us in defense of a claim or to void the Contract unless it is included in a written application. If your Contract is voided, you will receive any purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation to the date the Contract is voided, plus any purchase payments allocated to the Fixed Account Options, less any withdrawals, excluding accrued interest.

Unless otherwise specified, all references in this Contract to days, months or years shall mean calendar days, months or years.

Only our officers may change the Contract or waive a right or requirement of the Contract. No other individual may do this.

We may not modify this Contract without your signed consent, except to make it comply with any changes in the Internal Revenue Code or as required by any other applicable law or as otherwise permitted by the terms of this Contract.

Incontestability We will not contest the validity of this Contract after the Issue Date.

Misstatement of Age or Sex If any age or sex has been misstated, we will pay the amounts which would have been paid at the correct age and sex.

If we find the misstatement of age or sex after the income payments begin, we will:

* pay all amounts underpaid including interest calculated at an effective annual rate of 6%; or

* stop payments until the total income payments made are equal to the total amounts that would have been made if the correct age and sex had been used.

Annual Statement At least once a year, prior to the Payout Start Date, we will send you a statement containing Contract Value information. The effective date of the information in the annual statement will not be more than two months before the date of the mailing. We will provide you with Contract Value information at any time upon request. The information presented will comply with any applicable law.

Settlements We must receive due proof of death of the Owner or Annuitant prior to settlement of a death claim.

Any full withdrawal or death benefit under this Contract will not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.

Deferment of Payments We will pay any amounts due from the Variable Account under this Contract within seven days, unless:

* the New York Stock Exchange is closed for other than usual weekends or holidays, or trading on such Exchange is restricted;

*       an emergency exists as defined by the Securities and Exchange
        Commission; or

* the Securities and Exchange Commission permits delay for the protection of contractholders.

We reserve the right to postpone payments or transfers from the Fixed Account Options for up to six months. If we elect to postpone payments or transfers from the Fixed Account Options for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date the payment or transfer request is received by us to the date the payment or transfer is made.

Exhibit 4(g)
PA141

                         ALLSTATE LIFE INSURANCE COMPANY
                          (herein called "we" or "us")

                        Withdrawal Charge Option Rider 1

This Rider was issued because you selected the Withdrawal Charge Option Rider 1. This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to charges defined in your Contract.

As used in this Rider, "Contract" means the Contract or Certificate to which this rider is attached.

The annualized Mortality and Expense Risk Charge for this rider is .10%

The following provisions of your Contract are modified as follows:


I. Withdrawal Charge A Withdrawal Charge may be assessed on certain withdrawals. For purposes of assessing the Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Withdrawal Charge.

         Withdrawals during the Accumulation Phase in excess of the Free Withdrawal Amount will be subject to a Withdrawal Charge as follows:

                  Payment Year:    1        2       3        4 and Later

                  Percentage:      7%      6%       5%       0%

         For each purchase payment withdrawal, the "Payment Year" in the table above is the 365 day year (366 days for a leap year) beginning on the date we receive the purchase payment. The Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year in the table above and the amount of each purchase payment withdrawal that is in excess of the Free Withdrawal Amount.

II. Payout Withdrawal Charge For purposes of assessing the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge.

         Payout Withdrawals will be subject to a Payout Withdrawal Charge as follows:

                  Payment Year:    1        2        3        4 and later

                  Percentage:      7%       6%       5%       0%

         For each purchase payment withdrawal, the "Payment Year" in the table is the 365 day period (366 days for a leap year) beginning on the date we receive the purchase payment. The Payout Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year in the table above by the amount of each purchase payment withdrawal.

         Regularly scheduled Income Payments are never subject to a Payout Withdrawal Charge.

III. The annualized Mortality and Expense Risk Charge, for this rider, is shown on page 1 of this rider. After the Rider Date, the Mortality and Expense Risk Charge for this rider will never change.

IV. Withdrawal Charge Option Rider 1 cannot be terminated unless the Contract is terminated.


Except as amended by this rider, the Contract remains unchanged.


---------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]
---------------------------------------------------------------------------






   Secretary                               Chairman and Chief Executive Officer

Exhibit 4(h)
PA142                                                                 (2/02)

                         ALLSTATE LIFE INSURANCE COMPANY
                          (herein called "we" or "us")

                        Withdrawal Charge Option Rider 2

This Rider was issued because you selected the Withdrawal Charge Option Rider 2. This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to charges defined in your Contract.

As used in this Rider, "Contract" means the Contract or Certificate to which this rider is attached.

The annualized Mortality and Expense Risk Charge for this rider is .20%


I. Under this rider, there are no Withdrawal Charges applicable to your Contract.

        o All references to Withdrawal Charges in your Contract are deleted.

        o        In addition, the following provisions are deleted:

                o        The Free Withdrawal Amount provision

                o        The Withdrawal Charge provision

                o        The Payout Withdrawal Charge provision

II. The annualized Mortality and Expense Risk Charge, for this rider, is shown above. After the Rider Date, the Mortality and Expense Risk Charge for this rider will never change.

III. Withdrawal Charge Option Rider 2 cannot be terminated unless the Contract is terminated.


Except as amended by this rider, the Contract remains unchanged.


--------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]
--------------------------------------------------------------------------






 Secretary                                Chairman and Chief Executive Officer

Exhibit 4(i)
                                     Page 1
PA137
                                                    (roll-up ADVISOR/PREF 5/02)

                         ALLSTATE LIFE INSURANCE COMPANY
                          (herein called "we" or "us")

                     Enhanced Beneficiary Protection Rider A
                                (Annual Increase)


This rider was issued because you selected the Enhanced Beneficiary Protection Rider A. This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to charges defined in your Contract.

As used in this rider, "Contract" means the Contract or Certificate to which this rider is attached.

For purposes of this rider, "Rider Date" is the date this rider was made a part of your Contract: xx/xx/xxxx

The annualized Mortality and Expense Risk Charge for this rider is .30%

The following changes are made to your Contract.


I.       Enhanced Beneficiary Protection Benefit

         The Death Benefit provision of your Contract is hereby modified as follows:

                  Prior to the Payout Start Date, the Death Benefit is equal to the greater of the Death Benefit, defined in the Death Benefit provision of your Contract, or the value of the Enhanced Beneficiary Protection Benefit.

         The Enhanced Beneficiary Protection Benefit is determined as follows:

        o On the Rider Date, the Enhanced Beneficiary Protection Benefit is equal to the Contract Value.

        o After the Rider Date, the Enhanced Beneficiary Protection Benefit will accumulate daily at a rate equivalent to 5% per year and is recalculated each time a purchase payment or withdrawal is made as follows:

                  1. For purchase payments, the Enhanced Beneficiary Protection Benefit is equal to the most recently calculated Enhanced Beneficiary Protection Benefit plus the purchase payment.

                  2. For withdrawals, the Enhanced Beneficiary Protection Benefit is equal to the most recently calculated Enhanced Beneficiary Protection Benefit reduced by a withdrawal adjustment, as defined below.

        o        The accumulation will continue until the earlier of:

                  1. the first Contract anniversary following the 80th birthday of either the oldest Owner or the oldest Annuitant, whichever is earlier, or

                  2.       the date we determine the Death Proceeds.

        o After the 80th birthday of either the oldest Owner or the oldest Annuitant, whichever is earlier, the Enhanced Beneficiary Protection Benefit will be recalculated only for purchase payments and withdrawals.

 PA137                                           (roll-up ADVIS/PREF 5/02)

         The Enhanced Beneficiary Protection Benefit will not exceed the amount equal to:

        o        200% of the Contract Value as of the Rider Date; plus

        o 200% of any purchase payments made after the Rider Date (excluding purchase payments made in the twelve-month period immediately prior to the death of the Owner or the Annuitant); minus

        o        withdrawal adjustments for any withdrawals made after the Rider
                 Date.


   Withdrawal Adjustment

         A withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

         (a)      is the withdrawal amount.
         (b)      is the Contract Value immediately prior to the withdrawal.
         (c) is the Enhanced Beneficiary Protection Benefit immediately prior to the withdrawal.

         The Enhanced Beneficiary Protection Benefit will never be greater than the maximum death benefit allowed by any nonforfeiture laws which govern this Contract.

II.      Mortality and Expense Risk Charge

        The annualized Mortality and Expense Risk Charge, for this rider, is shown on page 1 of this rider. After the Rider Date, the Mortality and Expense Risk Charge for this rider will not change.

III.    Death of Owner or Annuitant

        Upon the death of the Owner or the Annuitant, one of the following three provisions will apply, depending upon which Option is elected under the Death of Owner or the Death of Annuitant provisions of the
        Contract:

        1. If the Contract is continued under Option D of the Death of Owner provision of the Contract, then:

                  a. If both the oldest new Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then this rider will continue. The amount of the Enhanced Beneficiary Protection Benefit as of the date we determine the Death Proceeds, plus subsequent purchase payments, less withdrawal adjustments for any subsequent withdrawals, will accumulate daily at a rate equivalent to 5% per year from the date we determine the Death Proceeds, until the earlier of:

                           o The first Contract anniversary following the 80th birthday of either the oldest new Owner or the oldest Annuitant, whichever is earlier. (After the 80th birthday of either the oldest new Owner or the oldest Annuitant, whichever is earlier, the Enhanced Beneficiary Protection Benefit will be recalculated only for purchase payments and withdrawals); or

                           o        The date we next determine the Death
                                    Proceeds.

                  b. If either the oldest new Owner or the oldest Annuitant is older than age 80 on the date we determine the Death Proceeds, then this rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease as of that date.

Page 3
PA137                                (roll-up ADVISOR/PREF 2/02)

         2. If the Contract is continued under Option D of the Death of Annuitant provision of the Contract, then:

                  This rider will continue and the Enhanced Beneficiary Protection Benefit will continue to be calculated according to
                  Section I above.

         3. If the Contract is not continued under either 1. or 2. above, then:

                  The Death Proceeds will be determined under the terms and conditions stated in the Contract and Section I above. We will determine the value of the Enhanced Beneficiary Protection Benefit on the date we determine the Death Proceeds. This rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease as of that date.

         Except as provided above, all other terms and conditions of the Death of Owner and the Death of Annuitant provisions of the Contract continue to apply.

IV.      Termination of this Rider

         This Enhanced Beneficiary Protection Rider A will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease on the earliest to occur of:

        o        On the date this rider is terminated under Section III.1.b. and
                 Section III.3., above; or

        o On the date the Owner (if the current Owner is a living person) is changed for any reason other than death unless the new Owner is a trust and the Annuitant is the current Owner; or

        o On the date the Owner (if the current Owner is a non-living person) is changed for any reason unless the new Owner is a non-living person or is the current Annuitant; or

        o        On the date the Contract is terminated; or

        o        On the Payout Start Date.

        Otherwise, this rider may not be terminated.

V.       Investment Limitations for this Rider

         We reserve the right to impose limitations on the Investment Alternatives in which you may invest. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and/or the required use of automatic portfolio rebalancing. A current explanation and list of investment limitations is set forth in the prospectus that pertains to your Contract.


Except as amended by this rider, the Contract remains unchanged.

--------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]
--------------------------------------------------------------------------





 Secretary                                Chairman and Chief Executive Officer

Echibit 4(j)
                                     Page 1
PA148                                                     (roll-up PLUS 5/02)

                         ALLSTATE LIFE INSURANCE COMPANY
                          (herein called "we" or "us")

                     Enhanced Beneficiary Protection Rider A
                                (Annual Increase)


This rider was issued because you selected the Enhanced Beneficiary Protection Rider A. This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to charges defined in your Contract.

As used in this rider, "Contract" means the Contract or Certificate to which this rider is attached.

For purposes of this rider, "Rider Date" is the date this rider was made a part of your Contract: xx/xx/xxxx

The annualized Mortality and Expense Risk Charge for this rider is .30%

The following changes are made to your Contract.


I.       Enhanced Beneficiary Protection Benefit

         The Death Benefit provision of your Contract is hereby modified as follows:

                  Prior to the Payout Start Date, the Death Benefit is equal to the greater of the Death Benefit, defined in the Death Benefit provision of your Contract, or the value of the Enhanced Beneficiary Protection Benefit.

         The Enhanced Beneficiary Protection Benefit is determined as follows:

        o On the Rider Date, the Enhanced Beneficiary Protection Benefit is equal to the Contract Value.

        o After the Rider Date, the Enhanced Beneficiary Protection Benefit will accumulate daily at a rate equivalent to 5% per year and is recalculated each time a purchase payment or withdrawal is made as follows:

                  1. For purchase payments, the Enhanced Beneficiary Protection Benefit is equal to the most recently calculated Enhanced Beneficiary Protection Benefit plus the purchase payment and its associated Credit Enhancement.

                  2. For withdrawals, the Enhanced Beneficiary Protection Benefit is equal to the most recently calculated Enhanced Beneficiary Protection Benefit reduced by a withdrawal adjustment, as defined below.

        o    The accumulation will continue until the earlier of:

                  1. the first Contract anniversary following the 80th birthday of either the oldest Owner or the oldest Annuitant, whichever is earlier, or

                  2.       the date we determine the Death Proceeds.

        o After the 80th birthday of either the oldest Owner or the oldest Annuitant, whichever is earlier, the Enhanced
        Beneficiary Protection Benefit will be recalculated only for purchase payments and withdrawals.

         The Enhanced Beneficiary Protection Benefit will not exceed the amount equal to:

                o        200% of the Contract Value as of the Rider Date; plus

                o 200% of any purchase payments and associated Credit Enhancements made after the Rider Date (excluding purchase payments and associated Credit Enhancements made in the twelve-month period immediately prior to the death of the Owner or the Annuitant); minus

                o withdrawal adjustments for any withdrawals made after the Rider Date.


         Withdrawal Adjustment

         A withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

         (a)      is the withdrawal amount.
         (b)      is the Contract Value immediately prior to the withdrawal.
         (c) is the Enhanced Beneficiary Protection Benefit immediately prior to the withdrawal.

         The Enhanced Beneficiary Protection Benefit will never be greater than the maximum death benefit allowed by any nonforfeiture laws which govern this Contract.

II.      Mortality and Expense Risk Charge

         The annualized Mortality and Expense Risk Charge, for this rider, is shown on page 1 of this rider. After the Rider Date,the Mortality and Expense Risk Charge for this rider will not change.

III.     Death of Owner or Annuitant

         Upon the death of the Owner or the Annuitant, one of the following three provisions will apply, depending upon which Option is elected under the Death of Owner or the Death of Annuitant provisions of the
         Contract:

         1. If the Contract is continued under Option D of the Death of Owner provision of the Contract, then:

                  a. If both the oldest new Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then this rider will continue. The amount of the Enhanced Beneficiary Protection Benefit as of the date we determine the Death Proceeds, plus subsequent purchase payments and associated Credit Enhancements, less withdrawal adjustments for any subsequent withdrawals, will accumulate daily at a rate equivalent to 5% per year from the date we determine the Death Proceeds, until the earlier of:

                          o The first Contract anniversary following the 80th birthday of either the oldest new Owner or the oldest Annuitant, whichever is earlier. (After the 80th birthday of either the oldest new Owner or the oldest Annuitant, whichever is earlier, the Enhanced Beneficiary Protection Benefit will be recalculated only for purchase payments and withdrawals); or

                          o         The date we next determine the Death
                                    Proceeds.


                                     Page 3
     PA148
     (roll-up PLUS 5/02)
                  b. If either the oldest new Owner or the oldest Annuitant is older than age 80 on the date we determine the Death Proceeds, then this rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease as of that date.

         2. If the Contract is continued under Option D of the Death of Annuitant provision of the Contract, then:

                  This rider will continue and the Enhanced Beneficiary Protection Benefit will continue to be calculated according to
                  Section I above.

         3. If the Contract is not continued under either 1. or 2. above, then:

                  The Death Proceeds will be determined under the terms and conditions stated in the Contract and Section I above. We will determine the value of the Enhanced Beneficiary Protection Benefit on the date we determine the Death Proceeds. This rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease as of that date.

         Except as provided above, all other terms and conditions of the Death of Owner and the Death of Annuitant provisions of the Contract continue to apply.

IV.      Termination of this Rider

         This Enhanced Beneficiary Protection Rider A will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease on the earliest to occur of:

        o        On the date this rider is terminated under Section III.1.b. and
                 Section III.3., above; or

        o On the date the Owner (if the current Owner is a living person) is changed for any reason other than death unless the new Owner is a trust and the Annuitant is the current Owner; or

        o On the date the Owner (if the current Owner is a non-living person) is changed for any reason unless the new Owner is a non-living person or is the current Annuitant; or

        o        On the date the Contract is terminated; or

        o        On the Payout Start Date.

         Otherwise, this rider may not be terminated.

V.       Investment Limitations for this Rider

         We reserve the right to impose limitations on the Investment Alternatives in which you may invest. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and/or the required use of automatic portfolio rebalancing. A current explanation and list of investment limitations is set forth in the prospectus that pertains to your Contract.

Except as amended by this rider, the Contract remains unchanged.
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Secretary                                Chairman and Chief Executive Officer

Exhibit 4(k)
                                     Page 1
PA138                                             (MAV ADVISOR/PREF 5/02)

                         ALLSTATE LIFE INSURANCE COMPANY
                          (herein called "we" or "us")

                     Enhanced Beneficiary Protection Rider B
                           (Maximum Anniversary Value)


This rider was issued because you selected the Enhanced Beneficiary Protection Rider B. This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to charges defined in your Contract.

As used in this rider, "Contract" means the Contract or Certificate to which this rider is attached.

For purposes of this rider, "Rider Date" is the date this rider was made a part of your Contract: xx/xx/xxxx

The annualized Mortality and Expense Risk Charge for this rider is .30%

The following changes are made to your Contract.


I.       Enhanced Beneficiary Protection Benefit

         The Death Benefit provision of your Contract is hereby modified as follows:

                  Prior to the Payout Start Date, the Death Benefit is equal to the greater of the Death Benefit, defined in the Death Benefit provision of your Contract, or the value of the Enhanced Beneficiary Protection Benefit.

         The Enhanced Beneficiary Protection Benefit is determined as follows:

        o On the Rider Date, the Enhanced Beneficiary Protection Benefit is equal to the Contract Value.

        o After the Rider Date, the Enhanced Beneficiary Protection Benefit is recalculated each time a purchase payment or withdrawal is made, and is also recalculated on each Contract anniversary as follows:

                1. for purchase payments, the Enhanced Beneficiary Protection Benefit is equal to the most recently calculated Enhanced Beneficiary Protection Benefit plus the purchase payment.

                2. for withdrawals, the Enhanced Beneficiary Protection Benefit is equal to the most recently calculated Enhanced Beneficiary Protection Benefit reduced by a withdrawal adjustment, as defined below.

                3. on each Contract anniversary, the Enhanced Beneficiary Protection Benefit is equal to the greater of the Contract Value or the most recently calculated Enhanced Beneficiary Protection Benefit.

         If no purchase payments or withdrawals are made after the Rider Date, the Enhanced Beneficiary Protection Benefit will be the highest of all the Contract Values on the following dates: the Rider Date and each Contract anniversary after the Rider Date but before the date we determine the Death Proceeds.

                                     Page 3
     PA138                                              (MAV ADVISOR/PREF 2/02)
         The Enhanced Beneficiary Protection Benefit will be recalculated as described above until the earlier of:

         1.       the date we determine the Death Proceeds; or

         2. the first Contract anniversary following the 80th birthday of either the oldest Owner or oldest Annuitant, whichever is earlier. After the first Contract anniversary following the 80th birthday of either the oldest Owner or the oldest Annuitant, whichever is earlier, the Enhanced Beneficiary Protection Benefit will be recalculated only for purchase payments and withdrawals.

         Withdrawal Adjustment

         A withdrawal adjustment is equal to (a) divided by (b) with the result multiplied by (c), where:

         (a)      is the withdrawal amount.
         (b)      is the Contract Value immediately prior to the withdrawal.
         (c) is the most recently calculated Enhanced Beneficiary Protection Benefit.

II.      Mortality and Expense Risk Charge

         The annualized Mortality and Expense Risk Charge, for this rider, is shown on page 1 of this rider. After the Rider Date, the Mortality and Expense Risk Charge for this rider will not change.

III.     Death of Owner or Annuitant

         Upon the death of the Owner or the Annuitant, one of the following three provisions will apply, depending upon which Option is elected under the Death of Owner or the Death of Annuitant provisions of the
         Contract:

         1. If the Contract is continued under Option D of the Death of Owner provision of the Contract, then:

                  a. If the oldest new Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then this rider will continue. The Enhanced Beneficiary Protection Benefit will continue to be recalculated for purchase payments, withdrawals, and on each Contract anniversary after the date we determine the Death Proceeds until the earlier of:

                           o The first Contract anniversary following the 80th birthday of either the oldest new Owner or the oldest Annuitant, whichever is earlier. (After the 80th birthday of either the oldest new Owner or the oldest Annuitant, whichever is earlier, the Enhanced Beneficiary Protection Benefit will be recalculated only for purchase payments and withdrawals); or

                           o        The date we next determine the Death
                                    Proceeds.

                  b. If either the oldest new Owner or the oldest Annuitant is older than age 80 on the date we determine the Death Proceeds, then this rider will terminate and the corresponding Mortality and Expense Risk charge for this rider will cease as of that date.

         2. If the Contract is continued under Option D of the Death of Annuitant provision of the Contract, then:

                  This rider will continue and the Enhanced Beneficiary Protection Benefit will continue to be calculated according to
                  Section I above.

         3. If the Contract is not continued under either 1. or 2. above, then:

                  The Death Proceeds will be determined under the terms and conditions stated in the Contract and Section I above. We will determine the value of the Enhanced Beneficiary Protection Benefit on the date we determine the Death Proceeds. This rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease as of that date.

         Except as provided above, all other terms and conditions of the Death of Owner and the Death of Annuitant provisions of the Contract continue to apply.

IV.      Termination of this Rider

         This Enhanced Beneficiary Protection Rider B will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease on the earliest to occur of:

        o        On the date this rider is terminated under Section III.1.b. and
                 Section III.3., above; or

        o On the date the Owner (if the current Owner is a living person) is changed for any reason other than death unless the new Owner is a trust and the Annuitant is the current Owner; or

        o On the date the Owner (if the current Owner is a non-living person) is changed for any reason unless the new Owner is a non-living person or is the current Annuitant; or

        o        On the date the Contract is terminated; or

        o        On the Payout Start Date.

         Otherwise, this rider may not be terminated.

V.       Investment Limitations for this Rider

         We reserve the right to impose limitations on the Investment Alternatives in which you may invest. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and/or the required use of automatic portfolio rebalancing. A current explanation and list of investment limitations is set forth in the prospectus that pertains to your Contract.


Except as amended by this rider, the Contract remains unchanged.

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 Secretary                              Chairman and Chief Executive Officer

Exhibit 4(l)

                                     Page 1
PA153
                                                          (MAV PLUS 5/02)
                         ALLSTATE LIFE INSURANCE COMPANY
                          (herein called "we" or "us")

                     Enhanced Beneficiary Protection Rider B
                           (Maximum Anniversary Value)


This rider was issued because you selected the Enhanced Beneficiary Protection Rider B. This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to charges defined in your Contract.

As used in this rider, "Contract" means the Contract or Certificate to which this rider is attached.

For purposes of this rider, "Rider Date" is the date this rider was made a part of your Contract: xx/xx/xxxx

The annualized Mortality and Expense Risk Charge for this rider is .30%

The following changes are made to your Contract.


1.       Enhanced Beneficiary Protection Benefit

The Death Benefit provision of your Contract is hereby modified as follows:

                  Prior to the Payout Start Date, the Death Benefit is equal to the greater of the Death Benefit, defined in the Death Benefit provision of your Contract, or the value of the Enhanced Beneficiary Protection Benefit.

         The Enhanced Beneficiary Protection Benefit is determined as follows:

        o On the Rider Date, the Enhanced Beneficiary Protection Benefit is equal to the Contract Value.

        o After the Rider Date, the Enhanced Beneficiary Protection Benefit is recalculated each time a purchase payment or withdrawal is made, and is also recalculated on each Contract anniversary as follows:

                1. for purchase payments, the Enhanced Beneficiary Protection Benefit is equal to the most recently calculated Enhanced Beneficiary Protection Benefit plus the purchase payment and its associated Credit Enhancement.

                2. for withdrawals, the Enhanced Beneficiary Protection Benefit is equal to the most recently calculated Enhanced Beneficiary Protection Benefit reduced by a withdrawal adjustment, as defined below.

                3. on each Contract anniversary, the Enhanced Beneficiary Protection Benefit is equal to the greater of the Contract Value or the most recently calculated Enhanced Beneficiary Protection Benefit.

         If no purchase payments or withdrawals are made after the Rider Date, the Enhanced Beneficiary Protection Benefit will be the highest of all the Contract Values on the following dates: the Rider Date and each Contract anniversary after the Rider Date but before the date we determine the Death Proceeds.


                                     Page 3
     PA153                                                      (MAV PLUS 2/02)

The Enhanced Beneficiary Protection Benefit will be recalculated as described above until the earlier of:

         1.       the date we determine the Death Proceeds; or

         2. the first Contract anniversary following the 80th birthday of either the oldest Owner or oldest Annuitant, whichever is earlier. After the first Contract anniversary following the 80th birthday of either the oldest Owner or the oldest Annuitant, whichever is earlier, the Enhanced Beneficiary Protection Benefit will be recalculated only for purchase payments and withdrawals.

         Withdrawal Adjustment

         A withdrawal adjustment is equal to (a) divided by (b) with the result multiplied by (c), where:

         (a)      is the withdrawal amount.
         (b)      is the Contract Value immediately prior to the withdrawal.
         (c) is the most recently calculated Enhanced Beneficiary Protection Benefit.

2.       Mortality and Expense Risk Charge

         The annualized Mortality and Expense Risk Charge, for this rider, is shown on page 1 of this rider. After the Rider Date, the Mortality and Expense Risk Charge for this rider will not change.

3.       Death of Owner or Annuitant

         Upon the death of the Owner or the Annuitant, one of the following three provisions will apply, depending upon which Option is elected under the Death of Owner or the Death of Annuitant provisions of the
         Contract:

         1. If the Contract is continued under Option D of the Death of Owner provision of the Contract, then:

                  a. If the oldest new Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then this rider will continue. The Enhanced Beneficiary Protection Benefit will continue to be recalculated for purchase payments, withdrawals, and on each Contract anniversary after the date we determine the Death Proceeds until the earlier of:

                            o The first Contract anniversary following the 80th birthday of either the oldest new Owner or the oldest Annuitant, whichever is earlier. (After the 80th birthday of either the oldest new Owner or the oldest Annuitant, whichever is earlier, the Enhanced Beneficiary Protection Benefit will be recalculated only for purchase payments and withdrawals); or

                           o        The date we next determine the Death
                                    Proceeds.

                  b. If either the oldest new Owner or the oldest Annuitant is older than age 80 on the date we determine the Death Proceeds, then this rider will terminate and the corresponding Mortality and Expense Risk charge for this rider will cease as of that date.

         2. If the Contract is continued under Option D of the Death of Annuitant provision of the Contract, then:

                  This rider will continue and the Enhanced Beneficiary Protection Benefit will continue to be calculated according to
                  Section I above.

         3. If the Contract is not continued under either 1. or 2. above, then:

                  The Death Proceeds will be determined under the terms and conditions stated in the Contract and Section I above. We will determine the value of the Enhanced Beneficiary Protection Benefit on the date we determine the Death Proceeds. This rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease as of that date.

         Except as provided above, all other terms and conditions of the Death of Owner and the Death of Annuitant provisions of the Contract continue to apply.

IV.      Termination of this Rider

         This Enhanced Beneficiary Protection Rider B will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease on the earliest to occur of:

        o        On the date this rider is terminated under Section III.1.b. and
                 Section III.3., above; or

        o On the date the Owner (if the current Owner is a living person) is changed for any reason other than death unless the new Owner is a trust and the Annuitant is the current Owner; or

        o On the date the Owner (if the current Owner is a non-living person) is changed for any reason unless the new Owner is a non-living person or is the current Annuitant; or

        o        On the date the Contract is terminated; or

        o        On the Payout Start Date.

        Otherwise, this rider may not be terminated.

V.       Investment Limitations for this Rider

         We reserve the right to impose limitations on the Investment Alternatives in which you may invest. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and/or the required use of automatic portfolio rebalancing. A current explanation and list of investment limitations is set forth in the prospectus that pertains to your Contract.


Except as amended by this rider, the Contract remains unchanged.

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    Secretary                             Chairman and Chief Executive Officer

Exhibit 4(m)
   PA143           Page 1      (ADVISOR/PLUS/PREF 05/02)

                         ALLSTATE LIFE INSURANCE COMPANY
                          (herein called "we" or "us")
                     Earnings Protection Death Benefit Rider

This rider was issued because you selected the Earnings Protection Death Benefit Rider. This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to charges defined in your Contract.

For purposes of this benefit, "Rider Date" is the date the Earnings Protection Death Benefit Rider was made a part of the Contract: xx/xx/xxxx

The annualized Mortality and Expense Risk Charge for this rider is .50%

I. Definition of Terms as used in this Rider

        o Contract: The Contract or Certificate to which this rider is attached.

        o In-Force Earnings: The greater of (a) the then current Contract Value less the In-Force Premium; or (b) zero.

        o In-Force Premium:

              i.       If the Rider Date is the same as the Contract Issue Date:
                       In-Force Premium is equal to the sum of all purchase payments made under the Contract, less the sum of all the Excess-of-Earnings Withdrawals.

              ii.      If the Rider Date is after the Contract Issue Date:
                       In-Force Premium is equal to the Contract Value as of the Rider Date plus all purchase payments made after the Rider Date, less the sum of all the Excess-of-Earnings Withdrawals made after the Rider Date.

        o Excess-of-Earnings Withdrawals: The amount, if any, by which the amount of a withdrawal exceeds the amount of In-Force
        Earnings immediately prior to the withdrawal.

II. Earnings Protection Death Benefit

         A. The Death Benefit Provision of your Contract is hereby modified as follows:

                           Prior to the Payout Start Date, the Death Benefit is equal to the Death Benefit, defined in the Death Benefit provision of your Contract, plus the value of the Earnings Protection Death Benefit.

         B. If both the oldest Owner and the oldest Annuitant are age 70 or younger on the date we receive the completed Contract application or on the date we receive the request to add this rider, whichever is later, the Earnings Protection Death
         Benefit will be the lesser of:

                o An amount equal to 100% of In-Force Premium (excluding purchase payments made after the Rider Date and during the twelve-month period immediately prior to the death of the Owner or Annuitant); or

                o An amount equal to 40% of In-Force Earnings, where In-Force Premium and In-Force Earnings are calculated as of the date we determine the Death Proceeds.

        C. If either the oldest Owner or the oldest Annuitant is age 71 or older and both are age 79 or younger on the date we receive the completed Contract application or the date we receive the request to add this rider, whichever is later, then the Earnings Protection Death Benefit will be the lesser of:

                o      An amount equal to 50% of In-Force Premium (excluding
                 purchase payments made after the Rider Date and in the twelve-month period immediately prior to the death of the Owner or Annuitant); or

                o      An amount equal to 25% of In-Force Earnings, where
                 In-Force Premium and In-Force Earnings are calculated as of the date we determine the Death Proceeds.

III.     Mortality and Expense Risk Charge

1. If both the oldest Owner and the oldest Annuitant are age 70 or younger as of the date we receive the completed Contract application or the date we receive the request to add this rider, whichever is later, the annualized Mortality and Expense Risk Charge will never be greater than .35%.

2. If either the oldest Owner or the oldest Annuitant is age 71 or older and both are age 79 or younger as of the date we receive the completed Contract application or the date we receive the request to add this rider, whichever is later, the annualized Mortality and Expense Risk Charge will never be greater than .50%.

3. The annualized Mortality and Expense Risk Charge, for this rider, is shown on page 1 of this rider. After the Rider Date, the Mortality and Expense Risk Charge will not change except as described in Section IV.1.a below.

IV.      Death of Owner or Annuitant

         Upon the death of the Owner or the Annuitant, one of the following three provisions will apply, depending upon which Option is elected under the Death of Owner or the Death of Annuitant provisions of the
         Contract:

1. If the Contract is continued under Option D of the Death of Owner provision of the Contract, then:

        1. If neither the oldest new Owner nor the oldest Annuitant is age 80 or older on the date we determine the Death Proceeds, this rider will continue unless the new Owner elects to terminate this rider.

                 If the rider is continued, then the following terms and conditions will apply as of the date we determine the Death Proceeds:

                o        The Rider Date will be changed to the date we determine
                 the Death Proceeds;

                o The In-Force Premium is equal to the Contract Value as of the new Rider Date plus all purchase payments made after the Rider Date, less the sum of all the Excess-of-Earnings Withdrawals made after the Rider Date;

                 o The Earnings Protection Death Benefit after the new Rider Date will be determined in accordance with
                Section II.B. or Section II.C. above, but using the ages of the oldest new Owner and the oldest Annuitant as of the new Rider Date.

                o The Mortality and Expense Risk Charge, for this rider, will be determined in accordance with Section III.A. or
                Section III.B. above, but using the ages of the oldest new Owner and the oldest Annuitant as of the new Rider Date.

        2. If either the oldest new Owner or the oldest Annuitant is age 80 or older as of the date we determine the Death Proceeds, or if the new Owner elects to terminate this rider, then this rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease as of that date.

2. If the Contract is continued under Option D of the Death of Annuitant provision of the Contract, then:

                  This rider will continue and the Earnings Protection Death Benefit will continue to be calculated according to Section II above and the corresponding Mortality and Expense Risk Charge for this rider will remain unchanged.

3.       If the Contract is not continued under either 1. or 2. above, then:

                  The Death Proceeds will be determined under the terms and conditions stated in the Contract and Section II above. We will determine the value of the Earnings Protection Death Benefit as of the date we determine the Death Proceeds. This rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease as of that date.

         Except as provided above, all other terms and conditions of the Death of Owner and the Death of Annuitant provisions of your Contract continue to apply.

V.       Termination of this Rider

         This Earnings Protection Death Benefit Rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease on the earliest to occur of:

        o         On the date this rider is terminated under Section IV.1.b.
                  and Section IV.3., above; or

        o On the date the Owner (if the current Owner is a living person) is changed for any reason other than death unless the new Owner is a trust and the Annuitant is the current Owner; or

        o On the date the Owner (if the current Owner is a non-living person) is changed for any reason unless the new Owner is a non-living person or is the current Annuitant; or

        o        On the date the Contract is terminated; or

        o        On the Payout Start Date.

        Otherwise, this rider may not be terminated.

VI.      Investment Limitations for this Rider

         We reserve the right to impose limitations on the Investment Alternatives in which you may invest. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and/or the required use of automatic portfolio rebalancing. A current explanation and list of investment limitations is set forth in the prospectus that pertains to your Contract.

VII.     Misstatement of Age for the Earnings Protection Death Benefit Rider

         If either the Owner's or the Annuitant's age is misstated, the Earnings Protection Death Benefit and the Mortality and Expense Risk Charge for this rider will be calculated according to the corrected age as of the Rider Date. Your Contract Value will be adjusted to reflect the Mortality and Expense Risk Charge for this rider that should have been assessed based on the corrected age.

PA143                                           Page [PG NUMBER]        (02/02)


Except as amended by this rider, the Contract remains unchanged.



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 Secretary                                                  Chairman and
                                                        Chief Executive Officer

Exhibit 4(n)

                                     Page 4
 PA139                                             (roll-up ADVISOR/PREF 5/02)

                         ALLSTATE LIFE INSURANCE COMPANY
                          (herein called "we" or "us")

                       Retirement Income Guarantee Rider 1


This rider was issued because you selected the Retirement Income Guarantee Rider
1. This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to charges defined in your Contract.

As used in this rider, "Contract" means the Contract or Certificate to which this rider is attached.

For purposes of this rider, "Rider Date" is the date this rider was made a part of your Contract: xx/xx/xxxx

The Rider Fee percentage for this rider is .50%

The following is added to your Contract.


I.       Guaranteed Retirement Income Benefit

         The amount of the Guaranteed Retirement Income Benefit is determined by applying the Income Base as of the Payout Start Date, less any applicable taxes, to the Income Payment Table shown in your Contract for the Income Plan selected by the Owner. The Income Plan selected must satisfy all the conditions described in Section II below.

         Income payments under this rider for the Income Plan selected will be determined as of the Payout Start Date and will be deemed to be the greater of the Guaranteed Retirement Income Benefit or the income payment determined under the Fixed Amount Income Payments provision of your Contract.

II.      Qualifications

         In the Payout Phase, you are entitled to receive income payments as determined under Section I above, only if all of the following conditions are satisfied:

        o You select a Payout Start Date that is on or after the 10th anniversary of the Rider Date;

        o You select a Payout Start Date that occurs during the 30-day period following a Contract anniversary;

        o        The oldest Annuitant is age 99 or younger as of the Payout
                 Start Date;

        o You select an Income Plan that provides for Fixed Amount Income Payments only; and

        o You only select an Income Plan that provides for either a single or joint life income with a Guaranteed Payment Period of at least:

                o120 months, if the youngest Annuitant's age is 80 or less as of the Payout Start Date, or

                o60 months, if the youngest Annuitant's age is greater than 80 as of the Payout Start Date.

III.     Income Base

         The Income Base is used solely for the purpose of calculating the amount of the Guaranteed Retirement Income Benefit and the Rider Fee. It does not provide a Contract Value or guarantee performance of any investment option.

         Income Base

        o     On the Rider Date, the Income Base is equal to the Contract Value.

        o After the Rider Date, the Income Base will accumulate interest daily at a rate equivalent to 5% per year and is recalculated each time a purchase payment or withdrawal is made as follows:

                o for purchase payments, the Income Base is equal to the most recently calculated Income Base plus the purchase payment.

                o for withdrawals, the Income Base is equal to the most recently calculated Income Base reduced by a withdrawal adjustment, as defined below.

        o The accumulation will continue until the first Contract anniversary following the 85th birthday of either the oldest Owner or the oldest Annuitant, whichever is earlier. After the first Contract Anniversary following the 85th birthday of either the oldest Owner or the oldest Annuitant, whichever is earlier, the Income Base will be recalculated only for purchase payments and withdrawals.

         The Income Base will not exceed the amount equal to:

        o        200% of the Contract Value as of the Rider Date; plus

        o 200% of any purchase payments made after the Rider Date (excluding purchase payments made in the twelve-month period immediately prior to the Payout Start Date); minus withdrawal adjustments for any withdrawals made after the Rider Date.


         Withdrawal Adjustment

         A. Prior to the first Contract anniversary following the 85th birthday of either the oldest Owner or the oldest Annuitant, whichever is earlier:

                o For the portion of withdrawals in a Contract Year that do not cumulatively exceed 5% of the Income Base, calculated as of the Contract anniversary immediately prior to the withdrawal, the withdrawal adjustment for each such withdrawal (or portion thereof) is equal to (i) multiplied by (ii), where

                           (i)      is the withdrawal amount (or portion
                                    thereof)
                           (ii) is a discount factor calculated using an annual interest rate of 5% and is defined as the quantity (1.05)-K.

                                    o       K is the portion of the Contract
                                            Year remaining between the date of
                                            the withdrawal and the Contract
                                            anniversary immediately following
                                            the withdrawal.

                           The discount factor has the effect of treating the withdrawal as having occurred at the end of the Contract Year, solely for the purposes of calculating the Income Base.


                o For the portion of withdrawals in a Contract Year that cumulatively exceed 5% of the Income Base, calculated as of the Contract anniversary immediately prior to the withdrawal, the withdrawal adjustment for each such withdrawal (or portion thereof) is equal to (a) divided by (b), with the result multiplied by (c), where

                           (a)      is the withdrawal amount (or portion
                                    thereof).
                           (b) is the Contract Value immediately prior to the withdrawal.
                           (c) is the Income Base immediately prior to the withdrawal.

Each of these withdrawal adjustments will be made as of the date of the withdrawal.

         B. On or after the first Contract anniversary following the 85th birthday of either the oldest Owner or the oldest Annuitant, whichever is earlier, all withdrawal adjustments are equal to
                  (a) divided by (b) with the result multiplied by (c), where
                  (a), (b), and (c) are defined as above. All such withdrawal adjustments will be made as of the date of the withdrawal.

IV.      Rider Fee

         Beginning with the first Contract anniversary after the Rider Date, an annual Rider Fee will be deducted on a pro-rata basis from each of the Sub-accounts of the Variable Account in the proportion that your value in each bears to your total value in all Sub-accounts of the Variable Account. Rider Fees will decrease the number of Accumulation Units in each Sub-account. The Rider Fee percentage for this rider is shown on page 1 of this rider. Once this rider is issued, the Rider Fee percentage will not change.

         The Rider Fee is calculated as follows:

        o For the first Contract anniversary following the Rider Date, the Rider Fee is equal to the number of full remaining months from the Rider Date to the Contract anniversary, divided by twelve, multiplied by the Rider Fee percentage, with the result multiplied by the Income Base calculated as of such Contract anniversary.

        o For subsequent Contract anniversaries, the Rider Fee is equal to the Rider Fee percentage multiplied by the Income Base calculated as of that Contract anniversary.

         In the case of a full withdrawal of the Contract Value on any date other than a Contract anniversary, we will deduct a Rider Fee from the amount paid upon withdrawal. The Rider Fee will be pro-rated to cover the period from the last Contract anniversary to the date of withdrawal. The pro-rated Rider Fee will be equal to the number of full months from the Contract anniversary to the date of withdrawal, divided by twelve, multiplied by the Rider Fee percentage, with the result multiplied by the Income Base immediately prior to withdrawal.

V.      Death of Owner or Annuitant

         Upon the death of the Owner or the Annuitant, one of the following three provisions will apply, depending upon which Option is elected under the Death of Owner or the Death of Annuitant provisions of the
         Contract:

         1. If the Contract is continued under Option D of the Death of Owner provision of the Contract, then:

                   This rider will continue and the Income Base will continue to be calculated according to Section III above.

         2. If the Contract is continued under Option D of the Death of Annuitant provision of the Contract, then:


                   This rider will continue and the Income Base will continue to be calculated according to Section III above.

         3. If the Contract is not continued under either 1. or 2. above, then:

                  This rider will terminate and the corresponding Rider Fee will cease on the date we determine the Death Proceeds.

         Except as provided above, all other terms and conditions of the Death of Owner and the Death of Annuitant provisions of your Contract continue to apply.

VI.      Termination of this Rider

         This Retirement Income Guarantee Rider 1 will terminate and the corresponding Rider Fee will cease on the earliest to occur of:

        o        On the date this rider is terminated under Section V.3., above;
                 or

        o        On the date the Contract is terminated; or

        o If you elect to exchange this rider for a new rider under exchange programs we may offer from time to time. (The offering of such programs as well as their terms and conditions will be determined in our sole discretion); or

        o        On the Payout Start Date.

         Otherwise, this rider may not be terminated.

VII.     Investment Limitations for this Rider

         We reserve the right to impose limitations on the Investment Alternatives in which you may invest. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and/or the required use of automatic portfolio rebalancing. A current explanation and list of investment limitations is set forth in the prospectus that pertains to your Contract.


Except as amended in this rider the Contract remains unchanged.



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Secretary                                 Chairman and Chief Executive Officer

Exhibit 4(o)
                                     Page 4
 PA149                                   (roll-up PLUS 5/02)

                         ALLSTATE LIFE INSURANCE COMPANY
                          (herein called "we" or "us")

                       Retirement Income Guarantee Rider 1


This rider was issued because you selected the Retirement Income Guarantee Rider
1. This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to charges defined in your Contract.

As used in this rider, "Contract" means the Contract or Certificate to which this rider is attached.

For purposes of this rider, "Rider Date" is the date this rider was made a part of your Contract: xx/xx/xxxx

The Rider Fee percentage for this rider is .50%

The following is added to your Contract.


I.       Guaranteed Retirement Income Benefit

         The amount of the Guaranteed Retirement Income Benefit is determined by applying the Income Base as of the Payout Start Date, less any applicable taxes, to the Income Payment Table shown in your Contract for the Income Plan selected by the Owner. The Income Plan selected must satisfy all the conditions described in Section II below.

         Income payments under this rider for the Income Plan selected will be determined as of the Payout Start Date and will be deemed to be the greater of the Guaranteed Retirement Income Benefit or the income payment determined under the Fixed Amount Income Payments provision of your Contract.

II.      Qualifications

         In the Payout Phase, you are entitled to receive income payments as determined under Section I above, only if all of the following conditions are satisfied:

        o You select a Payout Start Date that is on or after the 10th anniversary of the Rider Date;

        o You select a Payout Start Date that occurs during the 30-day period following a Contract anniversary;

        o        The oldest Annuitant is age 99 or younger as of the Payout
                 Start Date;

        o You select an Income Plan that provides for Fixed Amount Income Payments only; and

        o You only select an Income Plan that provides for either a single or joint life income with a Guaranteed Payment Period of at least:

                o 120 months, if the youngest Annuitant's age is 80 or less as of the Payout Start Date, or

                o 60 months, if the youngest Annuitant's age is greater than 80 as of the Payout Start Date.

III.     Income Base

         The Income Base is used solely for the purpose of calculating the amount of the Guaranteed Retirement Income Benefit and the Rider Fee. It does not provide a Contract Value or guarantee performance of any investment option.

         Income Base

        o        On the Rider Date, the Income Base is equal to the Contract
                 Value.

        o After the Rider Date, the Income Base will accumulate interest daily at a rate equivalent to 5% per year and is recalculated each time a purchase payment or withdrawal is made as follows:

                o for purchase payments, the Income Base is equal to the most recently calculated Income Base plus the purchase payment and its associated Credit Enhancement.

                o for withdrawals, the Income Base is equal to the most recently calculated Income Base reduced by a withdrawal adjustment, as defined below.

        o The accumulation will continue until the first Contract anniversary following the 85th birthday of either the oldest Owner or the oldest Annuitant, whichever is earlier. After the first Contract Anniversary following the 85th birthday of either the oldest Owner or the oldest Annuitant, whichever is earlier, the Income Base will be recalculated only for purchase payments and withdrawals.

         The Income Base will not exceed the amount equal to:

        o        200% of the Contract Value as of the Rider Date; plus

        o 200% of any purchase payments and associated Credit Enhancements made after the Rider Date (excluding purchase payments and associated Credit Enhancements made in the twelve-month period immediately prior to the Payout Start
                 Date); minus

        o        withdrawal adjustments for any withdrawals made after the Rider
                 Date.


         Withdrawal Adjustment

         A. Prior to the first Contract anniversary following the 85th birthday of either the oldest Owner or the oldest Annuitant, whichever is earlier:

        o For the portion of withdrawals in a Contract Year that do not cumulatively exceed 5% of the Income Base, calculated as of the Contract anniversary immediately prior to the withdrawal, the withdrawal adjustment for each such withdrawal (or portion thereof) is equal to (i) multiplied by (ii), where

                           (i)     is the withdrawal amount (or portion thereof)
                           (ii) is a discount factor calculated using an annual interest rate of 5% and is defined as the quantity (1.05)(-K).

                                o           K is the portion of the Contract
                                            Year remaining between the date of
                                            the withdrawal and the Contract
                                            anniversary immediately following
                                            the withdrawal.

                           The discount factor has the effect of treating the withdrawal as having occurred at the end of the Contract Year, solely for the purposes of calculating the Income Base.

        o For the portion of withdrawals in a Contract Year that cumulatively exceed 5% of the Income Base, calculated as of the Contract anniversary immediately prior to the withdrawal, the withdrawal adjustment for each such withdrawal (or portion thereof) is equal to (a) divided by (b), with the result multiplied by (c), where

                           (a)     is the withdrawal amount (or portion thereof)
                           (b) is the Contract Value immediately prior to the withdrawal.
                           (c) is the Income Base immediately prior to the withdrawal.

     Each of these withdrawal adjustments will be made as of the date of the withdrawal.

         B. On or after the first Contract anniversary following the 85th birthday of either the oldest Owner or the oldest Annuitant, whichever is earlier, all withdrawal adjustments are equal to
                  (a) divided by (b) with the result multiplied by (c), where
                  (a), (b), and (c) are defined as above. All such withdrawal adjustments will be made as of the date of the withdrawal.

IV.      Rider Fee

         Beginning with the first Contract anniversary after the Rider Date, an annual Rider Fee will be deducted on a pro-rata basis from each of the Sub-accounts of the Variable Account in the proportion that your value in each bears to your total value in all Sub-accounts of the Variable Account. Rider Fees will decrease the number of Accumulation Units in each Sub-account. The Rider Fee percentage for this rider is shown on page 1 of this rider. Once this rider is issued, the Rider Fee percentage will not change.

         The Rider Fee is calculated as follows:
                o For the first Contract anniversary following the Rider Date, the Rider Fee is equal to the number of full remaining months from the Rider Date to the Contract anniversary, divided by twelve, multiplied by the Rider Fee percentage, with the result multiplied by the Income Base calculated as of such Contract anniversary.

                o For subsequent Contract anniversaries, the Rider Fee is equal to the Rider Fee percentage multiplied by the Income Base calculated as of that Contract anniversary.

         In the case of a full withdrawal of the Contract Value on any date other than a Contract anniversary, we will deduct a Rider Fee from the amount paid upon withdrawal. The Rider Fee will be pro-rated to cover the period from the last Contract anniversary to the date of withdrawal. The pro-rated Rider Fee will be equal to the number of full months from the Contract anniversary to the date of withdrawal, divided by twelve, multiplied by the Rider Fee percentage, with the result multiplied by the Income Base immediately prior to withdrawal.

V.      Death of Owner or Annuitant

         Upon the death of the Owner or the Annuitant, one of the following three provisions will apply, depending upon which Option is elected under the Death of Owner or the Death of Annuitant provisions of the
         Contract:

         1. If the Contract is continued under Option D of the Death of Owner provision of the Contract, then:

                  This rider will continue and the Income Base will continue to be calculated according to Section III above.

         2. If the Contract is continued under Option D of the Death of Annuitant provision of the Contract, then:

                  This rider will continue and the Income Base will continue to be calculated according to Section III above.

         3 If the Contract is not continued under either 1. or 2. above, then:

                  This rider will terminate and the corresponding Rider Fee will cease on the date we determine the Death Proceeds.

         Except as provided above, all other terms and conditions of the Death of Owner and the Death of Annuitant provisions of your Contract continue to apply.

VI.      Termination of this Rider

         This Retirement Income Guarantee Rider 1 will terminate and the corresponding Rider Fee will cease on the earliest to occur of:

        o        On the date this rider is terminated under Section V.3., above;
                 or

        o        On the date the Contract is terminated; or

        o If you elect to exchange this rider for a new rider under exchange programs we may offer from time to time. (The offering of such programs as well as their terms and conditions will be determined in our sole discretion); or

        o        On the Payout Start Date.

         Otherwise, this rider may not be terminated.

VII.     Investment Limitations for this Rider

         We reserve the right to impose limitations on the Investment Alternatives in which you may invest. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and/or the required use of automatic portfolio rebalancing. A current explanation and list of investment limitations is set forth in the prospectus that pertains to your Contract.


Except as amended in this rider the Contract remains unchanged.



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         Secretary
                                         Chairman and Chief Executive Officer

Exhibit 4(p)
                                     Page 5
 PA140                                          (MAV/roll-up ADVISOR/PREF 5/02)

                         ALLSTATE LIFE INSURANCE COMPANY
                          (herein called "we" or "us")

                       Retirement Income Guarantee Rider 2


This rider was issued because you selected the Retirement Income Guarantee Rider
2. This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to charges defined in your Contract.

As used in this rider, "Contract" means the Contract or Certificate to which this rider is attached.

For purposes of this rider, "Rider Date" is the date this rider was made a part of your Certificate: xx/xx/xxxx

The Rider Fee percentage for this rider is .75%

The following is added to your Contract.


I.       Guaranteed Retirement Income Benefit

         The amount of the Guaranteed Retirement Income Benefit is determined by applying the Income Base as of the Payout Start Date, less any applicable taxes, to the Income Payment Table shown in your Contract for the Income Plan selected by the Owner. The Income Plan selected must satisfy all the conditions described in Section II below.

         On the Payout Start Date, income payments for the Income Plan selected will be determined as of the Payout Start Date and will be deemed to be the greater of the Guaranteed Retirement Income Benefit or the income payment determined under the Fixed Amount Income Payments provision of your Contract.

II.      Qualifications

         In the Payout Phase, you are entitled to receive income payments as determined under Section I above, only if all of the following conditions are satisfied:

        o You select a Payout Start Date that is on or after the 10th anniversary of the Rider Date;

        o You select a Payout Start Date that occurs during the 30-day period following a Contract anniversary;

        o        The oldest Annuitant is age 99 or younger as of the Payout
                 Start Date;

        o You select an Income Plan that provides for Fixed Amount Income Payments only; and

        o You only select an Income Plan that provides for either a single or joint life income with a Guaranteed Payment Period of at least:

                o 120 months, if the youngest Annuitant's age is 80 or ess as of the Payout Start Date, or

                o 60 months, if the youngest Annuitant's age is greater than 80 as of the Payout Start Date.

III.     Income Base

         The Income Base will be the greater of Income Base A or Income Base B, described below.

         The Income Base is used solely for the purpose of calculating the amount of the Guaranteed Retirement Income Benefit and the Rider Fee. It does not provide a Contract Value or guarantee performance of any investment option.

         Income Base A

                o On the Rider Date, Income Base A is equal to the Contract Value.

                o After the Rider Date, Income Base A will accumulate interest daily at a rate equivalent to 5% per year and is recalculated each time a purchase payment or withdrawal is made as follows:

                        o for purchase payments, Income Base A is equal to the most recently calculated Income Base plus the purchase payment.

                        o for withdrawals, Income Base A is equal to the most recently calculated Income Base A reduced by a withdrawal adjustment, as defined below.

                o The accumulation will continue until the first Contract anniversary following the 85th birthday of either the oldest Owner or the oldest Annuitant, whichever is earlier. After the first Contract anniversary following 85th birthday of either the oldest Owner or the oldest Annuitant, whichever is earlier, Income Base A will be recalculated only for purchase payments and withdrawals.

                Income Base A will not exceed the amount equal to:

                o        200% of the Contract Value as of the Rider Date; plus

                o 200% of any purchase payments made after the Rider Date (excluding purchase payments made in the twelve-month period immediately prior to the Payout Start Date); minus

                o withdrawal adjustments for any withdrawals made after the Rider Date.

         Withdrawal Adjustment for Income Base A

         A. Prior to the first Contract anniversary following the 85th birthday of either the oldest Owner or the oldest Annuitant, whichever is earlier:

                o For the portion of withdrawals in a Contract Year that do not cumulatively exceed 5% of Income Base A, calculated as of the Contract anniversary immediately prior to the withdrawal, the withdrawal adjustment for each such withdrawal (or portion thereof) is equal to (i) multiplied by (ii), where

                           (i)      is the withdrawal amount (or portion
                                    thereof)
                           (ii) is a discount factor calculated using an annual interest rate of 5% and is defined as the quantity (1.05)-K.

                                    o       K is the portion of the Contract
                                            Year remaining between the date of
                                            the withdrawal and the Contract
                                            anniversary immediately following
                                            the withdrawal.

                           The discount factor has the effect of treating the withdrawal as having occurred at the end of the Contract Year, solely for purposes of calculating the Income Base A.

                           For the portion of withdrawals in a Contract Year that cumulatively exceed 5% of Income Base A, calculated as of the Contract anniversary immediately prior to the withdrawal, the withdrawal adjustment for each such withdrawal (or portion thereof) is equal to (a) divided by (b) with the result multiplied by (c), where

                           (a)      is the withdrawal amount (or portion
                                    thereof).
                           (b) is the Contract Value immediately prior to the withdrawal.
                           (c) is Income Base A immediately prior to the withdrawal.

Each of these withdrawal adjustments will be made as of the date of the withdrawal.

         B. On or after the first Contract anniversary following the 85th birthday of either the oldest Owner or the Annuitant, all withdrawal adjustments are equal to (a) divided by (b) and the result multiplied by (c), where (a), (b), and (c) are defined as above. All such withdrawal adjustments will be made as of the date of the withdrawal.

         Income Base B

                  On the Rider Date, Income Base B is equal to the Contract Value. After the Rider Date, Income Base B is recalculated each time a purchase payment or withdrawal is made, and is also recalculated on each Contract anniversary as follows:

                o For purchase payments, Income Base B is equal to the most recently calculated Income Base B plus the purchase payment.

                o For withdrawals, Income Base B is equal to the most recently calculated Income Base B, reduced by a withdrawal adjustment, as defined below.

                o On each Contract anniversary, Income Base B is equal to the greater of the Contract Value or the most recently calculated Income Base B.

                  If no withdrawals or purchase payments are made after the Rider Date, Income Base B will be the highest of all the Contract Values on the following dates: the Rider Date and each Contract anniversary after the Rider Date but before the Payout Start Date.

                  Income Base B will be recalculated for purchase payments, withdrawals, and on Contract anniversaries until the first Contract anniversary following the 85th birthday of either the oldest Owner or the Annuitant, whichever is earlier. After the first Contract anniversary following the 85th birthday of either the oldest Owner or oldest Annuitant, whichever is earlier, Income Base B will be recalculated only for purchase payments and withdrawals.

                  If this rider is added as part of a rider exchange program that we may offer from time to time (the offering of such programs as well as their terms and conditions will be determined in our sole discretion but will be applied in a non-discriminatory manner), the following provisions apply:

                        o On the Rider Date, Income Base B will be equal to the greatest of:

                                1.      Contract Value on the Rider Date; or

                                2. If applicable under the terms of the exchange program that we may be offering, the value (as of the date of the exchange) of Income Base B of the Retirement Income Guarantee Rider 2 being terminated under the exchange program; or

                                3.      If applicable under the terms of the
                                        exchange program that we may be
                                        offering, the value (as of the date
                                        of the exchange) of such other
                                        Income Base we may specify of a
                                        Retirement Income Guarantee Rider
                                        being terminated under the exchange
                                        program.

                o  After the Rider Date, Income Base B is recalculated as
                  described above.

         Withdrawal Adjustment for Income Base B

                  A withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

                  (a)      is the withdrawal amount.
                  (b) is the Contract Value immediately prior to the withdrawal.
                  (c)      is the most recently calculated Income Base B.

IV.      Rider Fee

         Beginning with the first Contract anniversary after the Rider Date, an annual Rider Fee will be deducted on a pro-rata basis from each of the Sub-accounts of the Variable Account in the proportion that your value in each bears to your total value in all Sub-accounts of the Variable Account. Rider Fees will decrease the number of Accumulation Units in each Sub-account. The Rider Fee percentage for this rider is shown on page 1 of this rider. Once this rider is issued, the Rider Fee percentage will not change.

         The Rider Fee is calculated as follows:
        o For the first Contract anniversary following the Rider Date, the Rider Fee is equal to the number of full remaining months from the Rider Date to the Contract anniversary, divided by twelve, multiplied by the Rider Fee percentage, with the result multiplied by the Income Base calculated as of such Contract anniversary.

        o For subsequent Contract anniversaries, the Rider Fee is equal to the Rider Fee percentage multiplied by the Income Base as of that Contract anniversary.

         In the case of a full withdrawal of the Contract Value on any date other than a Contract anniversary, we will deduct a Rider Fee from the amount paid upon withdrawal. The Rider Fee will be pro-rated to cover the period from the last Contract anniversary to the date of withdrawal. The pro-rated Rider Fee will be equal to the number of full months from the Contract anniversary to the date of withdrawal, divided by twelve, multiplied by the Rider Fee percentage, with the result multiplied by the Income Base immediately prior to withdrawal.

V.       Death of Owner or Annuitant

         Upon the death of the Owner or the Annuitant, one of the following three provisions will apply, depending upon which Option is elected under the Death of Owner or the Death of Annuitant provisions of the
         Contract:

         1. If the Contract is continued under Option D of the Death of Owner provision of the Contract, then:

                   This rider will continue and the Income Base will continue to be calculated according to Section III above.

         2. If the Contract is continued under Option D of the Death of Annuitant provision of the Contract, then:

                   This rider will continue and the Income Base will continue to be calculated according to Section III above.

         3. If the Contract is not continued under either 1. or 2. above, then:

                   This rider will terminate and the corresponding Rider Fee will cease on the date we determine the Death Proceeds.

         Except as provided above, all other terms and conditions of the Death of Owner and Death of Annuitant provisions of your Contract continue to apply.

VI.      Termination of this Rider

         This Retirement Income Guarantee Rider 2 will terminate and the corresponding Rider Fee for this rider will cease on the earliest to occur of:

        o        On the date this rider is terminated under Section.V.3., above;
                 or

        o        On the date the Contract is terminated; or

        o If you elect to exchange this rider for a new rider under an exchange programs we may offer from time to time. (The offering of such programs as well as their terms and conditions will be determined in our sole discretion); or

        o        On the Payout Start Date.

         Otherwise, this rider may not be terminated.

VII.     Investment Limitations for this Rider

         We reserve the right to impose limitations on the Investment Alternatives in which you may invest. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and/or the required use of automatic portfolio rebalancing. A current explanation and list of investment limitations is set forth in the prospectus that pertains to your Contract.


Except as amended in this rider the Contract remains unchanged.



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  Secretary                               Chairman and Chief Executive Officer

Exhibit 4(q)
                                     Page 5
 PA150                                                 (MAV/roll-up PLUS 5/02)

                         ALLSTATE LIFE INSURANCE COMPANY
                          (herein called "we" or "us")

                       Retirement Income Guarantee Rider 2


This rider was issued because you selected the Retirement Income Guarantee Rider
2. This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to charges defined in your Contract.

As used in this rider, "Contract" means the Contract or Certificate to which this rider is attached.

For purposes of this rider, "Rider Date" is the date this rider was made a part of your Certificate: xx/xx/xxxx

The Rider Fee percentage for this rider is .75%

The following is added to your Contract.

I.       Guaranteed Retirement Income Benefit

         The amount of the Guaranteed Retirement Income Benefit is determined by applying the Income Base as of the Payout Start Date, less any applicable taxes, to the Income Payment Table shown in your Contract for the Income Plan selected by the Owner. The Income Plan selected must satisfy all the conditions described in Section II below.

         On the Payout Start Date, income payments for the Income Plan selected will be determined as of the Payout Start Date and will be deemed to be the greater of the Guaranteed Retirement Income Benefit or the income payment determined under the Fixed Amount Income Payments provision of your Contract.

II.      Qualifications

         In the Payout Phase, you are entitled to receive income payments as determined under Section I above, only if all of the following conditions are satisfied:

o You select a Payout Start Date that is on or after the 10th anniversary of the Rider Date;

o You select a Payout Start Date that occurs during the 30-day period following a Contract anniversary;

o        The oldest Annuitant is age 99 or younger as of the Payout Start Date;

o You select an Income Plan that provides for Fixed Amount Income Payments only; and

o You only select an Income Plan that provides for either a single or joint life income with a Guaranteed Payment Period of at least:

o 120 months, if the youngest Annuitant's age is 80 or less as of the Payout Start Date, or

o 60 months, if the youngest Annuitant's age is greater than 80 as of the Payout Start Date.

III.     Income Base

         The Income Base will be the greater of Income Base A or Income Base B, described below.

         The Income Base is used solely for the purpose of calculating the amount of the Guaranteed Retirement Income Benefit and the Rider Fee. It does not provide a Contract Value or guarantee performance of any investment option.

         Income Base A

o        On the Rider Date, Income Base A is equal to the Contract Value.

o After the Rider Date, Income Base A will accumulate interest daily at a rate equivalent to 5% per year and is recalculated each time a purchase payment or withdrawal is made as follows:

        o     for purchase payments, Income Base A is
              equal to the most recently calculated Income
              Base plus the purchase payment and its
              associated Credit Enhancement.

        o for withdrawals, Income Base A is equal to the most recently calculated Income Base reduced by a withdrawal adjustment, as defined below.

o The accumulation will continue until the first Contract anniversary following the 85th birthday of either the oldest Owner or the oldest Annuitant, whichever is earlier. After the first Contract anniversary following 85th birthday of either the oldest Owner or the oldest Annuitant, whichever is earlier, Income Base A will be recalculated only for purchase payments and withdrawals.

        Income Base A will not exceed the amount equal to:

o       200% of the Contract Value as of the Rider Date; plus

o 200% of any purchase payments and associated Credit Enhancements made after the Rider Date (excluding purchase payments and associated Credit Enhancements made in the twelve-month period immediately prior to the Payout Start Date); minus

o       withdrawal adjustments for any withdrawals made after the Rider Date.

        Withdrawal Adjustment for Income Base A

        A. Prior to the first Contract anniversary following the 85th birthday of either the oldest Owner or the oldest Annuitant, whichever is earlier:

                o For the portion of withdrawals in a Contract Year that do not cumulatively exceed 5% of Income Base A, calculated as of the Contract anniversary immediately prior to the withdrawal, the withdrawal adjustment for each such withdrawal (or portion thereof) is equal to (i) multiplied by (ii), where

                           (i)    is the withdrawal amount (or portion thereof)
                           (ii) is a discount factor calculated using an annual interest rate of 5% and is defined as the quantity (1.05)-K.

                                  o          K is the portion of the Contract
                                             Year remaining between the date of
                                             the withdrawal and the Contract
                                             anniversary immediately following
                                             the withdrawal.

                           The discount factor has the effect of treating the withdrawal as having occurred at the end of the Contract Year, solely for purposes of calculating the Income Base A.

                o For the portion of withdrawals in a Contract Year that cumulatively exceed 5% of Income Base A, calculated as of the Contract anniversary immediately prior to the withdrawal, the withdrawal adjustment for each such withdrawal (or portion thereof) is equal to (a) divided by (b) with the result multiplied by (c), where

                           (a)      is the withdrawal amount (or portion
                                    thereof).
                           (b) is the Contract Value immediately prior to the withdrawal.
                           (c) is Income Base A immediately prior to the withdrawal.

                           Each of these withdrawal adjustments will be made as of the date of the withdrawal.

         B. On or after the first Contract anniversary following the 85th birthday of either the oldest Owner or the Annuitant, all withdrawal adjustments are equal to (a) divided by (b) and the result multiplied by (c), where (a), (b), and (c) are defined as above. All such withdrawal adjustments will be made as of the date of the withdrawal.

         Income Base B

o On the Rider Date, Income Base B is equal to the Contract Value. After the Rider Date, Income Base B is recalculated each time a purchase payment or withdrawal is made, and is also recalculated on each Contract anniversary as follows:

o For purchase payments, Income Base B is equal to the most recently calculated Income Base B plus the purchase payment and its associated Credit
        Enhancement.

o For withdrawals, Income Base B is equal to the most recently calculated Income Base B, reduced by a withdrawal adjustment, as defined below.

o On each Contract anniversary, Income Base B is equal to the greater of the Contract Value or the most recently calculated Income Base B.

If no withdrawals or purchase payments are made after the Rider Date, Income Base B will be the highest of all the Contract Values on the following dates: the Rider Date and each Contract anniversary after the Rider Date but before the Payout Start Date.

Income Base B will be recalculated for purchase payments, withdrawals, and on Contract anniversaries until the first Contract anniversary following the 85th birthday of either the oldest Owner or the Annuitant, whichever is earlier. After the first Contract anniversary following the 85th birthday of either the oldest Owner or oldest Annuitant, whichever is earlier, Income Base B will be recalculated only for purchase payments and withdrawals.

If this rider is added as part of a rider exchange program that we may offer from time to time (the offering of such programs as well as their terms and conditions will be determined in our sole discretion but will be applied in a non-discriminatory manner), the following provisions apply:

         o On the Rider Date, Income Base B will be equal to the greatest of:

                        1.       Contract Value on the Rider Date; or

                        2. If applicable under the terms of the exchange program that we may be offering, the value (as of the date of the exchange) of Income Base B of the Retirement Income Guarantee Rider 2 being terminated under the exchange program, or

                        3. If applicable under the terms of the exchange program that we may be offering, the value (as of the date of the exchange) of such other Income Base we may specify of a Retirement Income Guarantee Rider being terminated under the exchange program.

          o After the Rider Date, Income Base B is recalculated as described above.

        Withdrawal Adjustment for Income Base B

                  A withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

                  (a)      is the withdrawal amount.
                  (b) is the Contract Value immediately prior to the withdrawal.
                  (c)      is the most recently calculated Income Base B.

IV.      Rider Fee

         Beginning with the first Contract anniversary after the Rider Date, an annual Rider Fee will be deducted on a pro-rata basis from each of the Sub-accounts of the Variable Account in the proportion that your value in each bears to your total value in all Sub-accounts of the Variable Account. Rider Fees will decrease the number of Accumulation Units in each Sub-account. The Rider Fee percentage for this rider is shown on page 1 of this rider. Once this rider is issued, the Rider Fee percentage will not change.

         The Rider Fee is calculated as follows:
         o For the first Contract anniversary following the Rider Date, the Rider Fee is equal to the number of full remaining months from the Rider Date to the Contract anniversary, divided by twelve, multiplied by the Rider Fee percentage, with the result multiplied by the Income Base calculated as of such Contract anniversary.

         o For subsequent Contract anniversaries, the Rider Fee is equal to the Rider Fee percentage multiplied by the Income Base as of that Contract anniversary.

         In the case of a full withdrawal of the Contract Value on any date other than a Contract anniversary, we will deduct a Rider Fee from the amount paid upon withdrawal. The Rider Fee will be pro-rated to cover the period from the last Contract anniversary to the date of withdrawal. The pro-rated Rider Fee will be equal to the number of full months from the Contract anniversary to the date of withdrawal, divided by twelve, multiplied by the Rider Fee percentage, with the result multiplied by the Income Base immediately prior to withdrawal.

V.       Death of Owner or Annuitant

         Upon the death of the Owner or the Annuitant, one of the following three provisions will apply, depending upon which Option is elected under the Death of Owner or the Death of Annuitant provisions of the
         Contract:

        1. If the Contract is continued under Option D of the Death of Owner provision of the Contract, then:

             This rider will continue and the Income Base will continue to be calculated according to Section III above.

        2. If the Contract is continued under Option D of the Death of Annuitant provision of the Contract, then:

                  This rider will continue and the Income Base will continue to be calculated according to Section III above.

        3. If the Contract is not continued under either 1. or 2. above, then:

                  This rider will terminate and the corresponding Rider Fee will cease on the date we determine the Death Proceeds.

         Except as provided above, all other terms and conditions of the Death of Owner and Death of Annuitant provisions of your Contract continue to apply.

VI.      Termination of this Rider

         This Retirement Income Guarantee Rider 2 will terminate and the corresponding Rider Fee for this rider will cease on the earliest to occur of:

        o        On the date this rider is terminated under Section.V.3., above;
                 or

        o        On the date the Contract is terminated; or

        o If you elect to exchange this rider for a new rider under an exchange programs we may offer from time to time. (The offering of such programs as well as their terms and conditions will be determined in our sole discretion); or

        o        On the Payout Start Date.

         Otherwise, this rider may not be terminated.

VII.     Investment Limitations for this Rider

         We reserve the right to impose limitations on the Investment Alternatives in which you may invest. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and/or the required use of automatic portfolio rebalancing. A current explanation and list of investment limitations is set forth in the prospectus that pertains to your Contract.


Except as amended in this rider the Contract remains unchanged.



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 Secretary
                                        Chairman and Chief Executive Officer

Exhibit 4(r)
                                     Page 1
PA156


                         ALLSTATE LIFE INSURANCE COMPANY
                          (herein called "we" or "us")

                         Income Protection Benefit Rider


This rider was issued because you selected the Income Protection Benefit Rider This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to charges defined in your Contract.

As used in this rider, "Contract" means the Contract or Certificate to which this rider is attached.

For purposes of this rider, "Rider Date" is the date this rider was made a part of your Contract: xx/xx/xxxx

The annualized Mortality and Expense Risk Charge for this rider is .75%

The following changes are made to your Contract.


I.       Income Protection Benefit

         Subject to the requirements of Section II. below, if you apply the Income Protection Benefit Rider to an Income Plan, we guarantee that the income payments you receive under such Income Plan will never be less than 85% of the Initial Variable Amount Income Value ("Income Protection Benefit") described in your Contract for that Income Plan.

II.      Qualifications

     The Income Protection Benefit Rider is subject to all of the restrictions listed below:

        1.       The Rider Date must be the same as the Payout Start Date.
        2. The Income Protection Benefit Rider may be applied only to Variable Amount Income Payments payable under Income Plans 1 or 2, with a Guaranteed Payment Period of at least 120 months, unless otherwise restricted by Internal Revenue Service regulations.
        3. You may apply the Income Protection Benefit Rider to more than one Income Plan.
        4. Transfers may not be made from Variable Amount Income Payments to Fixed Amount Income Payments.
        5.       The Assumed Investment Rate must be 3%.


III.     Mortality and Expense Risk Charge

         The annualized Mortality and Expense Risk Charge for this rider, shown above, will apply only to the Income Plans to which the Income Protection Benefit Rider has been applied. After the Rider Date, the Mortality and Expense Risk Charge for this rider will not change.


IV.      Termination of this Rider

         This Income Protection Benefit Rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease on the date the Contract is terminated. Otherwise, this rider may not be terminated.


                                Page [PG NUMBER]
     PA156                                                 (5/02)

V.       Investment Limitations for this Rider

         We reserve the right to impose limitations on the Investment Alternatives in which you may invest. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts, exclusion of certain Variable Sub-Accounts, required minimum allocations to certain Variable Sub-Accounts, and/or the required use of automatic portfolio rebalancing. A current explanation and list of investment limitations is set forth in the prospectus that pertains to your Contract. Such investment limitations will apply only to those Income Plans to which the Income Protection Benefit has been added.

Except as amended by this rider, the Contract remains unchanged.

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 Secretary                               Chairman and Chief Executive Officer

Exhibit 4(s)
                                     Page 1
PA157                                                              (5/02)

                         ALLSTATE LIFE INSURANCE COMPANY
                          (herein called "we" or "us")

                        Spousal Protection Benefit Rider


This rider was issued because you selected the Spousal Protection Benefit Rider. This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to charges defined in your Contract.

As used in this rider, "Contract" means the Contract or Certificate to which this rider is attached.

For purposes of this rider, "Rider Date" is the date this rider was made a part of your Contract: xx/xx/xxxx

The annualized Mortality and Expense Risk Charge for this rider is .15%

The following changes are made to your Contract.


I.       Co-Annuitant

         The Co-Annuitant must be your spouse. As a condition of this rider, your spouse must also be the sole Primary Beneficiary. You may change the Co-Annuitant to a new spouse at any time by providing written notice and proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under your Contract.

         The Co-Annuitant will be deemed to be an Annuitant under the Contract during the Accumulation Phase except under the following circumstances:

        o The Death of Annuitant provision does not apply on the death of the Co-Annuitant.
        o The latest Payout Start Date will be determined based solely upon your age.

II.       Death of Co-Annuitant

         If the Co-Annuitant dies prior to the Payout Start Date, then subject to the following conditions, the Contract will be continued according to Option D under the Death of Owner provision of your Contract:

        o The Co-Annuitant must have been your legal spouse on the date of his or her death; and
        o Option D of the Death of Owner provision of your Contract has not been previously exercised.

     The Contract may only be continued once under Option D of the Death of Owner provision.

         The Spousal Protection Benefit Rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease as of the date we determine the Death Proceeds.


III.     Mortality and Expense Risk Charge

         The annualized Mortality and Expense Risk Charge, for this rider, is shown on page 1 of this rider. After the Rider Date, the Mortality and Expense Risk Charge for this rider will not change.

                                Page [PG NUMBER]
PA157                                                                 (5/02)

IV.      Termination of this Rider

         You may terminate this rider at any time by written notice in a form satisfactory to us. Otherwise, this Spousal Protection Benefit Rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease on the earliest of the following to occur.

.. On the date the rider is terminated under Section II, above; or . Upon the death of the Owner; or . On the date the Contract is terminated; or . On the Payout Start Date.

Except as amended by this rider, the Contract remains unchanged.


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  Secretary                              Chairman and Chief Executive Officer

Exhibit 4(t)
                                     Page 1
     PA134

                         ALLSTATE LIFE INSURANCE COMPANY
                          (herein called "we" or "us")

              Amendatory Endorsement for Charitable Remainder Trust


As used in this endorsement, "Contract" means the Contract or Certificate to which this endorsement is attached.

If the Contract is owned by a Charitable Remainder Trust, the following changes are made to your Contract:


(a) The following language is added to the Free Withdrawal Amount provision in your Contract:

The Free Withdrawal Amount available in a Contract Year is equal to the greater of the Free Withdrawal Amount stated in your Contract or the amount of earnings in the Contract as of the beginning of the Contract Year that have not been previously withdrawn.


(b) The first paragraph of the Withdrawal Charge provision in your Contract is deleted and replaced with the following paragraph:

A Withdrawal Charge may be assessed on certain withdrawals. For purposes of assessing the Withdrawal Charge, we assume that earnings are withdrawn first, then purchase payments, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Withdrawal Charge.



Except as amended in this endorsement, the Contract remains unchanged.
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                  Secretary               Chairman and Chief Executive Officer

Exhibit 4(u)
PA136

                         ALLSTATE LIFE INSURANCE COMPANY
                          (herein called "we" or "us")

                    Amendatory Endorsement for Grantor Trust


As used in this endorsement, "Contract" means the Contract or Certificate to which this endorsement is attached.

The following changes are made to your Contract.

If the Owner of the Contract is a grantor trust not established by a business, the following Death of Annuitant for Grantor Trust provision applies upon the death of the Annuitant in place of the Death of Annuitant provision in your
Contract:

Death of Annuitant for Grantor Trust If the Annuitant dies prior to the Payout Start Date and the Owner is a grantor trust not established by a business, the new Owner will be the Beneficiary(ies) as described in the Beneficiary provision.

If there is more than one new Owner taking a share of the Death Proceeds, described in the Death Proceeds provision of the Contract, each new Owner will be treated as separate and independent Owner of his or her respective share of the Death Proceeds. Each new Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) described in the Contract, subject to any restrictions previously placed upon the new Owner. Each new Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original new Owner.

If any new Owner is a non-living person, all new Owners will be considered to be non-living persons for the below purposes.

The Options available to the new Owner will be determined by the applicable following Categories in which the new Owner is defined. If the new Owner took ownership as the Beneficiary, the new Owner's Options will be subject to any restrictions previously placed upon the Beneficiary. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

Category 1.       If the Annuitant's spouse is the sole new Owner of the
                  entire Contract, the new Owner must choose from Options A, B, C or D, described in the Death of Owner provision in your Contract. If the new Owner does not choose one of these Options, Option D will apply.

Category 2.       If the new Owner is a living person who is not the
                  Annuitant's spouse, or if there are multiple living new
                  Owners, the new Owner(s) must choose from Options A, B or C, described in the Death of Owner provision in your Contract. If a new Owner does not choose Option A, B or C, Option C will apply for such new Owner.

Category 3.       If the new Owner is a corporation, trust or other
                  non-living person, the new Owner must choose from Options A or C, described in the Death of Owner provision in your Contract.
                  If the new Owner does not choose Option A or C, Option C will apply.

Under any of the Options, all ownership rights, subject to the conditions stated in this provision or any restrictions previously placed upon the Beneficiary, are available to the new Owner from the date of the Annuitant's death to the date on which the Death Proceeds are paid.

We reserve the right to offer additional Death of Annuitant for Grantor Trust Options.

If the Annuitant dies after the Payout Start Date, refer to the Payout Phase section of your Contract.

Except as amended by this endorsement, the Contract remains unchanged.

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Secretary                                  Chairman and Chief Executive Officer

Exhibit 4(v)
LU10164  (2/02)

                         ALLSTATE LIFE INSURANCE COMPANY
                          (herein called "we" or "us")

                  Amendatory Endorsement for Waiver of Charges


As used in this endorsement, "Contract" means the Contract or Certificate to which this endorsement is attached.

The benefits provided by this endorsement do not impact any tax liabilities or IRS penalties incurred as a result of a withdrawal. You are responsible for all such liabilities and penalties.

The following provisions are added to your Contract:

Waiver for Confinement in Long Term Care Facility or Hospital We will waive any applicable Withdrawal Charge if at least 30 days after the issue date any Owner, or, if the Owner is not a living individual, the Annuitant is first confined to a Long Term Care Facility or Hospital under the following conditions:

o        confinement is for at least 90 consecutive days;
o        confinement is prescribed by a Physician;
o        confinement is Medically Necessary; and
o the request for a withdrawal and Due Proof of confinement are received by us no later than 90 days after discharge.

"Physician" is a licensed medical doctor (M.D.) or a licensed doctor of osteopathy (D.O.) practicing within the scope of his or her license. For purposes of this endorsement, "Physician" does not include any Owner or Annuitant or the spouse, children, parents, grandparents, grandchildren, siblings, or in-laws of any Owner or Annuitant.

"Due Proof" includes, but is not limited to, a letter signed by a Physician stating the dates the Owner or Annuitant was confined, the name and location of the Long Term Care Facility or Hospital, a statement that the confinement was Medically Necessary, and, if released, the date the Owner or Annuitant was released from the Long Term Care Facility or Hospital.

"Medically Necessary" means appropriate and consistent with the diagnosis in accord with accepted standards of practice, and which could not have been omitted without adversely affecting the individual's condition.

"Long Term Care Facility" is a facility which:

1.       is located in the United states or its territories;
2.       is licensed by the jurisdiction in which it is located;
3.       provides custodial care under the supervision of a registered nurse
         (R.N.); and
4.       can accommodate three or more persons.

"Hospital" is a facility which:

1.       is licensed as a hospital by the jurisdiction in which it is located;
2.       is supervised by a staff of licensed physicians;
3. provides nursing services 24 hours a day by, or under the supervision of, a registered nurse (R.N.);
4. operates primarily for the care and treatment of sick or injured persons as inpatients for a charge; and
5.       has access to medical, diagnostic and major surgical facilities.

Waiver for Terminal Illness We will waive any applicable
Withdrawal Charge if at least 30 days after the issue date any Owner, or, if the Owner is not a living individual, the Annuitant is first diagnosed by a Physician as having a Terminal Illness. The request for the withdrawal must be received by us at least 30 days after the issue date. Due Proof of the diagnosis must be given to us prior to, or at the time of, the withdrawal request. We may require a second opinion at our expense by a Physician chosen by us. In the event that the first and second Physicians disagree, we will require a third opinion at our expense by a Physician chosen by us. We will honor a consensus of any two of the three Physicians.

"Physician" is a licensed medical doctor (M.D.) or a licensed doctor of osteopathy (D.O.) practicing within the scope of his or her license. For purposes of this endorsement, "Physician" does not include any Owner or Annuitant or the spouse, children, parents, grandparents, grandchildren, siblings, or in-laws of any Owner or Annuitant.

"Due Proof" includes, but is not limited to, a letter signed by a Physician stating that the Owner or Annuitant has a Terminal Illness and the date the Terminal Illness was first diagnosed.

"Terminal Illness" is a condition which is expected to result in death within one year from the date of onset for 80% of the diagnosed cases.


Waiver for Unemployment You may request a one time waiver of any applicable Withdrawal Charge on a partial or full withdrawal prior to the Payout Start Date if:

1. you become unemployed at least 1 year after the issue date of the Contract; and

2. you receive Unemployment Compensation for at least 30 consecutive days as a result of that unemployment; and

3. this benefit is exercised within 180 days of your initial receipt of Unemployment Compensation.

If the Owner is not a living individual, then the above three conditions apply to the Annuitant.

This benefit may be exercised only once while the Contract is in force.

Before we waive Withdrawal Charges, you must give us Due Proof that the Owner or Annuitant has been unemployed and have been granted Unemployment Compensation for at least 30 consecutive days. You must give us Due Proof prior to, or at the time of, the withdrawal request.

"Unemployment Compensation" means unemployment compensation received from a unit of government in the U.S. (state or federal).

"Due Proof" includes, but is not limited to, a legible photocopy of an Unemployment Compensation payment that meets the above described criteria with regard to dates and a signed letter from you stating that the Owner or Annuitant meets the above described criteria.


Except as amended in this endorsement, the Contract remains unchanged.


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Secretary                                  Chairman and Chief Executive Officer

Exhibit 4(w)
                                     Page 1
PA132                                                                  (2/02)
                         ALLSTATE LIFE INSURANCE COMPANY
                          (herein called "we" or "us")

                      Amendatory Endorsement for Employees


As used in this endorsement, "Contract" means the Contract or Certificate to which this endorsement is attached

The following changes are made to your Contract.


The following Credits section is added to your Contract after the Purchase Payments section:

Credits A credit of 6% will be applied to each Purchase Payment made during the Accumulation Phase. Credits are applied pro-rata to the investment alternatives in the same ratio as the applicable Purchase Payments. The amount returned if you exercise the Trial Examination Period provision (in Minnesota, Right to Cancel Your Contract) will be reduced by any credit applied. We do not consider Credits to be investment in the Contract for income tax purposes.


The following sentence is added to the Trial Examination Period provision (in Minnesota, Right to Cancel Your Contract) of your Contract:

Credits applied pursuant to the Amendatory Endorsement for Employees are not included in the definition of Purchase Payments for purposes of this provision.


Except as amended in this endorsement, the Contract remains unchanged.



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Secretary                             Chairman and Chief Executive Officer